UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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UNIVAR Solutions INC.

(Name of Registrant as Specified In Its Charter)

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2020 Annual Meeting Notice and Proxy Statement May 7, 2020 Univar Solutions innovate. Grow. Together.

A Message from our

President and CEO

Dear Fellow Stockholders:

What is one measure of a resilient company? It’s delivering solid performance in the face of adversity. There is no denying, 2019 did have moments of both adversity and challenge, but I am pleased to see how our company rose above these obstacles to earn solid margins and generate strong cash flow. 2019 was also an exciting year of transformation as we managed macroeconomic, political, regulatory and weather adversities, along with weaker end market demand and lower chemical prices, to successfully complete the acquisition of Nexeo Solutions and launch Univar Solutions. As a new company, we introduced our vision, mission and values where we are ‘serious about safety’; we are a place ‘where people matter’; where we are ‘valuable to others’; and ‘we do what we say’; so together we win. Univar Solutions also defined a clear purpose centered on moving the customer from a standard line card of products to a complete line card of possibilities, from concept through commercialization.

Throughout the year, this purpose meant controlling the controllables, as we executed our plans and lived our values to further position Univar Solutions for profitable growth. Starting with always being ‘serious about safety’, where our total case incident rate decreased to 0.58, making 2019 the safest year on record for the company. Univar Solutions is a place ‘where people matter’ and this past year was no exception, as we made strides in many areas, but one that stood out the most was with our diversity, equality and inclusion efforts as we expanded our employee resource groups to include the Women’s Inclusion Network, LGBT+ Network and Veterans Network. We also achieved a 20-point increase to a score of 85 on the Human Rights Campaign Foundation’s 2020 Corporate Equality Index (CEI), the nation’s premier benchmarking survey and report measuring corporate policies and practices related to LGBTQ workplace equality. And this is only the beginning, as we have additional employee resource groups (including, Ability Network, Black/African American Leadership Network and Hispanic & Latino Network (HOLA!)) and other initiatives planned for 2020 to help us foster a safe, collaborative, supportive and respectful environment that values diverse perspectives, mitigates unconscious bias and enables a culture where employees are able to bring their authentic self to work.

As a company that believes in being ‘valuable to others’, sustainability led the way as a top business priority and continues to be a journey rooted in doing the right thing across our operations globally as well as in collaboration with our supply chains. In so doing, we helped add value for our stakeholders, while supporting our mission to streamline, innovate, and grow. We continued our progress in 2019 by first announcing our approach to sustainability as a new company and reaffirming our goals. We also adopted ‘Advancing a Circular Economy’ as one of our 2021 sustainability goals and announced our pledge to join the ‘Business Ambition for 1.5°C’ campaign supported by the United Nations Global Compact (UNGC), of which we are a signatory member. Through our pledge to the campaign, Univar Solutions has set a target to achieve net carbon neutrality by 2050, in support of the campaign’s goal to limit global temperature rise to 1.5°C above pre-industrial levels. Also, in a move toward increased transparency, we completed the extensive CDP questionnaire with the commitment to publicly release the results.

It was also a year where Univar Solutions demonstrated that ‘we do what we say’, as we reported net cost synergies of $30 million from the Nexeo Solutions acquisition, while completing non-core divestitures and selling excess sites as we optimize our network, delivering on our commitments to focus on our chemical and ingredient businesses and reducing leverage. Further, our integration objectives progressed as we completed important ERP migration milestones both on time and on budget, while realigning our sales territories to increase market coverage and salesforce effectiveness.

And with a focus on ‘together we win’, Univar Solutions strengthened our supplier relationships with new authorizations from around the globe. From Novozymes in Canada, to Dow in Europe and Latin America, to BASF in the USA, throughout 2019 we made significant progress with new or expanded product authorizations from a wide array of supplier partners. This is yet another positive indicator of future growth and a true representation of our ‘together we win’ value, where Univar Solutions is recognized for its ability to help both our customers and suppliers reach their full potential.

2019 was an extraordinary year in many ways and our company performed well through both the adversities and transformational successes. I want to thank Stephen D. Newlin for his leadership and many contributions during this time. Steve decided to retire as an employee on December 31, 2019 and will serve as Non-Executive Chairman during a planned transition and will remain on the Company’s Board of Directors (the “Board”) and stand for election as a director in 2020. Christopher D. Pappas, the Company’s current Independent Lead Director, is expected to be named Chairman in May 2020. I look forward to working with Chris as we continue executing our plans and producing value for all of our stakeholders.

Other Board changes included the resignation of David H. Wasserman, following the sale of shares of common stock by Clayton, Dubilier & Rice LLC, representing the conclusion of a nine-year investment in the Company. I want to thank David for his esteemed service as a member of our Board. With David’s resignation, the Board decided to decrease the number of directors from 13 to 12. Additionally, in August, the Board adopted a mandatory retirement policy of 75 years of age. As a result of this policy, Messrs. Mooney and Stavropoulos will not be standing for election at the 2020 annual meeting and as a result thereof, the Board intends to reduce its size to 10 directors. These changes mark the ongoing evolution of our governance practices, which began shortly after emerging from an IPO in 2015. Since this time, Univar Solutions is steadily adopting changes to its governance structure to reflect progressive public company practices such as proxy access, board declassification, increasing the number of independent directors, separation of positions of chairman and CEO and appointment of a lead independent director when such roles are combined, and board diversity.

This past year is one that ended with great promise as we believe that we have truly built a Company that is set to deliver stockholder value over the long-term. It starts with our employees, who help make Univar Solutions a preferred chemical and ingredient distributor and provider of value-added services. I look forward to continuing this trend in 2020 as we manage unforeseen challenges and work to fulfill our vision to redefine distribution and be the most valued chemical and ingredient distributor on the planet.

Sincerely,

David C. Jukes,
President and Chief Executive Officer

Notice of Annual Meeting of Stockholders

To be Held MAY 7, 2020

To the Stockholders of Univar Solutions Inc.:

The Annual Meeting of Stockholders (the “Annual Meeting”) of Univar Solutions Inc. (“Univar Solutions” or the “Company”) will be held on Thursday, May 7, 2020, at 8:30 a.m., at 3075 Highland Parkway, First Floor Conference Room, Downers Grove, Illinois 60515, for the following purposes (which are more fully explained in this Proxy Statement):

(i)	elect the directors named in this Proxy Statement for a one-year term;
(ii)	vote, on a non-binding advisory basis, regarding the compensation of the Company’s named executive officers described in this Proxy Statement;
(iii)	ratify the Audit Committee’s selection of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020;
(iv)	approve the Univar Solutions Inc. 2020 Omnibus Incentive Plan (the “2020 Plan”); and
(v)	transact any other business properly brought before the meeting.

We intend to hold the Annual Meeting in person. However, we are actively monitoring the coronavirus (COVID-19) situation and as part of our precautions we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. In the event it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable. If we take this step, we will announce the decision in advance, and will provide details on how to participate at www.proxydocs.com/UNVR. If needed, information on how to remotely access a list of shareholders entitled to vote at the Annual Meeting will also be posted at the foregoing website. We encourage you to check this website prior to the Annual Meeting if you plan to attend. The health and well-being of our stakeholders and employees is of primary importance to us. We will continue to monitor this situation, and we encourage you to vote your shares by proxy prior to the Annual Meeting.

The Notice of the Annual Meeting of Stockholders and Proxy Statement contains details about the business to be conducted at the meeting. You may also read the Notice of the Annual Meeting of Stockholders and Proxy Statement on Univar Solutions’ website at www.univarsolutions.com/investors or at www.proxypush.com/UNVR.

You are eligible to vote if you were a stockholder of record at the close of business on March 10, 2020. To assure that your shares are represented at the meeting, the Board of Directors of the Company (the “Board”) urges you to vote your shares by proxy, telephone or Internet. If you are able to attend the meeting and wish to vote your shares in person, you may do so at any time before the polls close at the meeting.

Stockholders are first being notified of this Notice of Annual Meeting, which contains instructions on how to access this Proxy Statement, the form of proxy and the Company’s 2019 Annual Report, on or about March 25, 2020. This Notice of Annual Meeting, the Company’s 2019 Annual Report and this Proxy Statement were posted in an easily readable and printable format on the Company’s website, www.univarsolutions.com/investors, on or about March 25, 2020.

By Order of the Board of Directors of Univar Solutions Inc.,

Noelle J. Perkins,

Senior Vice President, General Counsel, Secretary and Chief Risk Officer

Our 2021

Sustainability Goals

“We are building on our existing goals and aligning them to the evolving challenges and opportunities of responsible business.”

To read the latest Sustainability Report, find it online at:

https://www.univarsolutions.com/safety-and-sustainability/sustainability/resources-reporting/

The information on our website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

Global Responsibility Goals

Energy & Emissions	Resource Use	Responsible Handling

Minimize our environmental impact by reducing energy usage and associated emissions.	Embed the principles of advancing a circular economy into our practices globally.	Protect our people, communities, and environment by leading a “Zero Release” culture to minimize major releases.

Safety	Sustainable Supply Chain	Equality, Diversity and Inclusion

Continuously improve our proud safety record, protecting our workforce, and demonstrating we are serious about safety.	Lead on transparency in the supply chain as we responsibly manage and influence the environmental and social impacts of our suppliers.	Demonstrate our commitment to providing equal and equitable opportunities to all employees through training, education, and an inclusive culture.

Univar Solutions’ approach to better business

Univar Solutions approaches the global issues surrounding sustainability in business with the mindset that it is Our Home, Our Responsibility. The global sustainability goals first set out in 2017 remain the cornerstone of our global efforts to embed more sustainable practices across our business. Our goals, on our six key areas of responsibility, run to 2021 with performance evaluated through our specific, measurable, achievable, realistic, and time-bound targets.

Our goals were designed to be relevant to the key aspects of our business where we have the potential to influence our economic, environmental, and social impacts and those of our wider supply chain. Through improving the efficiencies of processes across our operations, embracing opportunities derived from technological improvements, facilitating a responsible organizational culture, and working on innovative ways to further sustainable chemical distribution, we remain confident in our ability to achieve these goals.

Sustainable Business

Univar Solutions is committed to embedding sustainability throughout our business. We believe that all our stakeholders must be considered in our everyday actions and we approach issues surrounding sustainability with the mind-set that this is ‘Our Home, Our Responsibility.’ As we carry out our work, this means operating safely and responsibly to grow our businesses, develop our people and enhance our communities (people, planet, profit).

The Univar Solutions’ website contains information on our environmental and social policies and programs including the following:

•

Sustainability Report: We publish a Sustainability Report that highlights the ethical and socially responsible aspects of our business operations and that details our commitment to board-level oversight of our sustainability program and the principles laid out in the United Nations Global Compact.

•

Environmental, Health & Safety Policy: We maintain an Environmental, Health & Safety Policy that seeks to promote the operation of our business in a manner that is environmentally responsible and protective of the health and safety of both our employees and the public.

•

Sustainability Strategy Overview to 2021: We publish a high-level overview of our global sustainability strategy, identifying the key focus areas through which we are progressing business in a way that supports our people, planet, profit approach.

•

Code of Conduct:  We maintain a Code Handbook that is applicable to all of our directors, officers and employees, and we expect all of our business partners to act in a manner consistent with the Code Handbook. The Code Handbook sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws, human rights, use of our assets and business conduct, sustainability and fair competition.

•	Sustainability Policy: We maintain a global Sustainability Policy setting out our commitments to reporting in-line with key global frameworks, maintaining materiality and transparency in our efforts.

Key Areas of Focus

We believe that use of the precautionary principle is a key directive of responsible environmental and social governance and is an important factor in the journey toward a more sustainable future. We demonstrate this commitment through our global sustainability goals, which help us focus on reducing our contribution to global climate change. To achieve our goals, we are focused on addressing six key areas of responsibility:

•

Energy & Emissions: We are committed to transitioning to lower carbon operations. By 2021, we plan to reduce energy use (MWh) and emissions (tCO2e) 15 percent from 2016 baseline per million USD in sales.

•

Resource Use:  We embed the principles of Advancing a Circular Economy into our operations globally. By 2021, we plan to reduce hazardous waste 15 percent against 2016 baseline per million USD in sales.

•

Responsible Handling: We are committed to protecting our people, communities, and environment by leading a “Zero Release” culture to minimize and prevent releases. By 2021, we plan to achieve a 15 percent absolute reduction in significant spills against 2016 baseline.

•

Safety: It is our responsibility to provide safe working conditions, protect the environment and challenge ourselves to continually improve in all aspects of health and safety. Our goal is to achieve a global Total Case Incident Rate (TCIR) goal of 0.68 or lower each year (TCIR is the U.S. Occupational Safety and Health Administration (OSHA) standardized methodology for calculating the rate of recordable injuries per 200,000 hours worked).

•

Sustainable Supply Chain: We work to responsibly manage and influence the environmental and social impacts of our suppliers. By 2021, we plan to establish and implement assessment of product suppliers for environmental and social responsibility in all regions.

•

Equality & Diversity: We demonstrate our commitment to providing equal and equitable opportunities to all employees through training, education, and an inclusive culture. We continue to engage our employees globally through structured confidential surveys to improve our current organizational culture in areas of equality and diversity.

Our Home, Our Responsibility

We recognize that as a responsible global operator, it is our duty to contribute to responsible economic, environmental and social development while complying with all applicable laws. Our goals and principles are not just words; they are part of our everyday actions. In 2019:

•

We began the process of establishing our Site Sustainability Assessment Program. This global program focuses on identifying opportunities at the site-level that enable us to realize our global goals through local action by reducing resource use and sharing best sustainability practices.

•	We continued to asses and manage the risks associated with our activities to help protect our employees, the communities in which we do business and the environment.
•

We committed to the responsible use of water as part of our global Environmental, Health & Safety Policy and made significant investments in our infrastructure to help ensure that material releases are minimized both on our sites and when handling at customer locations.

•

We continued to expect all our vendors to adopt sound human rights practices designed to treat workers fairly and with dignity and respect, while providing a safe and healthy environment, conducting business in compliance with applicable environmental and labor laws, and refraining from corrupt practices.

•

We expanded our employee resource groups to include the Women’s Inclusion Network, LGBT+ Network, Veterans Network, Ability Network, Black/African American Leadership Network and Hispanic & Latino Network (HOLA!) to help enhance employee development, elevate engagement, and build community.

•

We continued to grow our responsible product offering and systems to help ensure product transparency. This includes growing our Roundtable on Sustainable Palm Oil (RSPO) system to deliver a greater range of sustainable products across a broader geography to help mitigate deforestation and increase biodiversity.

•

We continued to support charity and fundraising, educational sponsorship, and community development in our local communities, such as donating to the National Multiple Sclerosis Society, WaterAid and Prostate Cancer Foundation of Chicago.

Executive Compensation	47

Compensation Discussion and Analysis	48
Compensation Committee Report	62
Executive Compensation Tables	63
Pay Ratio Disclosure	71

Additional Information	72

Proxy Statement Summary

Below is a summary of certain information set forth in this Proxy Statement. As it is only a summary, please refer to the complete Proxy Statement and Univar Solutions’ 2019 Annual Report before you vote. Your vote is important.

Annual Meeting Information

Meeting Date	Thursday, May 7, 2020	Meeting Time	8:30 a.m. (Central Time)
Meeting Place	Univar Solutions Inc. 3075 Highland Parkway First Floor Conference Room Downers Grove, Illinois 60515	Record Date	March 10, 2020

Voting Instructions for Registered Stockholders

Via the Internet	Telephone - U.S. or Canada	Mail
www.proxypush.com/UNVR By following the instructions on the notice or proxy card	By calling 1-866-895-6933	By completing, signing and returning the proxy card in the postage-paid envelope provided

Stockholders holding through a broker or bank should please follow the directions from their broker or bank.

Agenda for the Annual Meeting and Voting Recommendation

Proposal	Board’s Recommendation
Election of seven directors, each to serve a term of one year	FOR
Non-binding advisory vote regarding the compensation of the Company’s named executive officers	FOR
Ratification of Ernst & Young as the Company’s independent registered public accounting firm for 2020	FOR
Approval of the Univar Solutions Inc. 2020 Omnibus Incentive Plan	FOR

| ANNUAL MEETING NOTICE AND PROXY STATEMENT 2020 |	3

General Information About the Annual Meeting

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will vote upon the matters outlined in this Proxy Statement.

Why are these materials being made available to me?

The Board made this Proxy Statement and the accompanying proxy card available to you because it is soliciting your proxy to vote your shares at the Annual Meeting. As a stockholder, you are invited to attend the Annual Meeting and are entitled to vote on the items of business described in this Proxy Statement.

Why did I receive a one-page Notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

As permitted by Securities and Exchange Commission (“SEC”) rules, the Board is making this Proxy Statement and the Annual Report available to stockholders electronically via the Internet. On or about March 25, 2020, the Company first mailed to stockholders a notice containing instructions on how to access this Proxy Statement and the Annual Report and how to vote by mail, telephone or Internet (the “Notice”). If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you request a copy. If you would like to receive a paper copy of the proxy materials, at no charge, please write to Univar Solutions Inc., c/o Investor Relations, 3075 Highland Parkway, Suite 200, Downers Grove, Illinois 60515. We encourage you to take advantage of the availability of the proxy materials on the Internet in order to help lower the costs of delivery and reduce the Company’s environmental impact.

Who may attend the Annual Meeting?

All stockholders of record as of March 10, 2020, or their duly appointed proxies, may attend the Annual Meeting. Seating is limited and admission is on a first-come, first-served basis. Each stockholder will be asked to present valid government-issued picture identification, such as a driver’s license, before being admitted to the meeting. Please note that if you hold shares in a “street name” (that is, in a brokerage account or through a bank or other nominee), you will need to bring a copy of a statement reflecting your share ownership as of March 10, 2020 and check in at the registration desk at the meeting.

We intend to hold the Annual Meeting in person. However, we are actively monitoring the coronavirus (COVID-19) situation and as part of our precautions we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. In the event it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable. If we take this step, we will announce the decision in advance, and will provide details on how to participate at www.proxydocs.com/UNVR. If needed, information on how to remotely access a list of shareholders entitled to vote at the Annual Meeting will also be posted at the foregoing website. We encourage you to check this website prior to the Annual Meeting if you plan to attend. The health and well-being of our stakeholders and employees is of primary importance to us. We will continue to monitor this situation, and we encourage you to vote your shares by proxy prior to the Annual Meeting.

What am I voting on?

You will be voting on the following items of business at the Annual Meeting:

•	the election of the seven director nominees named in this Proxy Statement;
•	a non-binding advisory vote regarding the compensation of the Company’s named executive officers described in this Proxy Statement;
•	the ratification of the Audit Committee’s selection of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020; and
•	the approval of the 2020 Plan.

The Company will also consider other business that properly comes before the meeting.

Who may vote?

You may vote if you owned Univar Solutions common stock as of the close of business on the record date, March 10, 2020. Each share of Univar Solutions common stock is entitled to one vote. As of March 10, 2020, Univar Solutions had 168,879,219 shares of common stock outstanding.

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General Information About the Meeting

How does the Board recommend that I vote?

The Board unanimously recommends that you vote your shares “FOR” each of the nominees named in this Proxy Statement for election to the Board, “FOR” the non-binding advisory vote regarding the compensation of the Company’s named executive officers, “FOR” the ratification of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 and “FOR” the approval of the 2020 Plan.

How do I vote before the Annual Meeting?

There are three ways to vote before the meeting if you do not hold your shares through a bank or broker:

•	By Internet—If you have Internet access, the Board encourages you to vote at www.proxypush.com/UNVR by following instructions on the Notice or proxy card;
•	By Telephone—As instructed on the Notice or proxy cards, by making a toll-free telephone call from the U.S. or Canada to 1 (866) 895-6933; or
•	By Mail—If you received your proxy materials by mail, you can vote by completing, signing and returning the enclosed proxy card in the postage-paid envelope provided.

If you hold your shares in the name of a bank or broker, your ability to vote by telephone or the Internet depends on their voting processes. Please follow the directions you receive from your bank or brokerage firm.

May I vote confidentially?

Your proxy will not be available for examination nor will your vote be disclosed prior to the tabulation of the final vote at the Annual Meeting except to meet applicable legal requirements, to allow the independent election inspectors to count and certify the results of the vote and, where there is a proxy solicitation in opposition to the Board, based upon an opposition proxy statement filed with the SEC. The independent election inspector may at any time inform the Company whether or not a stockholder has voted.

Can I vote at the meeting?

Shares registered directly in your name as the stockholder of record may be voted in person at the Annual Meeting. Shares held in street name may be voted in person only if you obtain a legal proxy from the bank, broker or nominee that holds your shares giving you the right to vote the shares. Even if you plan to attend the meeting, you are encouraged to vote your shares by proxy. You may still vote your shares registered in your name in person at the meeting even if you have previously voted by proxy.

Will I have any rights of appraisal or similar rights of dissenters?

You will not have any rights of appraisal or similar rights of dissenters with respect to the matters to be acted upon at the meeting, regardless of whether you vote for or against the proposals.

Can I change my mind after I vote?

You may change your vote at any time before the polls close at the meeting. You may do this by:

•	signing another proxy card with a later date and returning it to the Company prior to the meeting;
•	voting again at the meeting if the shares are registered in your name; or
•	voting again by telephone or the Internet prior to 11:59 p.m., Eastern Daylight-Saving Time, on May 6, 2020.

Your attendance at the meeting will not have the effect of revoking a proxy unless you notify the Secretary of the Company in writing before the polls close that you wish to revoke a previous proxy.

Who conducts the proxy solicitation and how much will it cost?

The Company is asking for your proxy for the Annual Meeting and will pay all the costs of asking for stockholder proxies. The Company has not hired a proxy solicitor. The Company can use directors, officers and regular employees of the Company to ask for proxies. These employees do not receive additional compensation for these services. The Company may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of the Company’s common stock.

Who will count the votes?

Representatives of Mediant Communications Inc. will count the votes and will serve as the independent inspector of election.

| ANNUAL MEETING NOTICE AND PROXY STATEMENT 2020 |	5

General Information About the Meeting

What if I return my proxy card but do not provide voting instructions?

If you provide specific voting instructions, your shares will be voted as you instruct. If you sign and return a proxy card but do not specify how your shares are to be voted, the persons named as proxies on the proxy card will vote your shares in accordance with the Board’s recommendations.

What does it mean if I receive more than one proxy card?

It means that you have multiple accounts with brokers and/or the Company’s transfer agent. Please vote all of these shares. Please also contact your broker or the Company’s transfer agent to consolidate as many accounts as possible under the same name and address. The transfer agent is EQ Shareowner Services, which may be contacted at http://www.shareowneronline.com.

Will my shares be voted if I do not provide my proxy?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under the rules of the New York Stock Exchange (“NYSE”) to cast votes on certain “routine” matters if they do not receive instructions from their customers. Pursuant to NYSE rules, Proposals 1, 2 and 4 are not considered routine matters. However, the Board believes the proposal to ratify the selection of Ernst & Young as the Company’s independent registered public accounting firm for fiscal year 2020, Proposal 3, is considered a routine matter for which brokerage firms may vote for shares on which they do not receive stockholder instructions. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.”

How can I attend the meeting?

The Annual Meeting is open to all holders of Univar Solutions common stock as of the close of business on March 10, 2020, or their duly appointed proxies. You will need proof of ownership of Univar Solutions’ common stock to enter the meeting. If you are a stockholder whose shares are registered in your own name, you may bring these materials as proof of ownership. If you plan to attend the meeting, please so indicate when you vote and bring the proof of ownership with you to the meeting. If your shares are held in the name of a bank, broker or other holder of record, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from a bank or broker is an example of proof of ownership. Admittance to the Annual Meeting will be based upon availability of seating. All stockholders will be required to present valid photo identification. IF YOU DO NOT HAVE VALID PHOTO IDENTIFICATION AND PROOF THAT YOU OWN UNIVAR SOLUTIONS COMMON STOCK, YOU MAY NOT BE ADMITTED TO THE MEETING.

We intend to hold the Annual Meeting in person. However, we are actively monitoring the coronavirus (COVID-19) situation and as part of our precautions we are planning for the possibility that the Annual Meeting may be held solely by means of remote communication. In the event it is not possible or advisable to hold the Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable. If we take this step, we will announce the decision in advance, and will provide details on how to participate at www.proxydocs.com/UNVR. If needed, information on how to remotely access a list of shareholders entitled to vote at the Annual Meeting will also be posted at the foregoing website. We encourage you to check this website prior to the Annual Meeting if you plan to attend. The health and well-being of our stakeholders and employees is of primary importance to us. We will continue to monitor this situation, and we encourage you to vote your shares by proxy prior to the Annual Meeting.

How many votes must be present to hold the meeting?

In order for the Company to conduct its Annual Meeting, a majority of the issued and outstanding shares of Univar Solutions common stock, as of March 10, 2020, must be present in person or represented by proxy at the meeting. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting. Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail.

How many votes are needed to elect directors?

Proposal 1 requests election of directors. The seven nominees receiving the highest number of “FOR” votes will be elected as directors. This number is called a plurality.

You may vote “FOR” or “WITHHOLD” for each nominee. Unless you mark “WITHHOLD” from a particular nominee, your proxy will be voted “FOR” each of the Director nominees named in this Proxy Statement. Proxies cannot be voted for a greater number of persons than the seven nominees named in this Proxy Statement.

How many votes are needed to approve the non-binding advisory proposal regarding the compensation of the Company’s named executive officers?

The Board is seeking stockholder input through the vote on Proposal 2 regarding the compensation of the Company’s named executive officers as disclosed in this Proxy Statement; this vote is non-binding. In order to be approved, this advisory proposal must receive the “FOR” vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting. Abstentions will be counted as shares present and entitled to vote at the meeting. Accordingly, abstentions will have the same effect as a vote

6

General Information About the Meeting

“AGAINST” the proposal. Broker non-votes will not be counted as shares present and entitled to vote with respect to the proposal on which the broker has not voted. Accordingly, broker non-votes will not affect the outcome of this proposal.

What happens if the advisory proposal does not receive the “FOR” vote of a majority of the shares present and entitled to vote?

If stockholders do not approve Proposal 2 regarding the compensation of the Company’s named executive officers as disclosed in this Proxy Statement, by majority vote, the Compensation Committee and the Board will review the results of the vote and take these results into account in making a determination concerning compensation of the Company’s named executive officers.

How many votes are needed to ratify the appointment of Ernst & Young as the Company’s independent registered public accounting firm for 2020?

Ratification of Proposal 3 regarding the appointment of Ernst & Young as the Company’s independent registered public accounting firm for2020 requires the “FOR” vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting. Abstentions will be counted as shares present and entitled to vote at the meeting. Accordingly, abstentions will have the same effect as a vote “AGAINST” the proposal.

How many votes are needed to approve the 2020 Plan?

Proposal 4 requests approval of the 2020 Plan. In order to be approved, this proposal must receive the “FOR” vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting. Abstentions will be counted as shares present and entitled to vote at the meeting. Accordingly, abstentions will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will not be counted as shares present and entitled to vote with respect to the proposal on which the broker has not voted. Accordingly, broker non-votes will not affect the outcome of this proposal.

What if other matters are presented for consideration at the Annual Meeting?

As of the date of this Proxy Statement, management knows of no matters that will be presented for consideration at the meeting other than those matters discussed in this Proxy Statement. If any other matters properly come before the meeting and call for a vote of stockholders, validly executed proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board, or, in the absence of such a recommendation, in accordance with the judgment of the proxy holders.

What is the Board member Annual Meeting attendance policy?

Each continuing Board member is expected to attend the Annual Meeting. All of the Board members then serving who were continuing to serve following the meeting attended last year’s annual meeting.

| ANNUAL MEETING NOTICE AND PROXY STATEMENT 2020 |	7

Proposal 1: Election of Directors

(Item 1 on the Proxy Card)

Who are this year’s nominees?

The Board currently consists of 12 members; however, it is the intention of the Board to reduce the size of the Board to 10 directors effective as of the date of the Annual Meeting. See “What is the composition of the Board and how often are members elected?” on page 31. The terms of the directors elected at this meeting will come to an end at the 2021 Annual Meeting of Stockholders. The Board has nominated the following individuals as directors for election at the Annual Meeting:

•	Ms. Joan Braca
•	Mr. Mark J. Byrne
•	Mr. Daniel P. Doheny
•	Mr. David C. Jukes
•	Mr. Stephen D. Newlin
•	Mr. Kerry J. Preete
•	Mr. Robert L. Wood

If elected, the Company expects that Messrs. Byrne, Doheny, Jukes, Newlin, Preete, and Wood and Ms. Braca will serve as directors and hold office until the 2021 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified.

There are no family relationships among any of the director nominees and executive officers of the Company. See “What relationships and policies does the Company have with respect to transactions with related persons?” on page 37.

The Board recommends that you vote “FOR” the election of these nominees.

8

Proposal 1: Election of Directors

Ms. Joan Braca Age: 48 Director Since: 2018 Term Ends: 2020 Committees Served: Compensation; Governance & Corporate Responsibility Committee

Biography:

Ms. Braca was appointed to the Board in February 2018. Since August 2019, she has served as the CEO of Johnson Matthey’s Clean Air Sector. Prior to that, she worked from 2012 to 2019 at Tate & Lyle PLC as President of its Specialty Food Ingredients business and head of its Asia Pacific division. Ms. Braca spent 18 years in various positions of increasing responsibility, in the United States, Europe and Asia, with Dow Chemical and the Rohm and Haas Company. She has a diverse background with experience in engineering, manufacturing, sales management and over a decade in General Management. During her career she has worked in several locations including the United Kingdom, Singapore, China, Sweden and the United States. She holds a Bachelor of Science degree in Mechanical Engineering from Lehigh University and a Master of Business Administration degree in Finance from Temple University.

Qualifications:

Ms. Braca has a diverse background with experience in engineering, manufacturing, sales management and over a decade in general management.

Mr. Mark J. Byrne Age: 63 Director Since: 2014 Term Ends: 2020 Committees Served: Compensation

Biography:

Mr. Byrne joined the Company in December 2010 and has served as a member of the Board since 2014. He was formerly a consultant to the Company until 2015. He served as the Chairman of Commodities from February 2014 through January 2015. From February 2013 to January 2014, he was the Executive Chairman of Univar Basic Chemical Solutions (BCS). From December 2010 to September 2011, he served as Chief Operating Officer of the Company. Prior to joining the Company, Mr. Byrne served as the President and Chief Executive Officer of BCS, a company he co-founded in 1995. Under Mr. Byrne’s leadership, BCS grew to become a company with global operations and nearly $900 million in 2009 sales revenue. Prior to BCS, Mr. Byrne began his career in 1980 at AlliedSignal (now Honeywell) where he held roles in several functional areas, culminating as President of AlliedSignal’s Fluorine Products Division. Mr. Byrne holds a bachelor’s degree in economics and finance and a master’s degree in business administration from Fairleigh Dickinson University.

Qualifications:

Mr. Byrne has broad managerial and operational experience in chemical distribution and basic chemicals markets - Univar Solutions’ principal areas of business. He also brings to the Board his deep experience with BCS, which was acquired by the Company in 2010.

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Proposal 1: Election of Directors

Mr. Daniel P. Doheny Age: 57 Director Since: 2016 Term Ends: 2020 Committees Served: Audit; Governance & Corporate Responsibility Committee

Biography:

Mr. Doheny has been a director since May 2016. Since 2000, Mr. Doheny has been with Reyes Holdings, LLC, the 12th largest privately held company in the United States. Since 2014, he has served as Chairman of Reyes’ Great Lakes Coca-Cola distribution business and has successfully led the company’s acquisitions and integration of the distribution of Coca-Cola products. From 2000 to 2014, Mr. Doheny served as Chief Financial Officer and was responsible for all financial aspects of the business, including acquisitions, financing, internal controls and reporting, capital investments, and budgeting. He also played a key role in strategy development, information technology and human resources. Prior to joining Reyes, Mr. Doheny spent more than 16 years with KPMG LLP in Chicago, IL and Montvale, NJ, including six years as an audit partner. He was the founder of the KPMG Audit Committee Institute, advising public boards of directors around the world. Mr. Doheny currently serves on the board of directors of the Special Olympics of Illinois Foundation. Mr. Doheny holds a bachelor’s degree in accountancy from the University of Illinois and is a certified public accountant.

Qualifications:

Mr. Doheny’s executive and board experience in distribution provides him with valuable leadership and distributor industry knowledge. Mr. Doheny’s extensive experience and knowledge in finance and accounting, and his experience leading a finance function qualifies him to serve on the Board and its Audit Committee.

Mr. David C. Jukes Age: 60 Director Since: 2018 Term Ends: 2020 Committees Served: none

Biography:

Mr. Jukes was appointed President and Chief Executive Officer in May 2018. He joined the Company in 2002 and served as President and Chief Operating Officer from May 2017 to May 2018. Additionally, Mr. Jukes held the Executive Vice President and President of Univar USA positions from June 2016 to May 2017, and President of Latin America (LATAM) from September 2015 to May 2017. From 2011 to 2016, Mr. Jukes served as President of Univar EMEA. Mr. Jukes is a 35-year veteran of the chemical distribution industry with a distinguished background of achievements. His passion for growth and proven record of success can be seen through his leadership and business acumen. Prior to joining the Company, Mr. Jukes was Senior Vice President of Global Sales, Marketing and Industry Relations, for Omnexus, a plastics industry consortium e-commerce platform. In 1991 he joined Ellis & Everard, a chemical distribution company in the UK, ultimately becoming vice president of corporate development for their polymers division. He currently serves on the board of DCC plc, a £12.3 billion international sales, marketing and support services group that is headquartered in Dublin, Ireland, and is publicly traded in the UK. Mr. Jukes is a graduate of the London School of Business.

Qualifications:

Mr. Jukes’ success as a divisional President, along with his commercial track record in the chemical distribution sector and long tenure with the Company, brings a unique insight to the Company’s Board of Directors.

10

Proposal 1: Election of Directors

Mr. Stephen D. Newlin Age: 66 Director Since: 2016 Term Ends: 2021 Committees Served: None

Biography:

Mr. Newlin is the Non-Executive Chairman of the Board.  Mr. Newlin served as Executive Chairman of the Board from May 2018 to December 2019, after which he retired as an employee of the Company.  He served as Chairman, President and Chief Executive Officer of the Company from November 2016 to May 2018 and as President and Chief Executive Officer from May 2016 to November 2016 .  He was elected to the Board in 2014.   He previously served as Chairman, President and Chief Executive Officer of PolyOne Corporation from 2006 to 2014, and Executive Chairman of the Board of PolyOne until 2016. From 2003 to 2006, Mr. Newlin was President, Industrial Sector at Ecolab, Inc. He previously spent 24 years at Nalco Chemical Company in positions of increasing responsibility. He served as President and Director of Nalco from 1998 to 2001, and was President, Chief Operating Officer, and Vice Chairman from 2000 to 2001. Mr. Newlin currently serves on the board of directors of Hexion Holdings Corporation and he serves as the Chairman of the board of directors of Oshkosh Corporation. Previously, he was on the board of The Chemours Company. Mr. Newlin holds a bachelor’s degree in civil engineering from the South Dakota School of Mines & Technology and has completed the Tuck Executive Program at Dartmouth College and the Harvard Business School’s Advanced Management Program. He also served as a commissioned officer in the U.S. Public Health Service, earning an accelerated promotion.

Qualifications:

Mr. Newlin’s extensive experience as an executive and chief executive of multinational companies permits him to bring to the Company a deep insight of the management of all elements of a global business. His service on other public company boards and his keen understanding of international business and regulatory issues are also great assets for Univar Solutions.

Mr. Kerry J. Preete Age: 59 Director Since: 2018 Term Ends: 2020 Committees Served: Compensation

Biography:

Mr. Preete was appointed to the Board in May 2018. From 2010 until his retirement in 2019, he served as Executive Vice President and Chief Strategy Officer at Monsanto Company. Mr. Preete was employed by Monsanto for over 30 years in roles of increasing responsibility including President of the Global Crop Protection Chemicals business and Executive Leader of the U.S. markets businesses. He currently serves as the Chairman of the board of directors of PolyOne Corporation and is a member of their compensation and nominating and governance committees. Mr. Preete holds a Bachelor of Commerce from the University of Saskatchewan and a Master of Business Administration from Washington University in St. Louis.

Qualifications:

Mr. Preete’s experience as a seasoned executive at a global leading enterprise brings an astute perspective on running an innovative company. Additionally, his experience as a board member of a another multi-regional and publicly traded company brings a global business acumen, which proves to be a valued asset to the Company’s Board.

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Proposal 1: Election of Directors

Mr. Robert L. Wood Age: 65 Director Since: 2016 Term Ends: 2020 Committees Served: Audit; Compensation (Chair)

Biography:

Mr. Wood has been a director since October 2016. From 2004 to 2008, Mr. Wood was Chairman, President and CEO of Chemtura, global specialty chemicals company listed on the New York Stock Exchange and Euronext Paris. He spent 27 years in a variety of sales, marketing and management roles within the Dow Chemical organization and ultimately became the Business Group President of the Thermosets and Dow Automotive Group. In this role, Mr. Wood was named to Dow’s Corporate Operating Board, which was charged with setting corporate strategy and establishing corporate policies. Prior to that, Mr. Wood was the Global Vice President of Polyurethanes and Global Vice President of Engineered Plastics. Mr. Wood currently serves on the board of Praxair and MRC Global Inc. He is a member of the United States Olympic and Paralympic Committee. He previously served on the board of the Jarden Corporation. He holds a bachelor’s degree from the University of Michigan.

Qualifications:

Mr. Wood’s deep experience in the chemical industry and his managerial experience is valuable for all aspects of the operations of the Company. His role as a director of other public companies provides valuable corporate governance insight to the Board.

What if a nominee is unwilling or unable to serve?

That is not expected to occur. If it does, proxies will be voted for a substitute nominated by the Board.

Who are the directors continuing in office?

There are three directors whose terms of office continue after this Annual Meeting. Each of these directors will serve until their terms end and until their respective successors have been elected and qualified. Their biographies and qualifications are described on the following pages. Mr. Wasserman resigned from the Board effective October 31, 2019. Messrs. Mooney and Stavropoulos are retiring from the Board of Directors and are not standing for re-election at the Annual Meeting and as a result thereof, the Board intends to reduce its size to ten directors.

12

Proposal 1: Election of Directors

Mr. Richard P. Fox Age: 72 Director Since: 2007 Term Ends: 2021 Committees Served: Audit (Chair); Governance & Corporate Responsibility Committee

Biography:

Mr. Fox has been a director since October 2007. Since 2001, Mr. Fox has served as a consultant and outside board member to companies in varying industries. From 2000 to 2001, he was President and Chief Operating Officer of CyberSafe Corporation, a provider of e-security solutions and services. Prior to joining CyberSafe, Mr. Fox was Chief Financial Officer and a member of the board of directors of Wall Data, Incorporated, a software company from 1998 to 2000. Mr. Fox spent 28 years at Ernst & Young LLP, last serving as Managing Partner of its Seattle office from 1995 -1997. He serves on the boards of directors of Live Ramp, Frontdoor Inc., and Pinnacle West Capital Corporation. Mr. Fox previously served on the boards of HonorHealth (a position from which he retired as of the end of 2019), Premera Blue Cross, Pendrell Corporation, Orbitz Worldwide, aQuantive Inc., Shurgard Storage Centers Inc., PopCap Games and Flow International. In addition, previously Mr. Fox was on the board of visitors of the Fuqua School of Business at Duke University. Mr. Fox received a bachelor’s degree in business administration from Ohio University and a master’s degree from the Fuqua School of Business at Duke University. He is a certified public accountant.

Qualifications:

As a result of his extensive accounting and financial management experience, Mr. Fox has a deep understanding of financial reporting processes, internal accounting and financial controls, independent auditor engagements, and other audit committee and board functions.

Ms. Rhonda Germany Ballintyn Age: 64 Director Since: 2017 Term Ends: 2021 Committees Served: Audit; Governance & Corporate Responsibility Committee

Biography:

Ms. Germany Ballintyn was appointed to the Board in August 2017. From  2002 until her retirement in 2017, she served as corporate vice president, chief strategy & marketing officer for Honeywell. Prior to that, she served in various positions with Booz Allen Hamilton, including vice president, partner and board member. She also held management roles with Chem Systems Inc. and Union Carbide. Ms. Germany Ballintyn currently serves on the boards of Aegion Corporation and Integra Lifesciences. She holds a bachelor’s degree in chemical engineering from the University of Michigan and a Master of Business Administration from the University of Connecticut.

Qualifications:

Ms. Germany Ballintyn’s experience as a senior officer of a major U.S. Company with international operations provides her an understanding of Univar Solutions’ operations. Her experience as a board member of another public company with international business provides her with the knowledge and understanding of board functions.

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Proposal 1: Election of Directors

Mr. Christopher D. Pappas Age: 64 Director Since: 2015 Term Ends: 2021 Committees Served: Compensation; Governance & Corporate Responsibility Committee (Chair)

Biography:

Mr. Pappas was the CEO of Trinseo, a leading global materials company, from 2010 until his retirement in 2019. Before Trinseo, Mr. Pappas was an executive at NOVA Chemicals Corporation, a developer and manufacturer of chemicals, plastic resins, and end-products, where he assumed executive roles with increasingly global responsibilities, including President and Chief Executive Officer from May 2009 to November 2009. Mr. Pappas also serves on the board for Trinseo S.A. and FirstEnergy Corporation, a diversified energy company dedicated to safety, reliability and operational excellence. Previously, he served on the boards of directors for Methanex Corp., NOVA Chemicals Corporation, and Allegheny Energy, Inc. Mr. Pappas holds a bachelor’s degree in civil engineering from The Georgia Institute of Technology, and a master’s degree from The Wharton School of Business at The University of Pennsylvania.

Qualifications:

Mr. Pappas’ executive and board experience has equipped him with leadership skills and the knowledge of board processes and functions. Additionally, Mr. Pappas’ general corporate decision-making and senior executive experience with a commodity-based business provides a useful background for understanding the operations of Univar Solutions.

14

Proposal 1: Election of Directors

Expected Board Diversity
	Average Tenure	Gender Diversity

The Board is composed of a diverse group of directors who possess the background, skills and expertise to make a significant contribution to the Board, to the Company and its subsidiaries. The following reflects the Board’s diversity following the Annual Meeting assuming: (1) all nominees for director are elected at the Annual Meeting; and (2) the Board reduces the size of the Board upon the retirement of Messrs. Mooney and Stavropoulos:

Core Competencies

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Proposal 1: Election of Directors

Compensation of Directors

Non-employee directors receive compensation for Board service, which is designed to fairly and competitively compensate them for their Board responsibilities and align their interests with the long-term interests of stockholders. The Compensation Committee has the primary responsibility to review and consider any revisions to directors’ compensation. With the assistance of the Company’s external compensation advisor, the Compensation Committee reviews the competitiveness of directors’ compensation compared to peer companies.

During fiscal year 2019, non-employee directors were entitled to the following compensation:

Fiscal Year 2019 Director Compensation

Annual Cash Retainer(1)(3)	$100,000
Annual Equity Award(2)(3)	$120,000
Lead Director Retainer	$25,000
Audit Committee Chair Retainer	$20,000
Compensation Committee Chair Retainer	$15,000
Governance & Corporate Responsibility Committee Chair Retainer	$15,000

(1)	Directors may also elect to convert all or a portion of their annual cash retainers into unrestricted shares of common stock.
(2)

Restricted stock is granted annually on the date of the Company’s Annual Meeting of Stockholders. Unless otherwise determined by the Compensation Committee, these awards vest on the first anniversary of the grant date.

(3)

Directors may elect to defer their annual cash retainer and/or the annual equity award to deferred share units that are settled upon the earlier of (i) termination of service or (ii) a change in control.

The above fees assume service for a full year. Directors who serve for less than the full year are entitled to receive a pro-rated portion of the applicable payment. The Company does not pay meeting fees but does pay for or reimburse directors for reasonable travel expenses related to attending Board, Committee and Company business meetings.

The following table shows information concerning the compensation in fiscal year 2019 for non-employee directors:

Name	Fees Earned or Paid in Cash(1) $	Stock Awards (2) $	Option Awards $	Change in Pension Value and Non Qualified Deferred Compensation Earnings $		All Other Compensation $		Total $

Joan Braca	100,000	120,016						220,016
Mark J. Byrne	100,000	120,016				13,093	(3)	233,109
Daniel P. Doheny	100,000	120,016						220,016
Richard P. Fox	120,000	120,016		123,024	(4)			363,040
Rhonda Germany Ballintyn	100,000	120,016						220,016
Edward J. Mooney	111,250	120,016						231,266
Christopher D. Pappas(5)	131,667	120,016						251,683
Kerry J. Preete	100,000	120,016						220,016
William S. Stavropoulos(5)	108,333	120,016						228,349
Robert L. Wood	103,750	120,016						223,766
David H. Wasserman(6)	83,333	120,016						203,349

(1)	Represents the director retainer fees earned in 2019.
(2)	The amounts in this column represent the grant date fair value of restricted stock awarded (rounded up to the nearest full share) for the annual director retainer grant.
(3)

Mr. Byrne was also an employee of the Company through January 31, 2015. As part of his termination arrangement from the Company, Mr. Byrne participates in the active employee medical insurance programs; the annual cost of employer contributions for this insurance is $13,093. In addition, Mr. Byrne has 98,787 vested stock options outstanding and unexercised.

(4)

Mr. Fox’s defined benefit increased by $123,024 to a total present value of $629,413 as of December 31, 2019. These values are based on Mr. Fox’s defined benefit pension plan arrangement, which guarantees a frozen monthly benefit of $6,815 to Mr. Fox from age 80 until his death, and thereafter to a surviving spouse. If Mr. Fox does not reach age 80, then no benefit will be paid. Mr. Fox may retire at any time and be eligible for this benefit. The increase in present value is due to a decrease in the discount rate from 4.39% to 3.21% as of December 31, 2019, as well as an increase due to the passage of time.

16

Proposal 1: Election of Directors

(5)

Messrs. Pappas and Stavropoulos elected to defer their annual cash retainer and annual equity award to deferred share units that are settled upon the earlier of (i) termination of service or (ii) a change in control.

(6)	Mr. Wasserman resigned from the Board effective October 31, 2019.

The Company believes that it is in the best interests of the Company and its stockholders to align the financial interests of its directors and senior officers with those of stockholders. Non-employee directors are expected to own a number of shares of the Company’s common stock having a value equal to five times the annual cash retainer payable to such non-employee director (exclusive of any additional amounts payable with respect to service as lead director or a chair of a committee). In general, non-employee directors have until January 1, 2023 or five years from their joining the Board, whichever is later, to establish this level of ownership. The following forms of equity are counted in determining compliance with this policy:

•	shares of the Company’s common stock owned outright or beneficially;
•	Restricted shares, performance shares or restricted stock units even while unvested;
•	vested and unvested stock options, intrinsic value only (i.e., difference between a 200-day trailing average for the stock price and the option’s strike price).

As of the date of this Proxy Statement, all non-employee directors have met or exceeded these shareholding requirements.

The Company has entered into indemnification agreements with each of its directors. Under those agreements, the Company agrees to indemnify each of these individuals against claims arising out of events or occurrences related to that individual’s service legally permitted. The Company also maintains Director and Officer Liability Insurance which benefits the directors.

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Proposal 2: Vote, on an Advisory Basis, Regarding the Compensation of the Company’s Named Executive Officers

(Item 2 on the Proxy Card)

As required by Section 14A of the Exchange Act, the Board is providing the Company’s stockholders with the opportunity to vote on a resolution, on a non-binding advisory basis, on a resolution regarding the compensation of the Company’s named executive officers as disclosed in this Proxy Statement (typically referred to as a “say-on-pay” vote). The language of this resolution is as follows:

“RESOLVED, that stockholders approve, on a non-binding advisory basis, the compensation paid to the named executive officers of Univar Solutions Inc., as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the “Compensation Discussion and Analysis,” compensation tables and related disclosures.”

In considering their vote, stockholders may wish to review with care the information on the Company’s compensation policies and decisions regarding the named executive officers presented in the “Executive Compensation” section of this Proxy Statement starting on page 47, which includes, without limitation, the “Compensation Discussion and Analysis” starting on page 48, the “Compensation Committee Report” on page 62, as well as the “Executive Compensation Tables” starting on page 63.

The vote, on a non-binding advisory basis, regarding the compensation of the Company’s named executive officers as disclosed in this Proxy Statement, will be determined by the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting.

The Board recommends that you vote “FOR” the approval, on a non-binding advisory basis, of the resolution regarding the compensation of the Company’s named executive officers. Although the advisory say-on-pay vote is non-binding, the Compensation Committee and the Board will consider the outcome of the vote in making executive compensation determinations.

18

Proposal 3: Ratification of Independent Registered Public Accounting Firm

(Item 3 on the Proxy Card)

What am I voting on?

The Audit Committee of the Board selected the independent registered public accounting firm of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. Although stockholder ratification of the appointment is not required, the Board has decided to ascertain the position of the stockholders on the appointment. The Audit Committee will reconsider the appointment if the appointment of Ernst & Young is not ratified by the stockholders.

Will representatives of Ernst & Young be present at the Annual Meeting?

Representatives of Ernst & Young will be present at the Annual Meeting and will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions from stockholders.

What vote is required to approve this proposal?

Approval of this proposal requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

What fees did the Company pay to Ernst & Young for audit and other services for the years ended December 31, 2019 and 2018?

Ernst & Young served as the Company’s independent registered public accounting firm for the years ended December 31, 2019 and 2018. The following table presents fees for professional services rendered by Ernst & Young in 2019 and 2018, for the audit of the Company’s annual financial statements and statutory audits for 2019 and 2018, and fees billed for audit-related services, tax services and all other services rendered by Ernst & Young for 2019 and 2018.

	2019 ($)	2018 ($)

Audit fees (1)	6,655,900	5,548,588
Audit-related fees	530,095	759,747
Audit and audit-related fees	7,185,995	6,308,335
Tax fees	346,666	—
All other fees (2)	2,560,998	—
Total fees	10,093,659	6,308,335

(1)

Audit fees for 2019 and 2018 include fees for the annual audit of our consolidated financial statements, statutory audits and reviews of the condensed consolidated financial statements included in the Company’s quarterly reports. In 2019, these fees also include audit procedures related to the acquisition of Nexeo Solutions.

(2)	Fees relate to divestiture advisory services for the disposition of the Company’s Environmental Sciences business in 2019.

To safeguard the continued independence of the independent auditor, the Audit Committee has adopted a policy regarding pre-approval of audit and non-audit services from the Company’s independent auditor (the “Pre-Approval Policy”). The Pre-Approval Policy is part of the Audit Committee Charter, which can be found at the Company’s website at www.univarsolutions.com/investors. The Pre-Approval Policy is intended to prevent the independent auditor from providing services to the Company that are prohibited under Section 10A(g) of the Exchange Act and to help ensure the auditor’s continued independence. The Pre-Approval Policy requires all audit, audit-related, tax and other permissible non-audit services performed by the independent auditor to be pre-approved by the Audit Committee (or its chair under delegated authority for services that will not exceed $250,000 and is conditioned upon reporting to the full Audit Committee at its next scheduled meeting). All of the services performed by Ernst & Young during the years ended December 31, 2019 and December 31, 2018 were performed in accordance with the Pre-Approval Policy.

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Proposal 3: Ratification of Independent Registered Public Accounting Firm

What factors did the Audit Committee consider in determining to retain Ernst & Young for 2020?

In determining to retain Ernst & Young for 2020, the Audit Committee considered:

•	applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”), including its oversight of Ernst & Young and its requirements for independence and audit partner rotation;
•

the benefits of Ernst & Young’s tenure of over 10 years, including favorable impact on audit quality, efficient fee structures and avoidance of costs and disruption, as well as the potential independence risks posed by a long-tenured independent auditor;

•	matters relating to Ernst & Young’s independence, including a review of audit and non-audit fees and written disclosures from Ernst & Young;
•	Ernst & Young’s technical qualifications, international capacity, audit quality and performance as assessed by the Audit Committee’s 2019 evaluation of Ernst & Young;
•	the annual PCAOB report on Ernst & Young and the assessments of the Company’s internal auditor and other members of management;
•	the quality and candor of Ernst & Young’s communications with both the Audit Committee and the Company’s management; and
•	Ernst & Young’s demonstration of independent judgment, objectivity and professional skepticism.

The Board recommends that you vote “FOR” the ratification of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for 2020.

20

Proposal 4: Approval of the Univar Solutions Inc. 2020 Omnibus Incentive Plan

(Item 4 on the Proxy Card)

Introduction

On February 21, 2020, the Compensation Committee recommended and the Board approved the Univar Solutions Inc. 2020 Omnibus Incentive Plan (“2020 Plan”), subject to approval by stockholders at the Annual Meeting. Please see below for a summary of the 2020 Plan. A copy of the 2020 Plan is attached as Exhibit A to this Proxy Statement. The 2020 Plan will become effective on the date it is approved by stockholders.

The 2020 Plan will replace the Company’s 2017 Omnibus Equity Incentive Plan (the “Prior Plan”).

If the 2020 Plan is approved by stockholders, any shares of Company common stock (“Shares”) issued to eligible plan participants (“Participants”) after the date of such approval will be counted against the 2020 Plan Share reserve and no further Shares will be issued pursuant to the Prior Plan. Any Shares issued prior to such stockholder approval of the 2020 Plan will be subject to the terms and conditions of the Prior Plan, including its applicable Share reserve. (See “Equity Compensation Plan Information” on page 42 of the Proxy Statement for information as of December 31, 2019.)

We are requesting stockholders to approve the 2020 Plan pursuant to which an aggregate of 6.8 million Shares will initially be available for issuance. In addition, we are requesting stockholder approval so that certain compensation paid under the 2020 Plan may qualify as incentive stock options under Section 422 of the Internal Revenue Code (the “Code”).

Factors Considered in Setting Size of Requested Share Reserve

In setting the proposed number of Shares reserved and issuable under the 2020 Plan, the Compensation Committee and the Board considered a number of factors. These factors included:

•

The Company’s three-year average burn rate. Our three-year average “burn rate” was 1.22% for fiscal years 2017 through 2019. We define burn rate as the total number of Shares subject to Awards (as defined below) granted to Participants in a single year expressed as a percent of our fully diluted weighted average Shares outstanding. We believe our historical burn rate is reasonable for a company of our size in our industry.

•

Estimated duration of Shares available for issuance under the 2020 Plan. Based on the requested number of Shares to be reserved under the 2020 Plan and on our three-year average burn rate as described above, we expect that the requested Share reserve will cover Awards for approximately 3 years. We believe the estimated duration of the requested Share reserve is reasonable for a company of our size in our industry.

•

Expected dilution. As of December 31, 2019, our existing overhang as it relates to the Prior Plan was 5.4%. We define existing overhang as the sum of the following items expressed as a percentage of our fully diluted weighted average Shares outstanding during 2019: (i) the total number of Shares subject to outstanding Awards and (ii) the total number of Shares of common stock available for future grants. Our total overhang as of that same date would be 9.6% based on including the additional 6.8 million Shares that would be available for issuance under the 2020 Plan. We believe that the expected dilution that will result from the 2020 Plan is reasonable for a company of our size in our industry.

Rationale for Implementing Proposed 2020 Plan

We are asking stockholders to approve the 2020 Plan because we anticipate that the Share reserve under the Prior Plan will be exhausted within the next two years. As a result, the Company might need to make significant changes to its compensation practices that would limit its flexibility to provide competitive compensation and thus its ability to attract, motivate and retain highly qualified talent. Shareholder approval of the 2020 Plan will allow us to continue to grant equity awards (as well as cash incentive awards) to our executive officers, employees and non-employee directors. We believe that a comprehensive equity incentive compensation

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Proposal 4: Approval of the Univar Solutions Inc. 2020 Omnibus Incentive Plan

program serves as a necessary and significant tool to attract and retain key employees, encourage Participants to contribute materially to the growth of the Company and align the interests of our Participants with those of our Shareholders.

Principal Features of the Proposed 2020 Plan

The principal features of the 2020 Plan include:

A broad range of equity and cash vehicles. The 2020 Plan provides for a variety of awards, including stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units (“Restricted Stock Units” or “RSUs”), performance share units, performance units, cash-based awards and other stock-based awards (collectively referred to herein as “Awards”). We believe that the breadth of Awards available under the 2020 Plan will provide the Compensation Committee the flexibility to structure appropriate incentives and respond to market-competitive changes in compensation practices.

A fixed reserve of Shares of our common stock. The 2020 Plan does not contain an evergreen provision.

Conservative Share-counting provisions. For purposes of determining the number of Shares of common stock remaining available for issuance under the 2020 Plan, we may not add back Shares of common stock (i) repurchased on the open market with proceeds from the exercise of a stock option, (ii) tendered or withheld to pay the exercise price of a stock option or grant price, if applicable of an SAR or (iii) Shares that were not issued upon the exercise of a stock-settled SAR.

Limits on Non-employee Director Compensation. The 2020 Plan includes limits on the number of Shares of common stock and the value of any cash-based Award that may be granted or paid to any non-employee director in any calendar year.

Limits on dividends and dividend equivalents. The 2020 Plan prohibits the issuance of dividends and dividend equivalents on stock options and SARs; and prohibits the current payment of dividends or dividend equivalents on any Awards until all applicable performance and/or service objectives have been achieved.

Limits on the duration of stock options and SARs. The 2020 Plan sets ten (10) years as the maximum term for stock options and SARs.

No stock option repricing. The 2020 Plan prohibits the repricing of stock options and SARs without prior stockholder approval.

No discounted stock options or SARs. The 2020 Plan requires the exercise price of stock options and the grant price of SARs to be not less than the fair market value of a share of common stock on the date of grant.

Compensation recoupment policy. The Compensation Committee may make any Participant, or Award (including any Shares subject to an Award) subject to any Company policy providing for recovery, recoupment, clawback and/or other forfeiture.

Limited term. The 2020 Plan terminates ten (10) years from the date it is approved by the Company’s stockholders.

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Proposal 4: Approval of the Univar Solutions Inc. 2020 Omnibus Incentive Plan

Summary Description of 2020 Plan

Summary Description of 2020 Plan

The following is a summary of the principal features of the 2020 Plan. The summary is not a complete description of all the terms of the 2020 Plan and is qualified in its entirety by reference to the complete text of the 2020 Plan, which is attached to this Proxy Statement as Exhibit B. To the extent there is a conflict between this summary and the actual terms of the 2020 Plan, the terms of the 2020 Plan will govern. Awards to be made under the 2020 Plan will be entirely at the discretion of the Compensation Committee and are therefore not currently determinable.

Administration

The Compensation Committee will have the exclusive authority to administer the 2020 Plan with respect to Awards made to our executive officers and other eligible employees. The Compensation Committee may delegate all or any portion of its authority to one or more of its members or, as to Awards to Participants who are not subject to Section 16 of the Exchange Act, to one or more officers of the Company or other non-employee directors. If the Compensation Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Compensation Committee.

Awards granted to non-employee directors are subject to approval of the Board.

The term ‘‘plan administrator,’’ as used in this summary, in the case of Awards granted to employees, shall refer to the Compensation Committee, any of its authorized delegates, and the Board to the extent it is required to perform all or part of the functions of the Compensation Committee under the 2020 Plan and, in the case of Awards granted to non-employee directors, shall refer to the Board.

Eligibility

All employees and non-employee directors of the Company and its Subsidiaries will be eligible to participate in the 2020 Plan. Approximately 270 employees, including the current 11 executive officers and 11 non-employee directors will be eligible to participate in the 2020 Plan. The basis for participation in the 2020 Plan is being selected by the plan administrator. The plan administrator has not made a determination as to which of these eligible individuals will receive Awards under the 2020 Plan.

Share Reserve

Subject to capitalization adjustments described below, 6.8 million shares of common stock will be reserved for issuance under the 2020 Plan all of which may be granted pursuant to an incentive stock option, as defined below. The shares of common stock issuable under the 2020 Plan may be drawn from shares of our authorized but unissued common stock or from treasury shares (including shares of our common stock that we purchase on the open market or in private transactions).

Share Counting Rules

The number of shares of common stock reserved for issuance under the 2020 Plan will be reduced by one (1.00) share for every one (1.00) share granted in respect of an Award.

Any shares of common stock related to an Award granted under the 2020 Plan or Prior Plan that terminates by expiration, forfeiture, cancellation or otherwise without the issuance of such shares, are settled in cash in lieu of such shares, or are exchanged with the Compensation Committee’s permission, prior to the issuance of such shares, for Awards not involving shares of common stock will be added back to the share reserve and will be available again for future grants under the 2020 Plan.

Any shares of common stock that are withheld by the Company or tendered (by either actual delivery or attestation) by a Participant to satisfy tax withholding obligations associated with an Award (other than a stock option or SAR) granted under the 2020 Plan or Prior Plan will be added back to the share reserve and will become available for future grants under the 2020 Plan.

Any shares of common stock that are withheld by the Company or tendered (by either actual delivery or attestation) by a Participant to satisfy tax withholding obligations associated with the exercise of a stock option or SAR granted under the 2020 Plan or Prior Plan will not be added back to the share reserve and will not become available for future grants under the 2020 Plan.

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Proposal 4: Approval of the Univar Solutions Inc. 2020 Omnibus Incentive Plan

Any shares of common stock that are withheld by the Company or tendered (by either actual delivery or attestation) by a Participant to pay the Exercise Price (as defined below) of a stock option or SAR will not be added back to the share reserve and will not become available for future grants under the 2020 Plan.

Any shares of common stock that were subject to an SAR granted under the 2020 Plan that were not issued upon the exercise of such SAR will not be added back to the share reserve and will not become available for future grants under the 2020 Plan.

Any shares of common stock that were purchased by the Company on the open market with the proceeds from the exercise of a stock option will not be added back to the share reserve and will not become available for future grants under the 2020 Plan.

Awards

Under the 2020 Plan, Participants may be granted stock options, SARs, restricted stock, Restricted Stock Units, performance share units, performance units and other stock-based Awards or cash-based Awards (referred to individually and collectively as “Awards”).

The plan administrator will have complete discretion to determine which eligible individuals are to receive Awards, the type of Awards to be granted, and the time or times when those Awards are to be granted. In addition, the plan administrator will have complete discretion to set the terms and conditions of each granted Award (including but not limited to, the number of shares subject to or cash value of each Award, performance and service conditions, performance period, payout amounts at various levels of achieved performance, Exercise Price or other consideration required to be paid for shares subject to the Award, and the maximum term for which stock options or SARs are to remain outstanding. In addition, the plan administrator, as it deems advisable, may impose restrictions on shares acquired pursuant to the exercise or settlement of an Award.

Each Award will be evidenced by a written or electronic agreement or statement (“Award Agreement”) that specifies the Award’s terms and conditions as determined by the plan administrator.

A detailed description of each type of Award follows.

Stock Options

Under the 2020 Plan, the plan administrator may grant Awards in the form of an option to purchase shares of common stock (“Stock Options”) that are intended to meet the requirements of Section 422 of the Internal Revenue Code (referred to as “Incentive Stock Options”) and other Stock Options that do not meet such requirements (referred to as “Nonqualified Stock Options”). The applicable Award agreement will specify whether a stock option is an Incentive Stock Option or Nonqualified Stock Option. A Stock Option will grant the holder the right to purchase a specific number of Shares of common stock at a fixed price (“Exercise Price”) over a period not to exceed ten (10) years from the date of the grant.

An Option’s Exercise Price per share may not be less than one hundred percent (100%) of the fair market value of a share of common stock on the date the Option is granted.

No grant of an Incentive Stock Option may be made more than ten (10) years after the adoption of the 2020 Plan by the Board.

Stock Appreciation Rights

Under the 2020 Plan, the plan administrator may grant Awards in the form of a stock appreciation right. A stock appreciation right will allow the holder to exercise that right as to a specific number of shares of common stock over a period not to exceed ten (10) years to receive the appreciated value of such Shares. The appreciated value is equal to the excess of (i) the fair market value of the shares of common stock as to which the right is exercised (determined as of the date of exercise) over (ii) the aggregate “Grant Price” (as defined below) for those shares. The applicable Award Agreement will specify whether this value will be paid in cash, shares of common stock or a combination of both.

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Proposal 4: Approval of the Univar Solutions Inc. 2020 Omnibus Incentive Plan

An SAR’s grant price per share may not be less than one hundred percent (100%) of the fair market value per share of common stock on the date the SAR is granted.

The plan administrator may also grant Tandem SARs. The exercise of Tandem SARs includes the forfeiture of the right to purchase a share of common stock under a related Stock Option. A Tandem SAR is itself cancelled or exercised upon the exercise of the related Stock Option.

Restricted Stock and Restricted Stock Units

Under the 2020 Plan, the plan administrator may grant Awards denominated in shares of common stock (“Restricted Stock”) or Restricted Stock Units subject to a period in which such shares or units are subject to forfeiture based on discontinued service, the failure to achieve performance criteria and/or the occurrence of other events as determined by the plan administrator. Each RSU corresponds in value to a single share of common stock. Restricted Stock Units may be paid in cash, shares of common stock or a combination of the two as determined by the plan administrator and set forth in the applicable Award Agreement. Restricted Stock will be settled in shares of common stock.

The plan administrator may impose such conditions or restrictions on Restricted Stock or Restricted Stock Units, as it deems advisable. Holders of Restricted Stock will have the same voting rights and dividend rights as holders of shares of common stock unless such rights are expressly limited by the plan administrator in the applicable Award Agreement. No Restricted Stock Unit will confer any voting rights. The plan administrator will determine and set forth in each applicable Award Agreement the extent to which a holder of RSUs has the right to receive dividend equivalents on each unit and the conditions under which such dividend equivalents will be paid to the holder. No dividends or dividend equivalents will be paid on Restricted Stock or RSUs unless the applicable performance goals and/or service conditions are satisfied.

Performance Share Units and Performance Units

Under the 2020 Plan, the plan administrator may grant an Award denominated in shares of common stock (“Performance Share Units” or “PSUs”) or denominated in dollar units (“Performance Units” or “PUs”) that are earned based on the achievement of one or more performance goals over a specified performance period. The number of PSUs or PUs earned over a performance period may vary based on the level of achieved performance.

Each Performance Share Unit will have a value that corresponds to the fair market value of a share of common stock. Each Performance Unit will have an initial dollar value as determined in the discretion of the plan administrator. The dollar value of Performance Units may vary based on the level of achieved performance over the applicable performance period. Performance Share Units and Performance Units may be payable in the form of cash, shares or a combination of the two as determined by the plan administrator and set forth in the applicable Award Agreement.

The plan administrator will determine and set forth in each applicable Award Agreement the extent to which a holder of PSUs has the right to receive dividend equivalents on each unit and the conditions under which such dividend equivalents will be paid to the holder. No dividend equivalents will be paid on PSUs unless the applicable performance goals and service conditions are satisfied.

Cash-Based Awards and Stock-Based Awards

Under the 2020 Plan, the plan administrator may grant Awards, not otherwise described by the terms of the 2020 Plan that are denominated in cash (“Cash-Based Awards”) or denominated in stock (“Other Stock-Based Awards”). The plan administrator will determine the terms and conditions applicable to each Cash-Based Award and Stock-Based Award, which may include a vesting requirement based on the completion of a service period with the Company or achievement of a specified performance goal(s) and form of payment in shares of common stock, cash or a combination of the two.

The plan administrator may impose such restrictions on shares of common stock acquired pursuant to the settlement of Cash-Based Awards and Other Stock-Based Awards as it determines advisable.

Performance Measures and Goals

The plan administrator may grant Awards that are intended to provide compensation solely on account of the attainment of one or more pre-established Performance Goal. The vesting, level of payout, or value of such Awards will be determined by the attainment of one or more Performance Goals based on such performance measures as selected by the plan administrator, in its sole discretion, which may include, but not be limited to, GAAP or adjusted GAAP accounting measures, operational metrics, strategic goals and objectives, environmental, social and governance metrics and individual goals.

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Proposal 4: Approval of the Univar Solutions Inc. 2020 Omnibus Incentive Plan

Effect of Termination of Service Due to Death or Disability

The effect of a Termination of Service due to death or disability on outstanding Awards is described below:

•

Upon a Participant’s Termination of Service due to death or disability, any nonvested Awards, except for Performance-Based Awards, held by the Participant shall become vested on a pro rata basis assuming the Participant’s Termination of Service occurred on the next following anniversary of such Awards’ grant date.

•

Upon a Participant’s Termination of Service due to death or disability, any nonvested Performance-Based Award held by the Participant shall become vested based on actual performance through the end of the applicable Performance Period and prorated to reflect the portion of the Performance Period that elapsed on the date of the Participant’s Termination of Service.

•	If a Participant’s Termination of Service is for reasons other than death or disability, the Participant shall forfeit any then held Awards.

Individual Annual Limits on Awards Granted to Non-employee Directors

The maximum aggregate value of equity and cash based Awards granted to any non-employee director during any calendar year shall not exceed $750,000 (“Annual Limit”), except in the case of a non-employee director who is serving as Chairman of the Board the Annual Limit shall be increased by 200%.

Prohibition on Repricing/Cash-Out of Stock Options and SARs

The plan administrator may not implement any of the following repricing or cash-out programs without obtaining prior shareholder approval: (i) a reduction in the Exercise Price or Grant Price of any previously granted Stock Option or SAR, (ii) a cancellation of any previously granted Stock Option or SAR in exchange for another Stock Option or SAR with a lower Exercise Price or Grant Price, respectively, or (iii) a cancellation of any previously granted Stock Option or SAR in exchange for cash or another Award if the Exercise Price of the Stock Option or the Grant Price of the SAR exceeds the fair market value of a share of common stock on the date of such cancellation, in each case other than in connection with a Change in Control (as defined below) or the capitalization adjustment provisions in the 2020 Plan.

Change in Control and Vesting Acceleration

The following paragraphs describe how Awards under the 2020 Plan would be affected in the event of a Change in Control (as defined below), except as otherwise provided in the Award Agreement or other agreement between a Participant and the Company.

•

Definition of Change in Control. Generally, a Change in Control will be deemed to occur upon: (i) a direct or indirect acquisition by an individual, entity or group (“Person”) of Beneficial Ownership of shares of our common stock which, together with other direct or indirect acquisitions or beneficial ownership by such Person, results in aggregate Beneficial Ownership by such Person of fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Company (subject to certain exceptions); (ii) certain changes in the composition of the Board; or (iii) the consummation of certain corporate transactions (subject to certain exceptions) including, but not limited to, the dissolution or liquidation of the Company, the sale of all or substantially all the assets of the Company, the merger or consolidation of the Company, or statutory share exchange involving capital stock of the Company.

•

Vesting Acceleration if Awards are Not Assumed, Replaced or Converted. If an Award is not assumed, replaced or converted at the time of a Change in Control by the surviving entity, then such outstanding nonvested Award will be subject to the following treatment:

―

All outstanding Stock Options and Stock Appreciation Rights that are not vested and as to which vesting depends solely upon the satisfaction of a service obligation by the holder will become fully vested and immediately exercisable upon a Change in Control.

―

All outstanding Stock Options and Stock Appreciation Rights that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions will immediately vest and all performance conditions will be deemed satisfied as if target performance was achieved. Such vested Options and/or Stock Appreciation Rights shall be deemed exercised as of the date of the Change in Control and shall be settled in cash within thirty (30) days following such Change in Control.

―

All Awards, other than Stock Options and SARs, that are not vested and as to which vesting depends solely upon the satisfaction of a service obligation by the holder shall become fully vested upon a Change in Control and will be paid in the form specified in the applicable Award Agreement or determined by the plan administrator within thirty (30) days following the effective date of the Change in Control.

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Proposal 4: Approval of the Univar Solutions Inc. 2020 Omnibus Incentive Plan

―

All Awards, other than Stock Options and SARs, that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions will immediately vest and all performance conditions will be deemed satisfied as if target performance was achieved and will be paid in the form specified in the applicable Award Agreement or determined by the plan administrator within thirty (30) days following the effective date of a Change in Control.

•

Vesting Acceleration if Awards are Assumed, Replaced or Converted. If an Award is assumed, replaced or converted at the time of a Change in Control by the surviving entity (“Replacement Award”), then such Replacement Award will become fully vested upon a Participant’s involuntary Termination of Service without Cause or a voluntary Termination of Service for Good Reason subject to the following:

―	Replacement Awards in the form of Stock Options or SARs will be fully exercisable for the remainder of their respective terms.
―	Replacement Awards in the form of performance-based Awards will be deemed to be satisfied at target performance and paid upon or within thirty (30) days of such Termination of Service.
―	Replacement Awards in the form of service-based Awards (other than Stock Options or stock appreciation rights) will be paid upon or within thirty (30) days of such Termination of Service.

Changes in Capitalization

If an equity restructuring causes the per-share value of our common stock to change, such as by reason of a stock dividend, extraordinary cash dividend, stock split, spin-off, rights offering, recapitalization or otherwise, equitable adjustments will be made to the number of shares available for issuance under the 2020 Plan and to the terms of outstanding Awards in a manner designed to preclude any dilution or enlargement of the 2020 Plan and any outstanding Awards.

Fair Market Value

For any Award made pursuant to the 2020 Plan, the fair market value per share of our common stock as of any date will be deemed to be equal to the closing price of the Company’s common stock as reported on the primary national securities exchange on which the shares are listed on the day preceding the date of determination.

Shareholder Rights

No Participant will have any shareholder rights with respect to the shares subject to a Stock Option or SAR until such Participant has exercised the Stock Option or SAR and paid the Exercise Price for the purchased shares (in the case of Stock Options), and any related withholding taxes. A Participant will not have any shareholder rights with respect to the shares of common stock subject to a Restricted Stock Unit, Performance Share Unit, Performance Unit or Other Stock-Based Award or Cash-Based Award until that Award vests and shares of common stock are actually issued under such Awards. Subject to the terms of the applicable Award Agreement, a Participant will have full shareholder rights with respect to any shares of common stock issued under the 2020 Plan, whether or not the Participant’s interest in those shares is vested.

Transferability

Awards are not transferable other than by will or the laws of descent and distribution or, subject to the consent of the plan administrator, pursuant to a domestic relations order entered into by a court of competent jurisdiction. However, the plan administrator may, in its discretion, determine that any or all Awards may be transferable, without compensation by the transferor, to and exercisable by such transferees, and subject to such terms and conditions, as the plan administrator may deem appropriate; provided, however, no Award may be transferred for value without shareholder approval.

Withholding

The plan administrator may provide holders of Awards with the right to have the Company withhold cash or a portion of the shares otherwise issuable to such individuals in satisfaction of any applicable withholding taxes to which they become subject in connection with the exercise, vesting or settlement of their Awards. Alternatively, the plan administrator may allow such individuals to deliver cash or previously acquired shares of our common stock in payment of such withholding tax liability.

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Proposal 4: Approval of the Univar Solutions Inc. 2020 Omnibus Incentive Plan

Deferral Programs

The plan administrator may structure one or more Awards so that the Participants may be provided with an election to defer the payment of the compensation associated with those Awards for federal income tax purposes.

Clawback and Forfeitures for Cause

The plan administrator may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable treatment of an Award. Upon a Participant’s Termination of Service for cause, the Participant will forfeit, as of the date immediately preceding such Termination of Service, (i) outstanding and unexercised vested and nonvested Options and SARs, (ii) outstanding and nonvested Restricted Stock and (iii) outstanding and not yet settled vested and unvested RSUs, Performance Share Units, Performance Units, Cash-Based Awards and Other Stock-Based Awards granted to the Participant.

Amendment and Termination

The Board may, at any time, amend, suspend or terminate the 2020 Plan in whole or in part. No amendment of the 2020 Plan may result in the “repricing” of any outstanding Stock Options or SARs without shareholder approval. To the extent necessary under any applicable law, regulation or exchange requirement, no amendment will be effective unless approved by the stockholders of the Company. No termination, amendment or suspension of the 2020 Plan may adversely affect in any material way any Award previously granted under the 2020 Plan without the written consent of the Award recipient subject to certain exceptions. These exceptions permit the Board or plan administrator to amend outstanding Awards to adjust for the occurrence of certain unusual or nonrecurring events and to conform to legal requirements without the written consent of the Award recipient.

Summary of Federal Income Tax Consequences of Awards Granted under the 2020 Plan

The following is a summary of the United States Federal income tax treatment applicable to the Company and the Participants who receive Awards under the 2020 Plan. This discussion does not address all aspects of the United States Federal income tax consequences of participating in the 2020 Plan that may be relevant to Participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2020 Plan. Each Participant is advised to consult his or her particular tax advisor concerning the application of the United States Federal income tax laws to such Participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any Awards.

Options granted under the 2020 Plan may be either Incentive Stock Options that satisfy the requirements of Section 422 of the Code or Nonqualified Stock Options that are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

Incentive Stock Options. No taxable income is recognized by the Participant upon the grant of an Incentive Stock Option, and no taxable income is recognized for regular tax purposes at the time the Incentive Stock Option is exercised, although taxable income may arise upon exercise for alternative minimum tax purposes. The Participant will recognize taxable income in the year in which the shares of common stock acquired upon the exercise of an Incentive Stock Option are sold or otherwise made the subject of certain other dispositions. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying, and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two (2) years after the date the related Incentive Stock Option was granted and more than one (1) year after the date such Incentive Stock Option was exercised for those shares. If the sale or disposition occurs before both of these two periods are satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the Participant will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the acquired shares of common stock over (ii) the Exercise Price paid for those shares. If there is a disqualifying disposition of the acquired shares of common stock, then the excess of (i) the fair market value of those shares on the exercise date or (if less) the amount realized upon such sale or disposition over (ii) the Exercise Price paid for the shares will be taxable as ordinary income to the Participant. Any additional gain recognized upon the disposition will be a capital gain. We will not be entitled to any income tax deduction if the Participant makes a qualifying disposition of the shares.

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Proposal 4: Approval of the Univar Solutions Inc. 2020 Omnibus Incentive Plan

If the Participant makes a disqualifying disposition of the purchased shares, then we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder in connection with the disqualifying disposition.

Nonqualified Stock Options. No taxable income is recognized by a Participant upon the grant of a Nonqualified Stock Option. The Participant will recognize ordinary income in the year in which the Nonqualified Stock Option is exercised, equal to the excess of the fair market value of the shares of common stock acquired upon the exercise of the Nonqualified Stock Option on the exercise date over the Exercise Price paid for the shares (and subject to any applicable income tax withholding). Subject to the deductibility limitations of Code Section 162(m), we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the Participant with respect to an exercised Nonqualified Stock Option.

Stock Appreciation Rights. No taxable income is recognized by a Participant upon the grant of a Stock Appreciation Right. The Participant will recognize ordinary income in the year in which the Stock Appreciation Right is exercised, in an amount equal to the fair market value of the shares of common stock issued to the Participant upon the exercise of the Stock Appreciation Right (or the amount of the cash payment made to the Participant upon the exercise of the Stock Appreciation Right) and subject to any applicable income tax withholding. Subject to the deductibility limitations of Code Section 162(m), we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the Participant with respect to an exercised Stock Appreciation Right.

Restricted Stock. No taxable income is recognized by a Participant upon the grant of Restricted Stock, unless the Participant makes an election to be taxed at the time of grant. If such election is made, the Participant will recognize compensation taxable as ordinary income (and subject to any applicable income tax withholding) at the time of the grant in an amount equal to the excess of the fair market value of the shares of common stock subject to such grant at such time over the amount, if any, paid for those shares.

If the Participant does not make an election to be taxed at the time of grant, the Participant will recognize ordinary income when shares of common stock subject to the grant subsequently vest in an amount equal to the excess of the fair market value of the shares on the vesting date over the amount, if any, paid for the shares (and subject to any applicable income tax withholding). Subject to the deductibility limitations of Code Section 162(m), we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the Participant in connection with the vesting of a Restricted Stock Award.

In addition, a Participant receiving dividends with respect to Restricted Stock for which the above-described election has not been made and prior to the time the restrictions lapse will recognize compensation taxable as ordinary income (and subject to any applicable income tax withholding), rather than dividend income, in an amount equal to the dividends paid and we will be entitled to a corresponding deduction, except to the extent the deduction limits of Code Section 162(m) apply.

Restricted Stock Units. No taxable income is recognized by a Participant upon the grant of Restricted Stock Units. The Participant will recognize ordinary income in the year in which the RSU grant is settled and paid in an amount equal to the fair market value of the shares of common stock issued to the Participant upon the settlement of the RSUs (or the amount of the cash payment made to the Participant upon the settlement of the RSUs) and subject to any applicable income tax withholding. Subject to the deductibility limitations of Code Section 162(m), we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the Participant at the time the RSU is settled and paid.

In addition, a Participant eligible to receive dividend equivalents with respect to a grant of Restricted Stock Units will recognize compensation taxable as ordinary income (and subject to any applicable income tax withholding), rather than dividend income, in the year in which the dividend equivalent is paid in an amount equal to such payment if made in cash (or, if such payment is made in shares of common stock, then the fair market value of such shares on the date of payment). We will be entitled to a corresponding deduction, except to the extent the deduction limits of Code Section 162(m) apply.

Performance Share Units. No taxable income is recognized by a Participant upon the grant of Performance Share Units. The Participant will recognize ordinary income in the year in which the PSU grant is settled and paid in an amount equal to the fair market value of the shares of common stock issued to the Participant upon the settlement of the Performance Share Units (or cash paid to the Participant upon the settlement of the Performance Share Units) and subject to any applicable income tax withholding. Subject to the deductibility limitations of Code Section 162(m), we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the Participant at the time the PSU is settled and paid. The deduction will be allowed for the taxable year in which such ordinary income is recognized by the Participant.

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Proposal 4: Approval of the Univar Solutions Inc. 2020 Omnibus Incentive Plan

In addition, a Participant eligible to receive dividend equivalents with respect to a grant of Performance Share Units will recognize compensation taxable as ordinary income (and subject to any applicable income tax withholding), rather than dividend income, in the year in which the dividend equivalent is paid in an amount equal to such payment (or, if such payment is made in shares of common stock, then the fair market value of such shares on the date of payment). We will be entitled to a corresponding deduction, except to the extent the deduction limits of Code Section 162(m) apply.

Performance Units. No taxable income is recognized by a Participant upon the grant of Performance Units. The Participant will recognize ordinary income in the year in which the Performance Units are settled and paid in an amount equal to the cash payment made to the Participant upon the settlement of the Performance Units (or the fair market value of the shares of common stock issued to the Participant upon the settlement of the Performance Unit) and subject to any applicable income tax withholding. Subject to the deductibility limitations of Code Section 162(m), we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the Participant at the time the Performance Units are settled and paid.

Other Stock-Based Awards and Cash-Based Awards. The Company may grant Other Stock-Based Awards and Cash-Based Awards to Participants that are not otherwise described by the above Awards. No taxable income is recognized by a Participant upon the grant of such Awards unless at the time of grant any shares of common stock issued or cash paid to the Participant is fully vested and non-forfeitable. In this case, the Participant would recognize ordinary income equal to the fair market value of the shares of common stock issued to the Participant at the time of grant or the amount of the cash payment made to the Participant at the time of grant and subject to any applicable income tax withholding. Subject to the deductibility limitations of Code Section 162(m), we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the Participant at the time of grant. The deduction will be allowed for the taxable year in which such ordinary income is recognized by the Participant.

Other Stock-Based Awards and Cash-Based Awards may be subject to vesting and forfeiture provisions. In this case, a Participant will not recognize taxable income upon the grant of such Awards but will recognize ordinary income in the year in which such Awards are settled and paid in an amount equal to the fair market value of the shares of common stock issued to the Participant upon the settlement of such Awards or the amount of the cash payment made to the Participant upon the settlement of such Awards and subject to any applicable income tax withholding. Subject to the deductibility limitations of Code Section 162(m), we will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the Participant at the time such Awards are settled and paid.

*   *   *   *

New Plan Benefits

The number of Awards to be made pursuant to the 2020 Plan is subject to the discretion of the plan administrator and, therefore, cannot be determined with certainty at this time. However, the Company anticipates that the plan administrator will continue in future years to make annual cash and equity awards as described above. With respect to fiscal year 2019, a total of 1,204,550 Stock Options were awarded, 713,942 shares of Restricted Stock Units were awarded, 33,744 shares of Restricted Stock were awarded and 275,500 Performance Share Units (at target) were awarded under the Prior Plan.

On March 10, 2020, the closing price of our common stock on the New York Stock Exchange was $13.62.

The Board Recommend that you vote “FOR” the Univar Solutions Inc. 2020 Omnibus Incentive Plan

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Governance of the Company

The business and affairs of the Company are supervised by the Board. The Board believes that good corporate governance is a critical factor in achieving business success and in fulfilling the Board’s responsibilities to stockholders. The Board believes that its corporate governance practices align management and stockholder interests. Highlights of the Company’s corporate governance practices are described below.

What is the composition of the Board and how often are members elected?

Prior to the 2018 Annual Meeting of Stockholders, our Board was segmented into three classes with three-year terms. At the 2018 Annual Meeting of Stockholders, stockholders approved an amendment to our Third Restated and Amended Certificate of Incorporation (as amended from time to time, the “Certificate of Incorporation”) to exclude the classified board structure and move to annual election of directors starting at the 2019 Annual Meeting of Stockholders. The conversion to a declassified board is being phased in as each class of directors comes up for election. At the 2019 Annual Meeting of Stockholders, the former Class I directors were elected for annual terms and are due for election at this Annual Meeting. The former Class II directors are due for election at this Annual Meeting and will be elected for annual terms. All our directors will be elected on an annual basis starting at the 2021 Annual Meeting of Stockholders. The Board currently consists of 12 members. Following the Annual Meeting the Board is expected to consist of 10 members.

What is the Board’s leadership structure?

The Governance & Corporate Responsibility Committee and the Board periodically review the leadership structure of the Board. In 2018, the Company announced the separation of the Chief Executive Officer and Chairman of the Board roles. Mr. Newlin served as Executive Chairman of the Board from May 2018 to December 2019, after which he retired as an employee of the Company but continued to serve as Non-Executive Chairman of the Board. Effective as of the date of the Annual Meeting, Mr. Pappas, currently the Company’s Independent Lead Director, is expected to succeed Mr. Newlin as Chairman of the Board.

What is the Board’s involvement in risk oversight?

The Board maintains oversight of the Company’s enterprise risk management. In 2018, the Company established a Risk Steering Committee (the “Steerco”), which regularly identifies and monitors top enterprise risks to the Company. Among other things, the Steerco oversees the process used to identify, assess, prioritize and develop mitigation plans for the top enterprise risks facing the Company. The Steerco is chaired by the Company’s Chief Risk Officer and is comprised of various members of executive and senior management. The Company’s top enterprise risks and corresponding mitigation plans are presented to the Board semiannually.

The Board’s committees also oversee the management of risks that are within the committees’ areas of focus. The Compensation Committee oversees the management of risks relating to the Company’s executive compensation policies (including the design of incentive structures, holding periods and clawbacks to mitigate risks), including the compensation risk assessment set forth in the section of the Proxy Statement titled “Compensation Discussion and Analysis”. The Audit Committee oversees the management of accounting, auditing, external reporting and internal control risks.  The Audit Committee is also responsible for overseeing cybersecurity risk, including policies and procedures for assessing and managing that risk.  The Governance & Corporate Responsibility Committee oversees risk associated with the corporate governance of the Company and environmental, health, safety, sustainability and corporate social responsibility risks. Each of the Compensation Committee, Governance & Corporate Responsibility Committee and Board plays a role in succession planning oversight. The entire Board also reviews the Company’s safety performance and risks associated with safety.

What are the committees of the Board and how often did the Board and its committees meet in 2019?

The Board has standing Audit, Compensation and Governance & Corporate Responsibility (formerly known as the Nominating and Corporate Governance Committee) Committees. All of the charters for the committees are available on the Company’s website at www.univarsolutions.com/investors. In 2019, the Board met six times, the Audit Committee met six times, the Governance & Corporate Responsibility Committee met four times, and the Compensation Committee met six times. Every director attended 75% or more of the meetings of the Board and those Committees of which he or she was a member (held during the period he or she served as a director).

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Governance of the Company

Committee Composition

	Audit Committee	Compensation Committee	Governance & Corporate Responsibility Committee
Joan Braca		M	M
Mark J. Byrne		M
Daniel P. Doheny	M		M
Richard P. Fox	C		M
Rhonda Germany Ballintyn	M		M
Edward J. Mooney		M
Christopher D. Pappas		M	C
Kerry J. Preete		M
Robert L. Wood	M	C
C: Chair M: Member

Audit Committee

Committee Name and Members	Representative Functions of the Audit Committee
Audit: Richard P. Fox, Chairman Daniel P. Doheny Rhonda Germany Ballintyn Robert L. Wood Number of Meetings in 2019: Six

•      make decisions about the appointment or replacement, compensation, retention and oversight of the work of the independent auditor;

•      pre-approve all auditing and permitted non-audit services performed by the independent auditor;

•      assist the Board in monitoring the integrity of the Company’s financial statements, the independent auditor’s qualifications and independence, the performance of the independent auditor, the Company’s internal audit function and the Company’s compliance with its Code Handbook;

•      annually review an independent auditor’s report describing, among other things, the auditing firm’s internal quality-control procedures, any material issues raised by the most recent internal quality control review, or peer review, of the auditing firm;

•      discuss and review the annual audited or quarterly unaudited financial statements with management and the independent auditor, review and approve financial information before submission to the SEC and monitor the Company’s Sarbanes-Oxley internal control compliance on an annual basis;

•      discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

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Governance of the Company

Committee Name and Members	Representative Functions of the Audit Committee

•      discuss policies with respect to risk assessment and risk management;

•      meet separately, periodically, with management, the internal auditors and the independent auditor;

•      review with the independent auditors any audit problems or difficulties with management’s responses;

•      set clear hiring policies for employees or former employees of the independent auditors;

•      prepare any report or other disclosure by the Audit Committee required to be included in any proxy statement under the rules of the SEC; and

•      handle such other matters as delegated to the Audit Committee by the Board.

The Audit Committee operates under a written charter adopted by the Board that is available through the Company’s website at www.univarsolutions.com/investors. While the Audit Committee has the responsibilities and powers set forth in its charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete, accurate and prepared in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor.

The Board has determined that Messrs. Doheny, Fox and Wood and Ms. Germany Ballintyn are independent within the meaning of applicable SEC regulations and the listing standards of the NYSE and that Messrs. Doheny, Fox and Wood are qualified as audit committee financial experts within the meaning of Section 407 of the Sarbanes-Oxley Act and applicable SEC regulations. The Board has also determined that each member of the Audit Committee is financially literate within the meaning of the NYSE listing standards. Mr. Fox’s service on the audit committees of three other companies has been determined by the Board not to impair his ability to serve on the Company’s Audit Committee.

Compensation Committee

Committee Name and Members	Representative Functions of the Compensation Committee
Compensation: Robert L. Wood, Chairman Joan Braca Mark J. Byrne Edward J. Mooney Christopher D. Pappas Kerry J. Preete Number of Meetings in 2019: Six

•      make recommendations to the Board as to the Company’s overall compensation philosophy and oversee the development and implementation of compensation programs;

•      establish the total compensation package provided to the Chief Executive Officer, other executive officers and other officers reporting directly to the Chief Executive Officer;

•      develop and recommend to the Board compensation for Board members and recommend the amount of stock in Univar Solutions that directors should hold;

•      oversee Univar Solutions’ general incentive compensation plans and equity-based plans;

•      help ensure the Company’s compensation policies do not encourage excessive risk-taking;

•      produce a Compensation Committee report on executive compensation to be included in the Company’s annual proxy statement filed with the SEC, in accordance with the applicable rules and regulations of the SEC, NYSE and other regulatory bodies;

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Governance of the Company

Committee Name and Members	Representative Functions of the Compensation Committee

•      oversee compliance with any applicable SEC rules and regulations regarding shareholder approval of executive compensation matters;

•      retain consultants to advise the Compensation Committee on executive compensation policies and practices and review the independence of such consultants;

•      administer all plans that require “disinterested administration” under Rule 16b-3 the Exchange Act, as amended;

•      periodically review succession plans of the Chief Executive Officer of the Company and its subsidiaries; and

•      handle such other matters as delegated to the Compensation Committee by the Board.

The Compensation Committee operates under a written charter adopted by the Board which is available through the Company’s website at www.univarsolutions.com/investors. Subject to applicable legal and NYSE requirements, the Compensation Committee may form, and delegate any of its responsibilities to, one or more subcommittees, each of which may take such actions as may be delegated by the Compensation Committee. The Compensation Committee may also, in its discretion and subject to applicable legal and NYSE requirements, establish thresholds below which approval for some activities and associated transaction can be delegated to management without direct Compensation Committee involvement (except that there shall be no delegation to management members of decisions which impact their own compensation).

The Board has determined that Ms. Braca and Messrs. Byrne, Mooney, Pappas, Preete and Wood are independent within the meaning of applicable SEC regulations and the listing standards of the NYSE. In addition, all members of the Compensation Committee qualify as “non-employee” directors for purposes of Rule 16b-3 of the Exchange Act, as amended.

Governance & Corporate Responsibility Committee

Committee Name and Members	Representative Functions of the Governance & Corporate Responsibility Committee
Governance & Corporate Responsibility: Christopher D. Pappas, Chairman Joan Braca Daniel P. Doheny Richard P. Fox Rhonda Germany Ballintyn Number of Meetings in 2019: Four

•      develop and recommend criteria for selecting nominees for director and periodically review the criteria;

•      identify and recommend to the Board candidates qualified and suitable to become members of the Board consistent with the Company’s Board criteria;

•      identify and recommend Board members to serve on committees of the Board;

•      oversee and provide guidance on the Company’s environmental, health, safety, sustainability and corporate social responsibility policies, objectives, programs, and practices;

•      screen and recommend to the Board candidates for Chairman of the Board and Chief Executive Officer;

•      review and recommend to the Board ratification of all persons previously designated as officers of the Company;

•      develop and recommend to the Board a set of Corporate Governance Principles;

•      establish procedures for the evaluation of the Board;

•      handle such other matters as delegated to the Governance & Corporate Responsibility Committee by the Board.

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Governance of the Company

The Governance & Corporate Responsibility Committee operates under a written charter adopted by the Board which is available through the Company’s website at www.univarsolutions.com/investors. The Board has determined that Mmes. Braca and Germany Ballintyn and Messrs. Doheny, Fox and Pappas are independent within the meaning of applicable SEC regulations and the listing standards of the NYSE.

How does the Board select nominees for the Board?

The Board and Governance & Corporate Responsibility Committee consider candidates for Board membership in accordance with criteria set forth in the Certificate of Incorporation, the Company’s Third Amended and Restated Bylaws (as amended from time to time, the “Bylaws”), the Company’s Corporate Governance Guidelines (the “Guidelines”) and the charter of the Governance & Corporate Responsibility Committee. The Governance & Corporate Responsibility Committee’s charter provides that it may retain a third-party executive search firm to identify candidates for the Board from time to time.

The Board’s and Governance & Corporate Responsibility Committee’s assessment of a proposed candidate will include considerations of diversity in the Board’s composition, including a review of, among other things, the person’s integrity, experience, specialized expertise in the industry, understanding of issues affecting the Company, time availability and such other factors as the Board and Governance & Corporate Responsibility Committee determine are relevant in light of the needs of the Board. The Governance & Corporate Responsibility Committee also considers the current composition of the Board, the balance of management and independent directors and the need for committee independence in its evaluation of prospective nominees. In addition, the Guidelines provide that a person who is 75 years or older (including an incumbent director) may not stand or be nominated to stand for election at the next annual meeting of stockholders. The Governance & Corporate Responsibility Committee actively reviews board size and composition in order to continue to ensure continuity, stability and orderly transition. The Governance & Corporate Responsibility Committee will generally make a recommendation to the full Board as to the person(s) who should be nominated by the Board. The Board determines the nominee(s) after considering the recommendation and report of the Governance & Corporate Responsibility Committee.

The Board believes that each of the Company’s directors has met all the guidelines set forth in the Guidelines, which can be found at www.univarsolutions.com/investors. As noted in the director biographies, the Company’s directors have experience, qualifications and skills across a wide range of public and private companies, possessing a broad diversity of experience both individually and collectively.

For a stockholder to submit a candidate for consideration by the Governance & Corporate Responsibility Committee for election to the Board, the stockholder must comply with the procedures set forth in the Bylaws. The stockholder must deliver to the Company’s Secretary (the “Secretary”) at 3075 Highland Parkway, Suite 200, Downers Grove, Illinois 60515, a notice complying with the requirements in the Bylaws, which includes among other things:

•	the stockholder’s name and address;
•	the number of shares of the Company’s common stock that the stockholder beneficially owns;
•	a representation that the stockholder is a holder of record entitled to vote at the next stockholder meeting and intends to propose the nomination at the meeting in person or by proxy;
•	a representation whether the stockholder (alone or with others) intends to solicit proxies in support of the nomination;
•	a description of any current or planned arrangement (including derivatives, debt and short positions) by which the stockholder’s risk in the Company’s securities could be managed;
•	the name, age, business address and principal occupation and employment of the recommended nominee;
•	information relevant to a determination of whether the recommended nominee meets the criteria for Board membership established by the Board and the Governance & Corporate Responsibility Committee;
•	information relevant to a determination of whether the recommended nominee would be considered independent under the applicable NYSE rules;
•	a description of the recommended nominee’s business experience over the past five years;
•	the class and number of the Company’s shares, if any, that are beneficially owned by the recommended nominee;

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Governance of the Company

•	a description of any business or personal relationships between the recommended nominee and the recommending stockholder; and
•

a statement, signed by the recommended nominee, that both verifies the accuracy of the submitted information about the nominee and affirms the recommended nominee’s willingness to be a director and to be named in the proxy statement.

The full requirements for the notice are contained in the Bylaws, which are available at www.univarsolutions.com/investors.

The Governance & Corporate Responsibility Committee will consider individuals recommended by stockholders in the same manner and to the same extent as it considers director nominees identified by other means. The Board and Governance & Corporate Responsibility Committee have not received director nominations from any stockholders in connection with the election of directors at the Annual Meeting. Eligible stockholders may nominate directors for inclusion in the proxy no later than February 6 , 2021, and no earlier than January 7, 2021, which dates are 90 days and 120 days, respectively, prior to May 7, 2021, the anniversary of the Annual Meeting; provided, that if the annual meeting is called for a date that is more than 30 days before or 70 days after such anniversary date, then notice by the stockholder to be timely must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

How does the Governance & Corporate Responsibility Committee consider diversity in selecting directors?

The Board seeks a diverse group of candidates who possess the background, skills and expertise to make a significant contribution to the Board, to the Company and to its subsidiaries. Selection of an individual reflects demonstrated experience in an area helpful to the Board, including: high level leadership experience in business or administrative activities; specialized expertise in the industry; breadth of knowledge about issues affecting the Company and its subsidiaries; and, the ability and willingness to contribute special competencies to Board activities. The Governance & Corporate Responsibility Committee also considers personal attributes including: personal integrity; loyalty to the Company and concern for its success and welfare and willingness to apply sound independent business judgment; awareness of a director’s vital role in the Company’s and its subsidiaries’ good corporate citizenship and corporate image; time available for meetings and consultation on Company matters; and a willingness to assume fiduciary responsibilities.

How does the Board determine which directors are considered independent?

The Board currently consists of 12 directors. Each of the directors who served during 2019 and each nominee has been determined to be independent except for Mr. Stavropoulos, who is not standing for re-election at the Annual Meeting, Mr. Jukes, the Company’s President and Chief Executive Officer, and Mr. Newlin, who retired as an employee of the Company effective as of December 31, 2019. Pursuant to the Guidelines, the Board reviews director independence at least annually. The Board receives and considers a recommendation regarding independence from the Governance & Corporate Responsibility Committee, based upon applicable SEC regulations, the NYSE listing standards and all of the relevant facts and circumstances relating to the independence of each of the members of the Board. By determining that a director is independent, the Board has concluded that the director is independent of management and free from any material relationship with the Company and its subsidiaries (whether directly or as a partner, stockholder or officer of an organization that has a relationship with the Company or its subsidiaries) that would interfere with the exercise of the director’s independent judgment as a member of the Board. The Board also determines whether directors who serve on a committee meet the particular independence requirements for service on that committee.

As a specific example, the Board considered the fact that Mr. Byrne retired as Chairman of Commodities of the Company in January 2015 in determining that he is able to serve as an independent director. The Board also considered the relationship between Univar Solutions and CD&R Univar Holdings, L.P. (“CD&R Investor”), where Mr. Stavropoulos served as Advisory Partner until 2016, in determining that Mr. Stavropoulos would not be designated as an independent director.

Mr. Fox serves on the audit committees of three companies in addition to the Audit Committee of the Company. The Board has determined that such simultaneous service does not impair the ability of Mr. Fox to effectively serve on the Company’s Audit Committee.

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Governance of the Company

For further information, please also read the following sections: (i) “Are there any other material business relationships with entities associated with the Board?”, and (ii) “What relationships and policies does the Company have with respect to transactions with related persons?”

What relationships and policies does the Company have with respect to transactions with related persons?

The Company’s Code Handbook provides that all conflicts of interest should be avoided. The Company has also adopted a written policy regarding transactions with related persons (the “Related Party Policy”). Pursuant to the Related Party Policy, when the Company is a proposed participant in a transaction where a related person, as defined in Item 404 of SEC Regulation S-K, has or will have a direct or indirect material interest, then the related person must promptly disclose to the Chairman of the Audit Committee and the General Counsel of the Company such proposed transaction and all relevant material facts. No related person transaction may be consummated or continue without the approval or ratification of the Audit Committee. It is the policy of the Company that directors interested in a related person transaction will recuse themselves from any such vote. The Audit Committee will consider all factors it deems relevant and will approve or ratify only those that are in the best interests of the Company and its stockholders. In addition, our directors and executive officers are required to complete Director and Officer Questionnaires that, among other things, identify any potential related person transactions. Our Board determines, on an annual basis, which members of our Board are independent based upon applicable SEC regulations, the NYSE listing standards and all the relevant facts and circumstances relating to the independence of each of the members of the Board.

Set forth below is a summary of certain agreements and transactions in which the amount involved exceeded $120,000 for the calendar year 2019 among the Company, its directors, executive officers, beneficial owners of more than 5% of any class of the Company’s common stock or preferred stock outstanding and some of the entities with which the foregoing persons are affiliated or associated.

•	Stockholders’ Agreement

In connection with the consummation of the Company’s initial public offering, the Company entered into the Fourth Amended and Restated Stockholders Agreement, dated as of June 23, 2015 (the “Stockholders Agreement”), with the CD&R Investor, Univar N.V., Dahlia Investments Pte. Ltd. (“Temasek Investor”) and each other stockholder party thereto. Under the Stockholders Agreement, the CD&R Investor and the Temasek Investor had certain rights with respect to the nomination and voting for individuals to serve as directors, subject to certain requirements set forth in the Stockholders Agreement. The Stockholders Agreement also included customary registration rights for the Temasek Investor’s and CD&R Investor’s shares of the Company’s common stock and customary information and access rights. The CD&R Investor and the Temasek Investor no longer have any rights under the Stockholders Agreement effective as of September 25, 2019 and January 31, 2018, respectively.

•	Certificate of Incorporation

The Certificate of Incorporation provides that the Company, on its behalf and on behalf of its subsidiaries, renounce and waive any interest or expectancy in, or in being offered an opportunity to participate in, corporate opportunities that are from time to time presented to the CD&R Investor, certain of its affiliates, or any of their respective officers, directors, agents, stockholders, members, partners, affiliates or subsidiaries, even if the opportunity is one that the Company or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so. CD&R Investor or its respective agents, stockholders, members, partners, affiliates or subsidiaries will not generally be liable to the Company or any of its subsidiaries for breach of any fiduciary or other duty, as a director or otherwise, by reason of the fact that such person pursues, acquires or participates in such corporate opportunity, directs such corporate opportunity to another person or fails to present such corporate opportunity, or information regarding such corporate opportunity, to the Company or its subsidiaries unless, in the case of any such person who is a director or officer, such corporate opportunity is expressly offered to such director or officer in writing solely in his or her capacity as a director or officer. Consequently, CD&R Investor may compete with the Company.

•	Indemnification Agreements

The Company also entered into indemnification agreements with the CD&R Investor, Univar N.V. (an affiliate of CVC Capital Partners Advisory (U.S.), Inc.) (“CVC Investor”) and the Temasek Investor, pursuant to which the Company has agreed to indemnify the CD&R Investor, CVC Investor and Temasek Investor and their respective affiliates, directors, officers, partners, members, employees, agents, representatives and controlling persons, against certain liabilities arising out of performance of the consulting agreements, securities offerings by Company and certain other claims and liabilities.

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Governance of the Company

•	Transactions in the Ordinary Course of Business

The following table summarizes the Company’s sales and purchases of goods and services with related parties within the ordinary course of business:

(in millions)	Year ended December 31, 2019 ($)

CD&R Investor(1):
Sales to affiliate companies	7.4
Purchases from affiliate companies	3.1
Temasek Investor(2):
Sales to affiliate companies	0.2
Purchases from affiliate companies	17.9

(1)

Because of the Company’s global scale and the breadth of the CD&R Investor’s investments, the Company makes sales to, and purchases from, affiliates of the CD&R Investor and other related parties in the ordinary course of the Company’s business. As of September 25, 2019, the CD&R Investor sold its investment in the Company in conjunction with a registered public offering and as of that date was no longer considered a “related person.”  Reflects transactions with affiliates of the CD&R Investor from January 1, 2019 through September 30, 2019.

(2)

Because of the Company’s global scale and the breadth of the Temasek Investor’s investments, the Company makes sales to, and purchases from, affiliates of the Temasek Investor and other related parties in the ordinary course of the Company’s business. As of December 20, 2019, the Temasek Investor was no longer considered a “related person.”

As a result of the purchases and sales reported above, the Company has balances due from (and to) related parties. The following table summarizes the Company’s receivables due from and payables due to related parties:

(in millions)	December 31, 2019(1) ($)

Due from affiliates	1.7
Due to affiliates	0.7

(1)	Reflects receivables due from and payables due to affiliates of the CD&R Investor as of September 30, 2019.

How do stockholders or interested parties communicate with the Board?

Pursuant to the Guidelines and the Company’s Director Communication Policy, stockholder communications to the Board are conveyed to the Company’s Lead Director (or, if there is no Lead Director, the Chairman of the Board). Any responses or communications from the Board to any stockholder are also conveyed through the Lead Director (or, if there is no Lead Director, the Chairman of the Board). Interested parties may direct correspondence to the Company’s headquarters address set forth in this Proxy Statement, including in the first paragraph of page one. In addition, see “What are the Company’s practices on reporting of concerns regarding accounting?” below. Stockholders wishing to communicate with the Board should send such communication to the Company’s Secretary at 3075 Highland Parkway, Suite 200, Downers Grove, Illinois 60515. The communication should specify the intended recipient.

What are the Company’s practices on reporting of concerns regarding accounting?

The Company has established practices relating to the reporting of concerns regarding accounting and other ethics and compliance issues. Any person who has a concern about the conduct of the Company or any of its personnel, with respect to accounting, internal accounting controls, auditing matters or other ethics and compliance concerns, may (where permitted), in a confidential or anonymous manner, communicate that concern to Company management or bring it to the attention of the Chairman of the Company’s Audit Committee through the Company’s Compliance and Ethics Alertline at 1-866-605-2999 or via web submission at www.univar.ethicspoint.com.

Who chairs the Company’s executive sessions?

Mr. Newlin is currently the Company’s Non-Executive Chairman of the Board and chairs the executive sessions. Mr. Pappas is currently the Lead Independent Director. Effective as of the date of the Annual Meeting, Mr. Pappas is expected to succeed Mr. Newlin as Chairman of the Board.

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Governance of the Company

What are the Company’s Corporate Governance Guidelines and Ethics Policies?

•

Board Committee Charters. The Audit, Compensation, and Governance & Corporate Responsibility Committees of the Board operate pursuant to written charters. All of the committee charters are available on the Company’s website at www.univarsolutions.com/investors.

•

Corporate Governance Guidelines. The Board has documented its corporate governance principles in the Guidelines, which were adopted to reflect certain best practices and requirements of the NYSE. The Guidelines are available on the Company’s website at www.univarsolutions.com/investors.

•

Code Handbook and Code of Ethics for the Chief Executive Officer and Senior Financial Officers. Univar Solutions’ Code Handbook emphasizes the Company’s commitment to the highest standards of business conduct and includes the Company’s policies and expectations on a number of topics, including conflicts of interest, compliance with laws, human rights, use of our assets and business conduct, sustainability and fair competition. The Code Handbook applies to all of our directors, officers and employees, and the Company expects all of its business partners to act in a manner consistent with the Code Handbook. The Code Handbook also sets forth information and procedures for employees to report suspected issues or violations. In addition, the Company’s executive and financial officers also adhere to the Company’s Code of Ethics for the Chief Executive Officer and Senior Financial Officers. Periodically, the directors, officers and certain management employees in the Company are required to complete a conflict of interest questionnaire and certify in writing that they have read and understand the Code Handbook. The Code Handbook and Code of Ethics for the Chief Executive Officer and Senior Financial Officers are available on the Company’s website at www.univarsolutions.com/investors or by contacting the Secretary of the Company to receive a written copy.

What are the Company’s practices or policies regarding hedging, pledging and margin accounts?

The Company’s Second Amended Policy on Trading in Securities prohibits all directors, officers and employees of the Company (and their immediate family members and other persons living in their households (“Company Associates”)) from (i) engaging in short sales of securities of the Company; (ii) engaging in transactions in puts, calls or other derivative securities (whether on an exchange or in any other organized market) with respect to the equity of the Company; and (iii) pledging (or hypothecating) shares of the Company’s common stock as collateral for a loan, including margin accounts. The policy also prohibits director and officers from engaging in hedging or monetization transactions (such as zero-cost collars and forward sale contracts) and strongly discourages all other employees and Company Associates from entering into such arrangements. Any Company Associate wishing to enter into such an arrangement must first pre-clear the proposed transaction with the General Counsel and the Chief Executive Officer.

What other significant Board practices does the Company have?

•

Private Executive Sessions. The non-management members of the Board conduct executive session meetings during the majority of their quarterly meetings in which no member of management is present to discuss any matter selected by a member. Further, the Company’s independent directors conduct meetings periodically as required by SEC standards and the Guidelines.

•

Advance Materials. Information and data important to the directors’ understanding of the business or matters to be considered at a Board or Board committee meeting are, to the extent practical, distributed to the directors sufficiently in advance of the meeting to allow careful review prior to the meeting.

•

Board and Committee Self-Evaluations. The Board conducts an annual self-evaluation, which is completed by each member of the Board. In addition, the Audit, Compensation and Governance & Corporate Responsibility Committees also conduct a similar annual self-evaluation, each of which is reviewed by the relevant committee chair. The results of Board evaluations are reviewed by the Governance & Corporate Responsibility Committee and the Board may take action based on identified opportunities for improvement. If and as appropriate, the committee chairs, the Lead Director or the Chairman of the Board will have individual discussions with directors to explore issues identified through the self-assessment process and otherwise. General governance issues are considered by the Governance & Corporate Responsibility Committee and may result in recommendations to the Board.

What access do the Board and Board Committees have to management and to outside advisers?

•

Access to Management and Employees. Directors have full and unrestricted access to the management and employees of the Company. Additionally, key members of management attend Board meetings to present information about the results, plans and operations of the business within their areas of responsibility.

•

Access to Outside Advisers. The Board and its committees may retain counsel or consultants without obtaining the approval of any officer of the Company in advance or otherwise. The Audit Committee has the sole authority to retain and terminate the independent auditor. The Governance & Corporate Responsibility Committee has the authority to retain search firms to be used to identify director candidates. The Compensation Committee has the authority to retain compensation consultants for advice on executive compensation matters.

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Stock Ownership Information

The tables below and the accompanying footnotes show information regarding the beneficial ownership of the Company’s common stock as of March 10, 2020, unless otherwise indicated. As of March 10, 2020, the Company had 168,879,219 shares of common stock outstanding.

The amounts and percentages of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of (or to direct the disposition of) such security. A person is also deemed to be a beneficial owner of any securities that such person has a right to beneficially acquire within 60 days. Securities that can be acquired within 60 days are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s ownership percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Percentage computations are based on shares of common stock outstanding as of March 10, 2020.

What is the equity ownership of officers and directors?

The following table sets forth information with respect to the beneficial ownership of Univar Solutions common stock as of March 10, 2020 by each member of the Board; each of the Company’s named executive officers in the section titled “Executive Compensation,” and all members of the Board and executive officers of the Company as a group.

Name of Beneficial Owner	Shares of Common Stock Owned (1)	Percent

Joan Braca	19,263	*
Mark J. Byrne	276,312	*
Brian K. Herington	41,492	*
Daniel P. Doheny	33,524	*
Mark M. Fisher	44,115	*
Richard P. Fox	34,359	*
Rhonda Germany Ballintyn	11,894	*
David C. Jukes	440,972	*
Carl J. Lukach	399,814	*
Edward J. Mooney	11,414	*
Stephen D. Newlin(2)	976,331	*
Christopher D. Pappas(3)	127,586	*
Kerry J. Preete	8,333	*
William S. Stavropoulos(4)(5)	35,604	*
Robert L. Wood	11,414	*
All directors and executive officers as a group (22 persons)	2,708,214

(1)

Represents the following for each beneficial owner: (i) shares of common stock; (ii) restricted stock that vest within 60 days of March 10, 2020 in the amount of: (a) 5,624 for Mr. Byrne, (b) 5,624 for Mr. Doheny, (c) 5,624 for Mr. Fox and (d) 5,624 for Mr. Pappas; (iii) restricted stock units that vest within 60 days of March 10, 2020 in the amount of: (a) 5,301 for Mr. Jukes, (b) 1,836 units for Mr. Herington and (c) 1,652 units for other executive officers; (iv) deferred stock units that vest within 60 days of March 10, 2020 in the amount of: (a) 5,624 for Mr. Mooney and (b) 5,624 for Mr. Stavropoulos; and (v) stock options exercisable within 60 days of March 10, 2020 in the amount of 6,440 for Mr. Herington.

(2)	Mr. Newlin’s shares are held in the Stephen D. Newlin Revocable Trust.
(3)	Includes 90,088 shares of common stock held indirectly by Mr. Pappas in the Susan G. Pappas Revocable Trust controlled by his spouse.
(4)	Includes 5,118 shares of common stock held indirectly by Mr. Stavropoulos in the Stavropoulos FLP.

40

Stock Ownership Information

(5)

Mr. Stavropoulos elected to receive his 2020 annual cash retainer to shares of Univar Solutions stock. Mr. Stavropoulos will be retiring from the Board as of the Annual Meeting and will receive payments for his 2020 tenure up to that point. The shares he will receive are determined by taking the cash amount owed to him divided by the closing stock price on the payment date. These payments are expected to be made in April and May 2020. The resulting shares that will be distributed to Mr. Stavropoulos are not included in the table as the amount cannot be determined as of the date of this Proxy Statement.

Except as otherwise indicated in the footnotes to this table, each of the beneficial owners listed has, to the Company’s knowledge, sole voting and investment power with respect to the indicated shares of common stock. Unless otherwise indicated, the address for each individual listed above is c/o Univar Solutions Inc., 3075 Highland Parkway, Suite 200, Downers Grove, Illinois 60515.

Who are the Company’s largest stockholders?

Based solely on the information filed with the SEC on Schedule 13G for the fiscal year ended December 31, 2019, the following table sets forth those stockholders who beneficially own more than five percent of Univar Solutions’ common stock:

Name of Beneficial Owner	Shares of Common Stock Owned	Percent(1)

TCI Fund Management Limited(2)	16,679,200	9.9
The Vanguard Group(3)	14,383,623	8.5
EdgePoint Investment Group Inc.(4)	12,333,110	7.3
The Baupost Group, L.L.C.(5)	11,025,000	6.5
Longview Asset Management, LLC(6)	8,538,399	5.1

(1)	Based on 168,879,219 shares of our common stock outstanding on March 10, 2020.

(2)

This information is derived solely from Schedule 13G/A of TCI Fund Management Limited filed February 14, 2020. According to the Schedule 13G/A, each of TCI Fund Management Limited and Christopher Hohn shares voting and dispositive power with respect to all of the reported shares. The address for TCI Fund Management Limited is 7 Clifford Street, London, W1S 2FT, United Kingdom.

(3)

This information is derived solely from the Schedule 13G/A of The Vanguard Group filed February 12, 2020. According to the Schedule 13G/A, The Vanguard Group had sole voting power with respect to 75,899 of the reported shares, shared voting power with respect to 22,903 of the reported shares, sole dispositive power with respect to 14,301,580 of the reported shares and shared dispositive power with respect to 82,043 of the reported shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA  19355.

(4)

This information is derived solely from Schedule 13G of EdgePoint Investment Group Inc. filed on February 14, 2020. According to the Schedule 13G, EdgePoint Investment Group has sole voting and dispositive power with respect to all of the reported shares. The address for EdgePoint Investment Group Inc. is 150 Bloor Street West, Suite 500, Toronto, Ontario M5S 2X9, Canada.

(5)

This information is derived solely from Schedule 13G/A of The Baupost Group, L.L.C. filed February 13, 2020. According to the Schedule 13G/A, each of The Baupost Group, L.L.C., Baupost Group GP, L.L.C. and Seth A. Klarman  shares voting and dispositive power with respect to all of the reported shares. The address for The Baupost Group, L.L.C. is 10 St. James Avenue, Suite 1700, Boston, Massachusetts 02116.

(6)

This information is derived solely from Schedule 13G/A of Longview Asset Management, LLC filed February 14, 2020. According to the Schedule 13G/A, Longview Asset Management, LLC has shared voting and dispositive power with respect to all of the reported shares. The address for Longview Asset Management, LLC is 222 N. LaSalle Street, Suite 700, Chicago, Illinois 60601.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the directors, executive officers and persons who own more than ten percent of the outstanding shares of Univar Solutions common stock to file with the SEC reports of their ownership and changes in their ownership of the Company’s common stock. Directors, executive officers and greater-than-ten percent stockholders are also required to furnish the Company with copies of all ownership reports they file with the SEC. To the Company’s knowledge based solely upon a review of the copies of such forms furnished to the Company, and on written representations from the reporting persons, the Company believes that all Section 16(a) filing requirements were met during 2019 except for the following: (i) Mr. Pappas filed a Form 5 reporting one late reported transaction reflecting a purchase of common stock; (ii) Mr. Jukes filed a Form 4 showing two late reported transactions reflecting the vesting of Tranche 1 and Tranche 2 of the 2017 performance-based restricted stock Units on December 31, 2019 and a Form 4 reflecting a late reporting of the vesting of certain restricted stock units; (iii) Messers. Newlin, Jukes, Lukach, Fisher, Powell and Buckup and Mme. McIntyre each filed a Form 4 reflecting a late reporting of the performance certification and related earning of Tranche 1 of the 2018 performance-based restricted stock units granted in 2018, earned based on performance metrics during the period of January 1, 2018 to December 31, 2018 and vesting on December 31, 2020; and (iv) Ms. Press filed a late Form 3.

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Stock Ownership Information

Equity Compensation Plan Information

The following table contains information, as of December 31, 2019, about the amount of shares of the Company’s common stock to be issued upon the exercise of outstanding options and other rights granted under the 2017 Equity Plan, 2015 Equity Plan and 2011 Equity Plan (each as defined herein).

	# of Shares of Common Stock to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Stock Options ($)	# of Securities Remaining Available for Future Issuance Under Equity Compensation Plans

Equity compensation plans approved by stockholders	3,690,625	23.77	3,885,341
Equity Compensation plans not approved by stockholders	—	—	—

42

Audit Committee Report

Who serves on the Audit Committee of the Board of Directors?

The members of the Audit Committee, as of the date these proxy materials were first sent or made available to stockholders, are Rhonda Germany Ballintyn, Daniel P. Doheny, Richard P. Fox, and Robert L. Wood. The Board has determined that Ms. Germany Ballintyn, Mr. Doheny, Mr. Fox, and Mr. Wood are “independent” within the meaning of the applicable rules of both the NYSE and the SEC. The Board has also determined that each member of the Audit Committee is financially literate and that Mr. Doheny, Mr. Fox and Mr. Wood are “audit committee financial experts” within the meaning of the rules of the SEC.

What document governs the activities of the Audit Committee?

The Audit Committee operates under a written charter adopted by the Board. The Audit Committee’s responsibilities are set forth in this charter. The charter is available on the Company’s website at www.univarsolutions.com/investors. The Board and the Audit Committee review and assess the adequacy of the charter of the Audit Committee on an annual basis.

What are the responsibilities of the Audit Committee?

The Company’s Audit Committee is responsible, among other things, to:

•	make decisions about the appointment or replacement, compensation, retention and oversight of the work of the independent auditor;
•	pre-approve all auditing and permitted non-audit services performed by the independent auditor;
•

assist the Board in monitoring the integrity of the Company’s financial statements, the independent auditor’s qualifications and independence, the performance of the independent auditor, the Company’s internal audit function and the Company’s compliance with its Code Handbook;

•

annually review an independent auditor’s report describing, among other things, the auditing firm’s internal quality-control procedures, any material issues raised by the most recent internal quality control review, or peer review, of the auditing firm;

•

discuss and review the annual audited or quarterly unaudited financial statements with management and the independent auditor, review and approve financial information before submission to the SEC and monitor the Company’s Sarbanes-Oxley internal control compliance on an annual basis;

•	discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;
•	discuss policies with respect to risk assessment and risk management;
•	meet separately, periodically, with management, the internal auditors and the independent auditor;
•	review with the independent auditor any audit problems or difficulties with management’s responses;
•	set clear hiring policies for employees or former employees of the independent auditor;
•	annually review the adequacy of the Audit Committee’s written charter;
•	prepare any report or other disclosure by the Audit Committee required to be included in any proxy statement under the rules of the SEC;
•	handle such other matters as delegated to the Audit Committee by the Board;
•	report regularly to the full Board; and
•	self-evaluate the performance of the Audit Committee.

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Audit Committee Report

The Audit Committee met six times during 2019. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks, including, without limitation, review and pre-approval of earnings releases and securities filings. The Audit Committee’s meetings include, whenever appropriate, private sessions with the independent auditor and with the internal auditors, in each case without the presence of the Company’s management.

The independent auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. Management is responsible for the Company’s financial reporting process including its system of internal control, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Audit Committee’s responsibility is to monitor and review these processes. It is not the Audit Committee’s duty or responsibility to conduct audits or accounting reviews or procedures. The Audit Committee has relied, without independent verification, on management’s representation that the financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States of America and on the representations of the independent auditor included in its report on the Company’s financial statements.

What matters have members of the Audit Committee discussed with management and the independent auditor?

As part of its oversight of the Company’s financial statements, the Audit Committee reviews and discusses with both management and the Company’s independent auditor all annual and quarterly financial statements prior to their issuance. During 2019, management advised the Audit Committee that each set of financial statements reviewed had been prepared in accordance with accounting principles generally accepted in the United States of America and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews include discussion with the independent auditor of matters required to be discussed by the applicable requirements of the PCAOB and the SEC. The Audit Committee has also discussed with the independent auditor matters relating to its independence, including a review of audit and non-audit fees and written disclosures from the independent auditor to the Audit Committee pursuant to applicable requirements of the PCAOB regarding the independent auditor’s communications with the Audit Committee concerning independence. The Audit Committee also considered whether non-audit services provided by the independent auditor are compatible with the independent auditor’s’ independence and conducted its annual performance evaluation of the independent auditor.

Has the Audit Committee made a recommendation regarding the audited financial statements for the year ended December 31, 2019?

Based on the Audit Committee’s discussion and review with management and the independent auditor and the Audit Committee’s review of the representations of management and the written disclosures and report of the independent auditor to the Board, the Audit Committee recommended to the Board that it include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the SEC. In addition, on March 13, 2020, the Audit Committee selected Ernst & Young LLP as the independent registered public accounting firm to audit Univar Solutions’ financial statements for the year ending December 31, 2020.

This report has been furnished by the members of the Audit Committee:

Richard P. Fox, Chairman

Daniel P. Doheny

Rhonda Germany Ballintyn

Robert L. Wood

The information contained in the above Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Exchange Act except to the extent that Univar Solutions specifically incorporates it by reference in such filing.

44

Executive Officers

The following table sets forth information about the Company’s executive officers as of March 10, 2020:

Name	Age	Title	Positions Held Since January 1, 2015
David C. Jukes	60	President and Chief Executive Officer

May 2018 to present serves as President and Chief Executive Officer. May 2017 to May 2018 served as President and Chief Operating Officer. June 2016 to May 2017 served as Executive Vice President and President of Univar Solutions USA, and President of Latin America (LATAM) from September 2015 to May 2017. From 2011 to 2016, Mr. Jukes served as President of Univar EMEA.

Nicholas W. Alexos	56	Executive Vice President and Chief Financial Officer

January 2020 to present serves as Executive Vice President, Chief Financial Officer. Prior to Univar Solutions, served as Executive Vice President and Chief Financial Officer at Dentsply Sirona, Inc. (“Dentsply”) from November 2017 to August 2019. From October 2017 to November 2017, served as Executive Vice President and Chief Administrative Officer of Dentsply. Served as a Managing Director of Madison Dearborn Partners, LLC from 1993 to 2017.

Jorge Buckup	52	President, LATAM

November 2017 to present serves as President of the Company’s Latin America segment. Mr. Buckup joined Univar Solutions in February 2012 as Vice President of Finance of Univar Brazil and has served as Vice President of Finance of Latin America from 2017. Before joining Univar Solutions, Mr. Buckup was CFO for the joint venture between Dow/Mitsu in Brazil.

Kimberly Dickens	58	Senior Vice President and Chief People Officer

April 2018 to present serves as Senior Vice President and Chief People Officer of the Company. From March 2014 to March 2018, Ms. Dickens served as Vice President and Chief Human Resources Officer at Dycom Industries.

Mark M. Fisher	50	Senior Vice President and President, USA and Canada

February 2020 to present serves as Senior Vice President and President, USA and Canada. From January 2018 to January 2020 served as President of the Company’s USA business segment. From 2011 to December 2017 Mr. Fisher worked for Owens & Minor Inc. From 2016 to December 2017 he was Vice President and General Manager Mid-South. From 2013 to 2016 he served as Vice President, Distribution Network and Regional Vice President Central from 2011 to 2013.

Brian Herington	52	Senior Vice President and Chief Commercial Officer

March 2019 to present, serves as Senior Vice President and Chief Commercial Officer. October 2016 to February 2019 served as Executive Vice President of Chemicals at Nexeo Solutions. Prior to that that he served as Regional Division Head-Americas at ABB and President of Thomas and Belts beginning in June 2011.

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Executive Officers

Name	Age	Title	Positions Held Since January 1, 2015
Pat Jerding	47	Senior Vice President and Chief Information Officer

February 2020 to present serves as Senior Vice President and Chief Information Officer. From March 2019 to January 2020 served as Vice President and Chief Information Officer. Prior to Univar Solutions, Mr. Jerding served as Vice-President, Chief Information Officer of Nexeo Solutions from December 2016 to March 2019. Mr. Jerding joined Nexeo Solutions in May 2011 as Director of Technology and was promoted to Vice President of Technology in 2015.

Carl J. Lukach	64	Executive Vice President, Corporate Development

January 2020 to present serves as Executive Vice President of Corporate Development. December 2014 to January 2020 served as Executive Vice President and Chief Financial Officer. Prior to Univar Solutions, a 34-year career at DuPont, including President of DuPont East Asia and Vice President of Investor Relations. Prior to DuPont, he worked as a certified public accountant.

Jennifer A. McIntyre	56	Senior Vice President and Chief Integration Officer

March 2019 to present serves as Senior Vice President and Chief Integration Officer. January 2018 to February 2019 served as Senior Vice President and Chief Supply Chain Operations Officer of the Company. December 2014 to December 2017 served as Vice President Supply Chain Operations, USA.

Noelle J. Perkins	42	Senior Vice President, General Counsel, Secretary and Chief Risk Officer

November 2019 to present serves as Senior Vice President, General Counsel and Secretary. March 2018 to October 2019 served as Deputy General Counsel and Assistant Secretary. Prior to Univar Solutions, Ms. Perkins served as chief counsel for the Oilseeds Processing segment of Archer Daniels Midland Company from August 2014 to March 2018.

Nicholas Powell	53	Senior Vice President and President, EMEA & APAC

February 2020 to present serves as Senior Vice President and President, EMEA & APAC. From January 2017 to January 2020 to present serves as President of the Company’s Europe, Middle East, and Africa (EMEA) and Asia Pacific (APAC) business segments. Mr. Powell joined Univar Solutions in 2009, establishing Univar Solutions’ Middle East and Africa business. In 2014, Mr. Powell assumed leadership of EMEA’s Focused Industries, and in late 2015 assumed leadership of APAC operations.

46

Executive Compensation

The Executive Compensation Section is organized as follows:

Compensation Discussion and Analysis	48	Executive Compensation Tables	63

Compensation Decision Making Process	51	Summary Compensation Table	63
Determination of Executive Officer Compensation	55	Grants of Plan-Based Awards	64
		Outstanding Equity Awards	66
Compensation Committee Report	62	Stock Vested	67

		Pay Ratio Disclosure	71

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Compensation Discussion and Analysis

The Company’s Compensation Discussion and Analysis provides information regarding the Company’s compensation philosophies, plans and practices and the governance of those matters. This section also provides information about the material elements of compensation that were paid to or earned by the Company’s “named executive officers,” or “NEOs,” for fiscal year 2019 who are identified below:

Name	Position
David C. Jukes	President and Chief Executive Officer
Carl J. Lukach	Executive Vice President, Corporate Development, Former Executive Vice President and Chief Financial Officer
Stephen D. Newlin	Non-Executive Chairman, Former Executive Chairman
Brian K. Herington	Senior Vice President and Chief Commercial Officer
Mark M. Fisher	Senior Vice President and President, USA and Canada

Leadership Changes

Mr. Newlin retired as an employee of the Company effective as of December 31, 2019. Prior to that date, from May 2018 to December 2019, he served as Executive Chairman. Currently, he serves as Non-Executive Chairman of the Board. Mr. Pappas, currently the Company’s Independent Lead Director, is expected to succeed Mr. Newlin as Chairman of the Board effective as of the date of the Annual Meeting.

Mr. Lukach served as Executive Vice President and Chief Financial Officer until January 6, 2020, after which he transitioned into the role of Executive Vice President of Corporate Development. Mr. Alexos was appointed as Executive Vice President and Chief Financial Officer effective January 6, 2020.

Mr. Herington joined the Company effective March 1, 2019 with the closing of the acquisition of Nexeo Solutions. Previously, he served as Executive Vice President, Chemicals for Nexeo Solutions shared services.

2019 Company Performance

In 2019, the Company’s business transformation continued, and through execution against its strategic priorities, the Company continues to focus on delivering unsurpassed value to stakeholders. Led by Mr. Jukes, the Company accomplished the following in the year 2019:

•

The Company launched a new combined company, brand identity and logo following the acquisition of Nexeo. The Company achieved a net cost synergy of $30 million while completing three of the six major Nexeo integration projects, including the convergence of human resources systems; territory alignment and training of our expanded US sales force; and our official renaming to Univar Solutions.

•	The Company made significant progress executing its network optimization, shared services, and ERP business system migration plans, which are all on track to be completed on time and on budget.
•

The Company divested the Nexeo Plastics distribution business in March and the Company’s Environmental Sciences business in December. Proceeds of those transactions went toward paying down Univar Solutions debt.

•	The Company achieved a total case incident rate of 0.58, making it the one of the safest years on record.

48

Executive Compensation

•

The Company adopted Dow’s ‘Advancing a Circular Economy’ goal as a sustainability goal, launched a program of Site-Level Sustainability Assessments designed to help our teams take local action and enable meaningful progress toward our sustainability goals, joined the Business Ambition for 1.5°C campaign supported by the United Nations Global Compact (UNGC) and achieved a 20-point increase to a score of 85 on the Human Rights Campaign Foundation’s 2020 Corporate Equality Index (CEI).

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Executive Compensation

2019 Pay and Performance Alignment

The Company’s executive compensation programs are designed to link pay with performance. Our 2019 compensation results reflect our pay-for-performance philosophy of aligning executive compensation directly with our financial and share price performance.

As described more fully below, Adjusted EBITDA and Working Capital are key metrics in assessing performance under our incentive plans. For 2019, NEOs received incentive compensation payouts that were commensurate with the Company’s financial performance.

In addition, our executive team is further linked to stockholders through the delivery of a significant component of their total target compensation in stock-based compensation. In 2019, Univar Solutions delivered positive return to its stockholders. (See the following chart.) In 2019, the Company aligned its executive team to long-term performance goals by granting performance-based restricted stock unit awards that reward for the achievement of Adjusted EBITDA and Return on Invested Capital goals over a three-year performance period. Along with the increased shareholder return shown below, realizable grant values for executive officers experienced slight increases. For example, outstanding stock options from 2019 had modest intrinsic value as of December 31, 2019.

The above chart compares the cumulative total return on Univar Solutions common stock from June 17, 2015, the date our common stock began trading following our initial public offering, through December 31, 2019, with the cumulative total return of the S&P 500 and S&P 500 Chemicals indices. The chart assumes that all dividends were reinvested and that the investments were held through December 31, 2019.

Compensation Philosophy and Objectives

The Compensation Committee and management have designed compensation programs intended to create a performance culture and support the Company’s strategic initiatives of Streamline, Innovate and Grow. In particular, the compensation programs have the following objectives:

•	enable the Company to attract, retain and motivate high performing senior leaders;
•	link pay to performance and reward both annual and long-term Company performance while not encouraging excessive risk-taking;
•	ensure that senior leaders are invested in the Company so they are aligned with stockholders and share in their success;
•	establish market competitive compensation plans and programs to reward senior leaders; and

50

Executive Compensation

•

strategically align business and functional units within the Company and pay for performance by rewarding senior leaders, management and employees for driving profitable growth, managing working capital and generating healthy cash flows, all while recognizing and balancing unnecessary risks.

The Company provides compensation and benefit programs that reward performance, support its strategic initiatives and financial goals, and attract, retain and develop individuals with necessary expertise and experience to manage and lead the business for the best interest of its stockholders. The Company’s incentive programs are designed to encourage performance and results that will create value for the Company and its stockholders.

Compensation Decision Making Process

Role of the Compensation Committee

The Compensation Committee is responsible for reviewing and approving the compensation and benefit plans of the Company’s executive officers, including its NEOs, authorizing and ratifying stock incentive compensation and other incentive arrangements, and authorizing related agreements. Specifically, as part of their oversight of the executive compensation programs, the Compensation Committee periodically, among other things:

•	reviews and approves compensation-related performance goals and other objectives of the Chief Executive Officer and recommends and approves Chief Executive Officer compensation elements;
•	reviews and approves the compensation of executive officers and the individuals reporting to the Chief Executive Officer;
•	reviews and evaluates executive officer performance and other related matters;
•	develops and recommends compensation for non-employee directors to the Board for approval;
•	reviews and establishes the peer group companies used as a reference to benchmark company performance and executive officer compensation;
•	oversees compliance with SEC guidelines and reviews and approves executive compensation policies, such as share ownership requirements and clawback policy;
•	references tally sheets, which provide a comprehensive overview of the compensation and benefits for executive officers;
•	sets the specific performance targets for incentive awards to govern the compensation paid to the Company’s executive officers; and
•

retains independent consultants to advise the Compensation Committee and confirms with the consultant that total compensation paid to each executive officer is appropriate compared to market competitive benchmarks.

Role of the Independent External Advisor

Through July 2019, the Compensation Committee engaged Semler Brossy Consulting Group LLC (“Semler Brossy”) as its independent external advisor. From July 2019 onward, the Compensation Committee engaged Meridian Compensation Partners, LLC (“Meridian”). The Compensation Committee considers analysis and advice from Meridian when making compensation decisions and recommendations for the Chief Executive Officer and other NEOs. When appropriate, Meridian obtains input from management to ensure their advice and recommendations reinforce the Company’s business strategy, principles and values.

During 2019, Semler Brossy and Meridian assisted the Compensation Committee as follows:

•	analyzing and recommending the peer group;
•

benchmarking compensation compared to peer companies and general industry data in order to assess base salary, annual incentive plan targets and long-term incentive targets with that of peers and the competitive market;

•	advising on the long-term incentive program and design;
•	advising on Chief Executive Officer compensation; and
•	advising on Executive Chairman compensation for Mr. Newlin and the transition of the Chairman role to Mr. Pappas.

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Executive Compensation

Competitive Market Pay Information

Our compensation programs are designed to be competitive with companies of comparable size and industry with whom we compete for executive talent. We review competitive market compensation data annually related to salary, annual incentives and long-term incentives. The market compensation data is used as one of several reference points for determining the form and amount of compensation. To determine actual compensation amounts, the Compensation Committee uses its discretion and considers other factors, in addition to the peer group and competitive market data, such as the responsibilities, performance, contributions and experience of each NEO.

In reviewing competitive market data for 2019, peer group data is supplemented with broader chemical industry and general industry data.

The peer group for Univar Solutions was developed using specific selection criteria to screen for companies that are comparable in size, have similar business economics, and may be a potential source/destination of executive talent. Specific criteria included:

•	U.S. based;
•	industry profile (distribution and chemical/gas businesses);
•	comparative revenue and profitability;
•	similar distribution, product offerings and capabilities; and
•	availability of publicly disclosed information.

For purposes of making compensation decisions in 2019, the compensation benchmarking peer group consisted of the following companies(1):

Ashland Global Holdings Inc.	Huntsman Corporation	RPM International Inc.
Celanese Corporation	LKQ Corporation	Stepan Company
The Chemours Company	MRC Global Inc.	Watsco, Inc.
FMC Corporation	Olin Corporation	WESCO International, Inc.
Genuine Parts Company	PolyOne Corporation	W.W. Grainger, Inc.
HD Supply Holdings, Inc.

(1)

Nexeo Solutions removed as a peer company in 2019 following the completion of Univar Solutions’ acquisition of Nexeo Solutions. In December 2019, the Compensation Committee approved the addition of the Mosaic Company and Trinseo S.A. to the peer group to replace Sherwin-Williams Co. and the Valspar Corp. following Sherwin-William’s acquisition of Valspar.

The Compensation Committee annually reviews and updates this peer group with input provided by its external advisor.

Risk Assessment

The Compensation Committee seeks to ensure that the executive compensation program does not encourage executives to take excessive risks that are inconsistent with the long-term success of the Company. The Company periodically reviews its executive and non-executive compensation programs, including pay mix and the metrics and design of its short-and long-term incentive programs. Our incentive compensation programs include risk-mitigating components such as:

•	multiple financial performance metrics;
•	robust performance measure selection and goal setting;
•	balanced mix of short-term and long-term incentives;
•	balanced mix of long-term incentive components -- time-and performance-based restricted stock units combined with stock options;
•	maximum caps on both short-term and long-term incentive payouts
•	clawback provisions to recoup incentive compensation where appropriate; and

52

Executive Compensation

•	stock ownership requirements.

Based upon the review of executive and non-executive compensation programs, the Compensation Committee’s discussions and the risk mitigating factors identified above, the Compensation Committee has determined that none of the compensation programs encourage or create excessive risk-taking, and none are reasonably likely to have a material adverse effect on the Company.

Stock Ownership Requirements

The Company believes that the financial interests of its directors and executive officers should be aligned with those of its stockholders. The Company has stock ownership requirements to assure that the compensation for executive officers aligns with the performance of the Company and its shareholder value.

The following table provides the ownership requirements for executive officers, all of whom have met or are on track to meet the requirements within the required period of time.

Position	Multiple of Base Pay
Chief Executive Officer	5X
Executive Vice President	3X
Other Executive Officers	2X

Executive officers are expected to attain their ownership requirements within five years from the time the requirements become applicable. The following forms of equity are counted in determining compliance with this policy:

•	shares of Univar Solutions common stock owned outright or beneficially;
•	Restricted shares, performance shares or restricted stock units even while unvested;
•	vested and unvested stock options, intrinsic value only (i.e., difference between a 200-day trailing average for the stock price and the option’s strike price).

Until the ownership requirements are met, the executive officer is prohibited from selling Company shares.

Clawback Policy

The Company has a policy for the reclamation of incentive compensation (the “Clawback Policy”) that covers current and former employees of the Company. The Clawback Policy allows the Company to recover “excess” incentive compensation paid to executive officers and other incentive-eligible employees in the event that the Company concludes or reasonably should have concluded that a financial statement used as the basis for calculating a benefit under any incentive plan is required to be restated to correct a material error in a previously issued financial statement. The Clawback Policy applies to incentive-eligible employees as follows:

•

With respect to officers of the Company subject to Section 16 of the Exchange Act, any vice president in charge of a principal business unit or function and any other officer or person performing policy making functions, the policy has a no-fault provision and therefore applies whether or not such person was involved in the cause of the restatement.

•

With respect to all other employees, the policy applies when such person’s intentional or willful actions or failure to act was part of or all of the cause for material error in the previously issued financial statements.

Excess incentive compensation refers to the amount of incentive compensation awarded by the Company to a covered executive office or other employee in excess of what would have been awarded to the covered executive officer or other employee under the circumstances reflected by the financial restatement.

Stock Grant Dating Policy

The Company has adopted equity grant policies to ensure that granting practices remain neutral in regard to participant benefit. For example, annual grants will be deemed granted on the date of the Compensation Committee’s meeting where such annual grants are approved, and the date of this meeting is set during the prior year. The exercise price of stock option grants or the value price for other stock awards will be the closing stock price on that date.

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For equity grants to participants outside of the annual grant process (i.e., in the event of new hire, promotion or other event), the triggering event is intended to be the employment start date or the promotion date. The exercise price for such stock option grants or the value price for other stock awards will be the closing stock price on the fifth business day of the month following the month during which the triggering event occurred.

Limited Trading Windows; No Hedging or Pledging Transactions

Generally, executive officers and directors can trade Univar Solutions’ stock only when they do not have any material nonpublic information and there is not a trading blackout in place. In addition, executive officers are prohibited from engaging in hedging and pledging transactions. See “What are the Company’s practices or policies regarding hedging, pledging and margin accounts?” on page 39.

Elements of the Company’s Executive Compensation Program

During fiscal year 2019, the compensation program for executive officers, including NEOs, consisted of base salary, short-term incentive compensation, long-term incentive compensation and certain benefits.

Set forth below is a chart outlining each element of the executive compensation program, the objectives of each component, and certain key measures that may be used in determining each component.

Pay Component	Purpose and Key Features	Primary Metrics
Base Salary	• Compensates for expected day-to-day contribution • Provides competitive pay to attract and retain executives • Delivered in cash	• Individual performance • Market pay rates • Skills, experience and expertise
Annual Cash Incentives	• Short-term, at-risk compensation • Focus on the achievement of annual operating plan financial objectives • Maximum payout is capped at 200% of target • Delivered in cash	• Corporate and business unit Adjusted EBITDA-related goals and relative earnings performance • Corporate and business unit Average Working Capital
Equity Awards

•     Long-term, at-risk compensation

•     Aligns executives with the long-term interests of stockholders and creates an “ownership culture”

•     Recognizes executive’s recent performance and potential future contributions

•     Serves as a retention incentive

•     Provides a total compensation opportunity with payouts varying based on operating and stock price performance

•     Delivered in various equity forms (performance-based restricted stock units, restricted stock units and stock options)

• Three-year average Adjusted EBITDA performance • Three-year average Return on Invested Capital performance • Gross Synergies • Share price appreciation

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Executive officers are eligible to participate in benefit programs available to the broader employee population. Additional benefits specific to the executive compensation program include nonqualified retirement benefit plans, reimbursement of financial planning and physical examination expenses and change-in-control benefits.

A description of each component of compensation for the NEOs in 2019 is below, including a discussion of the factors considered in determining the applicable amount payable or achievable under each component.

Determination of Executive Officer Compensation

Base Salary

Base salaries are set to attract and retain executive talent. The determination of any particular executive’s base salary considers individual performance and contribution, experience in the role, market rates of pay for comparable roles and internal equity. Each year, the Company’s Chief Executive Officer proposes base salary adjustments, if any, for all NEOs, excluding himself and any Executive Chairman, based on performance, changes in responsibilities, market data and other relevant factors. His proposal is subject to review and approval, with or without modifications, by the Compensation Committee. Adjustments to the Chief Executive Officer’s salary are initiated and approved by the Compensation Committee directly.

Salary increases are discretionary, and during 2019 the Chief Executive Officer recommended salary adjustments for each of the NEOs effective July 2019. The base salary increases for Messrs. Herington, Lukach and Fisher were 8.7%, 3.1% and 3.0%, respectively. The actual base salary earned by the NEOs in 2019 is reported in the Salary column of the Summary Compensation Table.

Annual Cash Incentives

Annual cash incentives are designed to focus the NEOs on achieving results against key financial metrics for the Company as a whole or, as applicable, for the individual business units or functions that the NEOs lead. By conditioning a significant portion of the NEOs’ total cash compensation on the Company’s annual performance, the program reinforces the focus on achieving profitable growth and managing working capital, all while managing risk.

All of the Company’s NEOs participate in the Univar Solutions Incentive Plan (“UIP”), which provides annual cash incentives based on performance against key financial metrics. The metrics and weights are recommended by management each year to the Compensation Committee, which then proposes adjustments as needed and approves the final plan metrics and weights. The Compensation Committee has the discretion to modify UIP goals, metrics and payouts.

The UIP is designed to pay cash awards both when the Company meets or exceeds threshold corporate and business unit performance goals for the year. Actual incentives can range from 50% to 200% of an NEO’s incentive opportunity, dependent on the level of performance achieved. If threshold performance is not achieved for a financial performance measure, then no cash incentive award is paid with respect to such measure.

UIP target payouts to the Company’s NEOs are defined as a percent of an NEO’s eligible earnings, which are generally defined as all cash paid to an NEO during the plan year less any bonuses, allowances and disability pay. Annually, the target incentive amounts for our NEOs are reviewed by the Compensation Committee and adjusted as appropriate based on external market data, changes in roles and responsibilities, and internal equity. During 2019, the Compensation Committee approved three increases to NEOs’ UIP targets: Mr. Jukes from 100% to 110%, Mr. Herington from 60% to 70% and Mr. Fisher from 70% to 80%.

The Compensation Committee approved the following performance metrics and target goals for the 2019 UIP, as they indicate the Company’s success with respect to profitability and efficiency of its cash flow.

•

Corporate or Business Unit Adjusted EBITDA:  For purposes of calculating payouts under the UIP, Adjusted EBITDA for a business unit is calculated as Adjusted EBITDA assessed on the basis of budgeted exchange rates to neutralize the effect of currency fluctuations, adjusting for any variance in corporate cost allocations and excluding the impact of any acquisitions (except when the actual performance is better or worse than the approved business case).

The Corporate Adjusted EBITDA goal for 2019 was approved by the Compensation Committee as $770.4 million. The U.S. Business Unit Adjusted EBITDA goal for 2019 was approved by the Compensation Committee as $500.2 million.

•

Corporate or Business Unit Average Working Capital:  For purposes of calculating payouts under the UIP, Average Working Capital is calculated by dividing a 13 point straight average of month-end working capital (December of the preceding year

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through December of the covered year) by the last 12 months of external net sales. This result is then also adjusted to neutralize the effect of currency fluctuations.

The Corporate Average Working Capital goal for 2019 was approved by the Compensation Committee as 13.2%. The U.S. Business Unit Average Working Capital goal for 2019 was approved by the Compensation Committee as 12.0%.

The performance criteria are generally established in a manner that permits the UIP participants to earn incentives at target levels for target performance, below target levels for below target performance (subject to a minimum threshold that must be met for any payout to occur, with threshold equating to 50% payout) and above target (with a cap at 200% of targeted levels (maximum)) for above target performance. Payouts at performance levels between threshold, target and maximum are based on interpolation.

A portion of Mr. Newlin’s 2019 UIP opportunity as set forth in the table below was based on the success of strategic initiatives related to the transition of the Chief Executive Officer role to Mr. Jukes. The target levels of these initiatives are not disclosed as it would result in competitive harm. The Board and Committee assessed Mr. Newlin’s performance in 2019 against these initiatives.

As Mr. Herington became a Univar Solutions employee effective March 1, 2019, due to the acquisition of Nexeo Solutions, he was eligible to participate in the UIP from March 1 – December 31, 2019.

For 2019, individual UIP targets and the performance metrics and weights for the NEOs who were employed at December 31, 2019 are described in the table below.

	Incentive Funding Weighting
Executive	Aggregate Individual Target	Corporate Adjusted EBITDA	Corporate Average Working Capital	Business Unit Adjusted EBITDA	Business Unit Average Working Capital	Strategic Initiatives	Business Unit Payout Allocation

David C. Jukes	110% of eligible earnings	75%	25%				Corporate results against target
Carl J. Lukach	80% of eligible earnings	75%	25%				Corporate results against target
Stephen D. Newlin	100% of eligible earnings	25.5%	8.5%			66%	Corporate results against target
Brian K. Herington	70% of eligible earnings	75%	25%				Corporate results against target
Mark M. Fisher	80% of eligible earnings	25%		50%	25%		USA results against target

The following chart summarizes the performance and payout levels for each 2019 UIP metric for our NEOs:

	Threshold 50% of Target Payout	Target 100% Payout	Maximum 200% of Target Payout
Corporate Adjusted EBITDA	88% of Goal	100% of Goal	111% of Goal
U.S. Adjusted EBITDA	89% of Goal	100% of Goal	111% of Goal
Corporate Average Working Capital	94% of Goal	100% of Goal	105% of Goal
U.S. Average Working Capital	94% of Goal	100% of Goal	105% of Goal

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David C. Jukes

Mr. Jukes had 75% of his UIP opportunity based on the Corporate Adjusted EBITDA goal and 25% based on the Corporate Average Working Capital goal. Based on 2019 financial results, Mr. Jukes earned a UIP payment for 2019 of 73.2% of target, as shown below.

UIP Metric	2019 Goal	% Goal Achieved	Weight	Payout % Earned

Corporate Adjusted EBITDA	$770.4 million	91.4%	75%	64.5%
Corporate Average Working Capital	13.2%	99.9%	25%	99.4%
Total				73.2%

Carl J. Lukach

For 2019, Mr. Lukach had 75% of his UIP opportunity based on the Corporate Adjusted EBITDA goal and 25% based on the Corporate Average Working Capital goal. Based upon 2019 financial results, Mr. Lukach earned a UIP payment for 2019 of 73.2% of target, as shown below.

UIP Metric	2019 Goal	% Goal Achieved	Weight	Payout % Earned

Corporate Adjusted EBITDA	$770.4 million	91.4%	75%	64.5%
Corporate Average Working Capital	13.2%	99.9%	25%	99.4%
Total				73.2%

Stephen D. Newlin

For 2019, Mr. Newlin had 34% of his UIP opportunity based on achievement of the corporate performance levels that applied to other corporate executives - namely, of such portion, 75% based on the Corporate Adjusted EBITDA goal and 25% based on the Corporate Average Working Capital goal.

The remaining 66% of Mr. Newlin’s 2019 UIP opportunity was based on the success of strategic initiatives related to the transition of the CEO role to Mr. Jukes, as well as assistance to the CEO in the timely and effective integration of Nexeo and the sale of the Nexeo Plastics business approved by the Compensation Committee and the Board. These initiatives are not disclosed as it would result in competitive harm. The Compensation Committee and the Board approved 200% achievement and payout for these portions of Mr. Newlin’s UIP opportunity.

These results yield a 2019 earned UIP payment at 156.9% of target, as shown below:

UIP Metric	2019 Goal	% Goal Achieved	Weight	Payout % Earned

Corporate Adjusted EBITDA	$770.4 million	91.4%	25.5%	64.5%
Corporate Average Working Capital	13.2%	99.9%	8.5%	99.4%
Strategic Initiatives	various		66%	200.0%
Total				156.9%

Brian K. Herington

For March - December 2019, Mr. Herington had 75% of his UIP opportunity based on the Corporate Adjusted EBITDA goal and 25% based on the Corporate Average Working Capital goal. Based on 2019 financial results, Mr. Herington earned a UIP payment for 2019 of 73.2% of target, as shown below.

UIP Metric	2019 Goal	% Goal Achieved	Weight	Payout % Earned

Corporate Adjusted EBITDA	$770.4 million	91.4%	75%	64.5%
Corporate Average Working Capital	13.2%	99.9%	25%	99.4%
Total				73.2%

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Mark M. Fisher

For 2019, Mr. Fisher had 50% of his UIP opportunity based on the U.S. Adjusted EBITDA goal, 25% based on the U.S. Average Working Capital goal, and 25% based on the Corporate Adjusted EBITDA goal, which resulted in a UIP payment of 71.4% of target.

UIP Metric	2019 Goal	% Goal Achieved	Weight	Payout % Earned

U.S. Adjusted EBITDA	$500.2 million	90.9%	50%	59.4%
U.S. Average Working Capital	12.0%	100.1%	25%	102.5%
Corporate Adjusted EBITDA	$770.4 million	91.4%	25%	64.5%
Total				71.4%

The 2019 results described above resulted in the following UIP payments being made to NEOs:

Executive	Financial Segment	UIP Target % of Eligible Earnings	Payout % of UIP Target	UIP Payout	Payout % of Base Salary

David C. Jukes	Corporate	110%	73.2%	$761,843	76.2%
Carl J. Lukach	Corporate	80%	73.2%	$330,193	57.6%
Stephen D. Newlin	Corporate	100%	156.9%	$1,271,444	158.9%
Brian K. Herington	Corporate	70%	73.2%	$205,551	41.1%
Mark M. Fisher	U.S.	80%	71.4%	$293,436	57.0%

Long-Term Incentives

2019 Long-Term Incentive Plan Design

The Compensation Committee uses long-term incentives (“LTI”) as a tool to align our NEOs’ interests with stockholders and to build meaningful ownership in the Company. The Compensation Committee believes that long-term incentive awards should compensate NEOs in a meaningful way for delivering sustainable long-term value to stockholders. LTI awards for the NEOs, except for the Chief Executive Officer, are recommended by the Chief Executive Officer and approved by the Compensation Committee. The LTI award for the Chief Executive Officer is initiated and approved directly by the Compensation Committee. In 2019, each NEO was granted LTI awards that consisted of performance-based restricted stock units (“Performance-Based RSUs” or “PRSUs”), stock options (“Stock Options”) and time-based restricted stock units (“Restricted Stock Units” or “RSUs”).

The following table shows each NEO’s 2019 target LTI award value. The Compensation Committee determined the target LTI award values from aggregated peer company data, as well as general industry market data for the positions held by the Company’s NEOs. Semler Brossy aggregated and presented the data to the Compensation Committee to facilitate their decisions. In 2019, 50% of the target award value was delivered in PRSUs, 25% in RSUs and 25% in Stock Options.

Name	2019 LTI Target Award Value ($)

David C. Jukes	4,500,000
Carl J. Lukach	1,112,000
Stephen D. Newlin	2,700,000
Brian K. Herington(1)	500,000
Mark M. Fisher	700,000
(1)In April 2019, in connection with his appointment as Chief Commercial Officer, Mr. Herington also received a one-time grant of RSUs valued at $2,000,006.

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The Company’s long-term incentive program has evolved over the last several years to provide a strong sense of ownership and retain key executives while also introducing performance-based equity components (see diagram below).

2019 Performance-Based Restricted Stock Units

The 2019 Performance-Based RSUs directly support the Company’s objectives of linking realized value to the Company’s stock price and the achievement of critical performance objectives. The number of PRSUs earned will vary based on results achieved over a three-year period against predetermined performance goals using both Adjusted EBITDA and Return on Invested Capital (ROIC) metrics. The FY2019 - FY2021 performance period begins January 1, 2019 and ends December 31, 2021. Three-year average goals were set for both Adjusted EBITDA and ROIC, and each metric comprises 50% of the target award.

Each metric has a threshold, target and maximum level of performance corresponding to payout levels. In addition, for 2019, a third metric (Gross Synergies related to the Nexeo Solutions acquisition) modifies the payout of the Adjusted EBITDA portion of the award. This modifier can decrease the target Adjusted EBITDA units by as much as 50% or increase by as much as 100%, depending on achievement against Gross Synergy goals, which refer to specific cost savings realized from the successful integration of Nexeo Solutions into the Company. The Compensation Committee approved each PRSU metric at the time of grant.

Performance Period and Metric	Weighting

2019 - 2021 Average Adjusted EBITDA	50%
2019 - 2021 Average ROIC	50%
2019 - 2021 Gross Synergies	Modify Adj. EBITDA units -50% to +100%

No part of the award is considered earned until the end of the performance period, except in the event of death, disability, retirement or change-in-control. For the purposes of the PRSUs, Adjusted EBITDA is defined consistent with the UIP except for the inclusion of currency fluctuations and acquisitions. PRSUs are not considered vested until the end of the performance period.

Prior Years’ Performance-Based Restricted Stock Unit Grants

For prior years’ PRSU grants, each year was considered its own performance period, in addition to a cumulative performance period incorporating all three years. The 2019 performance for the PRSU grants made to Mr. Jukes in 2017 and the NEOs in 2018 is shown below. The % payout derived from the performance, in addition to the corresponding number of units paid out to each recipient, was approved by the Compensation Committee. The Compensation Committee also approved modifications to the threshold, target and maximum levels of the Adjusted EBITDA goals for the 2017 and 2018 PRSU grants to reflect the addition of the Nexeo Solutions business for performance periods in 2019 or later. The impact of the acquisition on the Adjusted Earnings per Share (EPS) goal of the 2018 PRSU grant is de minimis so no adjustment was made.

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For the PRSUs granted in 2018, the 2019 results are shown below. Based on the predetermined goals and 2019 results, 29.5% of the target PRSUs were earned, as detailed in the table below:

PRSU Metric	2019 Threshold ($M) Earns 50% of PRSU Award	2019 Target ($M) Earns 100% of PRSU Award	2019 Maximum ($M) Earns 200% of PRSU Award	2019 Results ($M)	Payout % of Target

Corporate Adjusted EBITDA(1)	$706.3	$799.1	$897.7	$704.2	0.0%
Corporate Adjusted EPS	$1.47	$1.86	$2.00	$1.54	59.0%
2019 Total					29.5%

(1)

Due to the impact of the Nexeo Solutions acquisition on Adjusted EBITDA, the Compensation Committee approved modifications to the Adjusted EBITDA goals for 2019, 2020 and cumulative 2018-2020. The assumption made in setting the modified Adjusted EBITDA goals was to add the prior 12 months of Nexeo Solutions’ Adjusted EBITDA to Univar Solutions’ existing goal, except in 2019 where only 10 months were added. The impact of the acquisition to the Adjusted EPS goal was considered de minimis.

Mr. Jukes was granted PRSUs in 2017, to be earned based on achievement of annual 2017, 2018 and 2019, as well as 2017-2019 cumulative Adjusted EBITDA goals. The earned portion for the 2019 and cumulative tranches are shown below.

PRSU Metric	Threshold ($M) Earns 50% of PRSU Award	Target ($M) Earns 100% of PRSU Award	Maximum ($M) Earns 200% of PRSU Award	Results ($M)(1)	Payout % of Target

2019 Corporate Adjusted EBITDA(1)	$739.1	$839.9	$960.3	$706.6	0%
2017 - 2019 Cumulative Adjusted EBITDA(1)	$1,908.7	$2,101.2	$2,323.6	$1,964.4	64.5%

(1)

Due to the change in pension accounting rules effective 1/1/2018, the 2018, 2019 and Cumulative 2017-2019 Adjusted EBITDA Threshold, Target and Max goals were adjusted by the -$10M estimated annual impact.

Prior to the approval of annual equity awards, the Company presents the Compensation Committee with a dilution impact analysis, including a review of the equity grants made under our equity plans against market and peer group benchmarks.

All of the NEOs’ outstanding equity awards at December 31, 2019 under the 2017 Omnibus Equity Incentive Plan (“2017 Equity Plan”), 2015 Omnibus Equity Incentive Plan (“2015 Equity Plan”) and the 2011 Omnibus Equity Incentive Plan (“2011 Equity Plan”) are set forth on page 66 in the Outstanding Equity Awards at Fiscal Year End 2019 table.

2019 Stock Options

The 2019 Stock Options directly support the Company’s objective of incenting our NEOs to increase stockholder value over the long-term. The 2019 Stock Options have no value unless share price appreciates from the date the Stock Options are granted. The 2019 Stock Options’ ten-year term also help us retain our NEOs. The 2019 Stock Options vest ratably over three years. Vested Stock Options may be exercised at any time through the tenth anniversary of the Stock Options’ grant date. Upon exercise and after payment of the exercise price, the exercised Stock Option is settled in Company shares of common stock.

2019 Restricted Stock Units

The 2019 Restricted Stock Units directly support the Company’s objective of linking realized value to the Company’s stock price; the final value of vested RSUs is directly related to the Company’s share price on that date.  The 2019 RSUs’ multi-year vesting also help us retain our NEOs. RSUs vest ratably over three years with the first vesting date occurring on the one-year anniversary of the RSUs’ grant date.  The number of RSUs that vest on each vesting date are settled in a like number of shares of our common stock. Generally, an NEO must be continuously employed through the date of vesting to be eligible to receive a share payout on that date.

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Employment and Executive Severance Arrangements with Named Executive Officers

The Company has entered into employment or executive severance agreements with each of its NEOs. The agreements include severance benefits and the specific terms are described under “Agreements with our Named Executive Officers.” The Company believes that having severance arrangements with its executives is market competitive and beneficial because it provides retentive value and subjects the executives to key restrictive covenants.

Other Benefits

The general employment benefits provided to the NEOs are generally the same as those provided to other nonunion, salaried employees and include medical, dental, basic life insurance, short and long-term disability insurance, and a tax-qualified 401(k) plan.

In addition to the tax-qualified 401(k) plan, certain NEOs are eligible to participate in a nonqualified, unfunded supplemental defined contribution plan, the Univar Solutions Supplemental Savings Plan, or SVIP. The purpose of the SVIP is to provide eligible management or employees of Univar Solutions with a deferred compensation plan benefit for amounts that exceed the limits imposed under the 401(k) plan.

The Company provides limited executive benefits to its executive officers, which include an executive physical benefit, and reimbursement of certain financial and tax planning costs.

During 2019, Mr. Jukes also received tax benefits in connection with his secondment to the U.S. business and related localization to the U.S as described in the footnotes to the Summary Compensation Table.

2019 “Say on Pay” Vote Result

At the Company’s 2019 Annual Meeting, stockholders overwhelmingly approved management’s proposal related to the compensation of the Company’s executive officers as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC. 98.36% of the total proposal votes supported the Company’s executive compensation program.

The Compensation Committee believes stockholders prefer a greater portion of executive compensation to be more directly linked to the Company’s performance. The Compensation Committee believes that 2019 executive compensation aligns with this preference and no changes were made to the Company’s executive compensation program as a result of the shareholder vote. The Compensation Committee will continue to consider input from the Company’s stockholders as it evaluates and makes determinations regarding the Company’s executive compensation program.

Tax and Accounting Considerations

While the accounting and tax treatment of compensation historically has not been a consideration in determining the amounts of compensation for the Company’s NEOs, the Compensation Committee and management have taken into account the accounting and tax impact of various program designs to balance the potential cost to the Company with the value to the NEO. The Compensation Committee has considered the potential future effects of Section 162(m) on the deductibility of executive compensation paid to our NEOs, as applicable, and for 2019 where appropriate, sought to qualify compensation paid to the covered NEOs for an exemption from the deductibility limitations of Section 162(m) under the transition period applicable to the Company provided under the Tax Cuts and Jobs Act enacted December 2017, and under the transition relief provided as a new publicly-traded company.

The 2015 Equity Plan was adopted prior to the Company’s 2015 IPO. Also, in May 2017, the Company received stockholder approval for the Univar Solutions Inc. 2017 Omnibus Equity Incentive Plan to facilitate the granting of awards to our covered named executive officers to qualify as “performance-based compensation” for an exemption from the deductibility limitations of Section 162(m). The Company’s ability to rely on this exemption in 2019 was limited. Recently enacted legislation makes certain changes to Section 162(m), most notably repealing the exemption for qualified performance-based compensation for taxable years beginning after December 31, 2017 and expanding the scope of persons covered by its limitations on deductibility. Accordingly, compensation paid after 2017 to our NEOs in excess of $1 million will not be deductible in the United States unless it qualifies for transition relief applicable to certain arrangements in place as of November 2, 2017, or at the time of the Company’s IPO. In light of these changes, the Compensation Committee expects to authorize compensation payments that do not meet exemption requirements for transition relief under Section 162(m) in order to attract, retain and motivate executives.

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Executive Compensation

Compensation Committee Report

The Company’s Compensation Committee has reviewed the Compensation Discussion and Analysis, discussed it with management and, based on such review and discussions, has recommended to the Board that the Compensation Discussion and Analysis should be included in this Proxy Statement.

This report has been furnished by the members of the Compensation Committee:

Mark J. Byrne

Joan Braca

Christopher D. Pappas

Kerry J. Preete

Robert L. Wood, Chairman

This Compensation Committee Report is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, as amended, except to the extent that the Company specifically incorporates this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

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Executive Compensation Tables

Summary Compensation Table

The following table sets forth the compensation of our Named Executive Officers (NEOs).

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Non Qualified Deferred Compensation Earnings ($)	All Other Compensation (3) ($)	Total ($)

David C. Jukes	2019	946,154		3,374,948	1,125,010	761,843		271,542	6,479,497
President and Chief	2018	832,846		2,400,055	793,580	673,650		630,210	5,330,341
Executive Officer	2017	662,247		765,434	431,373	704,332	24,704	194,808	2,782,898
Carl J. Lukach	2019	563,853		824,978	274,990	330,193		62,989	2,057,003
Executive Vice President,	2018	547,385		809,964	265,018	369,184		13,000	2,004,550
Corporate Development (former Chief Financial Officer)	2017	518,462		487,548	477,932	503,280		72,866	2,060,088
Stephen D. Newlin	2019	800,000		2,024,925	674,981	1,271,444		265,678	5,037,028
Non-Executive Chairman	2018	911,923		4,050,088	1,325,165	1,200,000		17,118	7,504,295
(former Executive Chairman)	2017	1,100,000		8,964,000	2,469,000	2,160,825		551,460	15,245,285
Brian K. Herington	2019	399,616		2,375,004	125,000	205,551		81,437	3,186,608
Senior Vice President and Chief Commercial Officer(4)
Mark M. Fisher	2019	506,924		525,045	174,976	293,436		46,787	1,547,168
Senior Vice President and	2018	488,462	100,000	700,002	171,751	292,600		123,080	1,875,894
President, USA and Canada

(1)

The amounts set forth in this column represent the grant date fair value of RSU and target PRSU awards granted to each NEO. Assuming the highest level of performance is achieved for the PRSUs, the maximum value of the PRSUs granted in 2019 would be as follows based upon the Company’s closing stock price on December 31, 2019: Mr. Jukes: $5,015,256; Mr. Lukach: $1,226,059; Mr. Newlin: $3,009,154; Mr. Herington: $533,765; Mr. Fisher: $780,043.

(2)

The amount reported is valued based on the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, modified to exclude any forfeiture assumptions related to service-based vesting conditions. See note 12, “Stock-Based Compensation,” to our audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2019 filed on February 25, 2020 (“Form 10-K”) and “Management’s Discussion and Analysis of Financial Condition and Results of Operations- Critical Accounting Estimates- Stock-based Compensation” in the Form 10-K for a discussion of the relevant assumptions used in calculating these amounts.

(3)

The amounts set forth in this column represent contributions made by the Company under our retirement plans in the amounts of $11,000, $48,219, $245,325, $73,402 and $32,492 for Messrs. Jukes, Lukach, Newlin, Herington and Fisher, respectively. In addition, for Mr. Jukes, the amounts set forth in this column reflect $256,072 in tax payments, preparation fees, and gross-ups in connection with his secondment to the U.S. business and related localization to the U.S. The amounts for Messrs. Jukes, Lukach, Newlin, Herington and Fisher also include financial planning and executive physical benefits.

(4)	The amounts reported for Mr. Herington reflect his compensation from March to December, 2019.

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Grants of Plan-Based Awards for Fiscal Year 2019

The following table provides information concerning awards granted to the NEOs in the 2019 fiscal year.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock/	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Options (#)	Awards ($)	Awards ($) (3)

David C. Jukes
UIP		520,385	1,040,769	2,081,538
2017 Equity Incentive Plan	2/6/2019							51,720	178,290	21.75	2,249,920
2017 Equity Incentive Plan	4/5/2019				51,725	103,450	206,900				2,250,038
Carl J. Lukach
UIP		225,542	451,083	902,166
2017 Equity Incentive Plan	2/6/2019							12,640	43,580	21.75	549,910
2017 Equity Incentive Plan	4/5/2019				12,645	25,290	50,580				550,058
Stephen D. Newlin
UIP		405,177	810,353	1,620,706
2017 Equity Incentive Plan	2/6/2019							31,030	106,970	21.75	1,349,883
2017 Equity Incentive Plan	4/5/2019				31,035	62,070	124,140				1,350,023
Brian K. Herington
UIP		140,404	280,808	561,616
2017 Equity Incentive Plan	4/5/2019							5,510	19,320	22.70	250,077
2017 Equity Incentive Plan	4/5/2019							88,106			2,000,006
2017 Equity Incentive Plan	4/5/2019				5,505	11,010	22,020				249,927
Mark M. Fisher
UIP		205,488	410,975	821,950
2017 Equity Incentive Plan	2/6/2019							8,050	27,730	21.75	350,064
2017 Equity Incentive Plan	4/5/2019				8,045	16,090	32,180				349,958

(1)

A discussion of the Univar Solutions Incentive Plan for fiscal year 2019, including bonus amounts paid based on actual performance, can be found under “Compensation Discussion and Analysis - Determination of Executive Officer Compensation - Annual Cash Incentives.”

(2)

The PRSUs granted in 2019 correspond to a three-year performance period, FY2019-FY2021, in which actual earned awards are based upon the attainment of three-year average Adjusted EBITDA and Return on Invested Capital (ROIC) performance. The award also has a gross synergy component that can modify the payout of the Adjusted EBITDA portion of the award from -50% to +200%. The target award is specified in the table above and attainment can vary from 0% to 200%.

(3)

The amounts reported in this column are valued based on the aggregate grant date fair value. See Note 9, “Stock-Based Compensation,” to the Company’s audited consolidated financial statements for the year ended December 31, 2019 included in the Form 10-K for a discussion of the relevant assumptions used in calculating these amounts.

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Executive Compensation

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Agreements with our Named Executive Officers

The Company has entered into severance or employment agreements with each of its NEOs. The material terms of each agreement are described below.

Newlin Agreement

Mr. Newlin’s terms as Executive Chairman entitled him to an annual base salary of $800,000. He was also eligible for an annual cash bonus, with a target of 100% of his eligible wages. The maximum bonus he was eligible for during 2019 was 200% of his target amount. In his time as Executive Chairman, he was entitled to 50 private aviation hours. Mr. Newlin retired as an employee of the Company as of December 31, 2019 and is no longer party to any employment agreements.

NEO Severance and Change in Control Agreement

Messrs. Jukes, Lukach, Herington and Fisher are parties to a Severance and Change of Control Agreement with the Company, the form of which was filed with the Company’s 10-Q on November 6, 2018. This agreement provides for employment at-will and may be terminated at any time by either party. The NEOs are entitled to certain severance benefits as outlined in the following chart:

	By the Company without “Cause” or by the Executive with “Good Reason”	Death or Disability	By the Company without “Cause” or by the Executive with “Good Reason” in connection with a “Change in Control”
Mr. Jukes	Lump sum payment equal to 18 months annual base salary plus target bonus	Target bonus for the year of termination	Lump sum payment equal to 30 months annual base salary plus 2.5 times target bonus
Messrs. Lukach, Herington and Fisher	Lump sum payment equal to 12 months annual base salary plus target bonus	Target bonus for the year of termination	Lump sum payment equal to 24 months annual base salary plus 2 times target bonus

Any severance payments payable on a termination by the Company without “cause” or by the Executive for “good reason” pursuant to the agreement are subject to the execution and non-revocation of a release and reaffirmation of confidentiality, non-competition and non-solicitation covenants. “Cause” and “good reason” are defined in the agreement and summarized below.

Definitions of Cause and Good Reason

The Severance and Change in Control agreements define “cause” and “good reason” in the same manner as follows:

•

“Cause” is (i) willful failure to perform material duties with respect to the Company (except where due to a physical or mental incapacity) which continues beyond fifteen (15) days after a written demand for performance of those duties is delivered to the Executive by the Company, or (ii) conviction of, plea of nolo contendere or any similar plea to commission of a felony or any criminal offence that carries a maximum sentence of six (6) months or more; any misdemeanor that is a crime of moral turpitude, or (iii) gross negligence or willful or gross misconduct in connection with the Executive’s employment, or (iv) engaging in outrageous activity or in any activity or behavior that is in violation of the Company’s code of conduct, as that may be in effect from time to time, where such activity or behavior is reasonably likely to cause material harm to the Company, or (v) breach of the non-competition, non-solicitation, or confidentiality covenants to which the Executive is subject, or (vi) breach of any fiduciary duty.

•

“Good reason” is (i) a material reduction in base salary or annual incentive compensation opportunity (excluding a reduction applicable to all employees in the same salary grade), or (ii) a material diminution in the Executive’s title, duties or responsibilities, or (iii) a transfer of the Executive’s primary workplace by more than 100 miles from Executive’s current workplace.

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Executive Compensation

Outstanding Equity Awards at Fiscal Year End 2019

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)(1)		Market Value of Shares or Units that Have Not Vested ($)(2)	Equity Incentive Plan: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(3)		Equity Incentive Plan Awards: (Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(2)

David C. Jukes	128,103	—		19.85	3/28/2021	11,543	(10)	279,803	13,052	(11)	299,413
	34,033	17,017	(5)	28.73	2/2/2027	14,067	(10)	340,985	15,903	(11)	364,815
	14,796	29,594	(6)	26.82	2/7/2028	5,107	(5)	123,794	103,450	(12)	2,373,143
	17,985	35,972	(7)	28.30	5/8/2028	8,700	(6)	210,888
	—	178,290	(8)	21.75	2/6/2029	10,602	(7)	256,993
						51,720	(8)	1,253,693
Carl J. Lukach	125,977	—		23.60	12/8/2024	8,903	(10)	215,809	10,066	(11)	230,914
	37,706	18,854	(5)	28.73	2/2/2027	5,657	(5)	137,126	25,290	(12)	580,153
	11,413	22,827	(6)	26.82	2/7/2028	6,714	(6)	162,748
	—	43,580	(8)	21.75	2/6/2029	12,640	(8)	306,394
Stephen D. Newlin	300,000	—		28.73	2/2/2027	44,530	(10)	1,079,408	50,338	(11)	1,154,754
	57,070	114,140	(6)	26.82	2/7/2028	33,560	(6)	813,495	62,070	(12)	1,423,886
	—	106,970	(8)	21.75	2/6/2029	31,030	(8)	752,168
Brian K. Herington	—	19,320	(9)	22.70	4/5/2029	88,106	(4)	2,135,690	11,010	(12)	252,569
						5,510	(9)	133,563
Mark M. Fisher	7,396	14,794	(6)	26.82	2/7/2028	5,771	(10)	139,890	6,526	(11)	149,706
	—	27730	(8)	21.75	2/6/2029	6,525	(6)	158,166	16,090	(12)	369,105
						4,347	(6)	105,372
						8,050	(8)	195,132

(1)	Unless noted otherwise, these awards vest in three equal installments on each of the first through third anniversaries of the respective grant dates.
(2)	Calculated using the closing price of $22.94 per share of Univar Solutions common stock on the NYSE on December 31, 2019.
(3)

The PRSUs granted in 2017 correspond to three-year performance periods in which actual earned awards are based on the attainment of annual and cumulative Adjusted EBITDA performance. The PRSUs granted in 2018 correspond to three-year performance periods in which actual earned awards are based on the attainment of annual and cumulative Adjusted EBITDA and Adjusted EPS performance. The PRSUs granted in 2019 correspond to a single three-year performance period in which actual earned awards are based on the attainment of average Adjusted EBITDA and ROIC performance. The target awards are specified above, and attainment can vary from 0% to 200%.

(4)	Unvested RSUs vest April 5, 2022.
(5)	Remaining unvested Stock Options and RSUs vest on March 5, 2020.
(6)	Remaining unvested Stock Options and RSUs vest on February 7, 2020 and February 7, 2021.
(7)	Remaining unvested Stock Options and RSUs vest on May 9, 2020 and May 9, 2021.
(8)	Unvested Stock Options and RSUs vest on February 6, 2020, February 6, 2021 and February 6, 2022.
(9)	Unvested Stock Options and RSUs vest on April 5, 2020, April 5, 2021 and April 5, 2022.
(10)	Earned PRSUs that will vest on December 31, 2020.
(11)	Unearned PRSUs that will vest on December 31, 2020.
(12)	Unearned PRSUs that will vest on December 31, 2021.

66

Executive Compensation

Stock Vested Table

The following table contains information concerning the vesting of restricted stock and Restricted Stock Unit awards held by our NEOs during 2019.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

David C. Jukes	58,460	1,265,340
Carl J. Lukach	54,013	533,412
Stephen D. Newlin	29,280	648,845
Brian K. Herington	—	—
Mark M. Fisher	8,698	183,528

(1)

Reflects the vesting and settlement of a portion of the restricted stock and Restricted Stock Units previously granted. The value was computed by multiplying the number of shares of Restricted Stock Units that have vested by the market value of the underlying shares on the applicable settlement date. The value reported as realized does not indicate that the NEO has actually sold the securities for cash.

Pension Benefits

The Company’s NEOs did not participate in any pension plans in 2019.

Nonqualified Deferred Compensation for Fiscal Year 2019

The following table sets forth certain information for the NEOs who participated in the SVIP.

Name	Executive Contributions in Last FY ($) (1)	Registrant Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (4)

David C. Jukes	—	—	3,621	—	54,108
Carl J. Lukach	—	31,027	57,187	—	258,644
Stephen D. Newlin	81,231	223,820	128,897	—	824,662
Brian K. Herington	17,624	52,255	21,338	—	178,258
Mark M. Fisher	25,125	17,077	8,925	—	66,433

(1)

Amounts in this column include contributions associated with base salary and bonus amounts earned in 2018 and paid in 2019. These amounts are also included in “Salary”, “Bonus” and/or “Non-Equity Incentive Plan Compensation” for fiscal year 2019 in the Summary Compensation Table.

(2)

Amounts in this column are included in “All Other Compensation” for fiscal year 2019 in the Summary Compensation Table. Company contributions associated with the 2018 bonus, paid in 2019, are not included in this column because that bonus was accrued in respect of 2018 service. Contributions associated with the 2019 bonus, paid in 2020, are included because that bonus was accrued in respect of 2019 service.

(3)

The aggregate earnings represent the market value change during fiscal year 2019 of the Deferred Compensation Plan. Because the earnings are not preferential or above-market, they are not included in the Summary Compensation Table.

(4)	Amounts in this column represent December 31, 2019 account balances without consideration for 2019 accrued contributions.

The SVIP allows the NEOs and other eligible employees to defer up to 75% of eligible earnings that cannot be deferred under the 401(k) plan due to IRS covered compensation limits. Eligible earnings include salary and wages, bonuses and participant deferrals under the SVIP, but do not include equity awards under the 2011, 2015 or 2017 Equity Plans, relocation expenses, any other deferred compensation, welfare benefits (including severance payments) or other special payments. The SVIP provides an employer match of 100% of participant contributions, up to an aggregate of four percent of eligible compensation contributed by the participant to the Company’s 401(k) plan and SVIP combined. The employer matching contribution is immediately 100% vested. Participants are also eligible to receive additional retirement contributions from Univar Solutions equal to an aggregate of four percent of eligible compensation. If the participant exceeds the applicable compensation limit, employer retirement contributions on compensation above the limit are made to the SVIP. This additional contribution “cliff vests” upon the participant’s completion of three years of employment with Univar Solutions. The additional retirement contributions to both the 401(k) plan and the SVIP are made on behalf of eligible employees regardless of the employee’s contributions.

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Executive Compensation

The amount of earnings that an SVIP participant receives depends on his or her investment elections for deferrals. Plan accounts are distributed on the first to occur of the participant’s death, permanent disability, or separation from service with the Company in a single lump sum either (i) in the month of January immediately following the calendar year in which the distribution event occurs, or (ii) if the participant has so elected prior to the calendar year in which the distribution event occurs, at a future date specified by the participant not less than five years from the January 31st immediately following the calendar year in which the distribution event occurs.

Potential Payments Upon Termination or Change in Control

The information below describes and quantifies certain compensation that would have become payable to the NEOs under plans and the NEOs’ respective agreements in existence at the end of fiscal year 2019 as if the NEOs’ employment had been terminated on December 31, 2019, given the respective NEO’s compensation and service levels as of such date and, where applicable, based on the fair market value of the Company’s common stock on that date. These benefits are in addition to benefits available generally to salaried employees, such as distributions under the 401(k) savings plans, disability benefits and accrued vacation benefits.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect these amounts include the timing during the year of any such event, the stock price on the date of the event and the executive’s age.

For our NEOs, pursuant to respective agreements in effect on December 31, 2019, in the event the NEO’s employment had been terminated by the Company without “cause” or by the NEO for “good reason”, and in the event of death or disability with respect to the NEOs, in each case occurring on December 31, 2019, our NEOs would have been entitled to the severance payments set forth below. For a description of the potential payments upon a termination pursuant to the agreements with these NEOs, see “Agreements with our Named Executive Officers.” For a description of the consequences of a termination of employment or a change in control for the Stock Options, PRSUs, RSUs and/or restricted stock granted to NEOs under our equity plans, see the disclosure that follows the table below.

Name	Termination due to Death or Disability ($)		Termination Due to Qualified Retirement ($)(3)	Termination Without Cause by the Company or by the NEO for Good Reason ($)		Termination in Connection with a Change in Control ($)

David C. Jukes
Cash Severance	1,040,769	(1)	—	2,540,769	(4)	5,101,923	(7)
Value related to Accelerated Vesting of Equity	6,476,127	(2)	646,820	646,820	(5)	6,623,736	(9)
Carl J. Lukach
Cash Severance	451,083	(1)	—	1,024,083	(6)	2,048,166	(8)
Value related to Accelerated Vesting of Equity	1,851,081	(2)	179,837	179,837	(5)	1,873,623	(9)
Stephen D. Newlin
Cash Severance	—	(3)	—	—	(3)	—	(3)
Value related to Accelerated Vesting of Equity	—	(3)	899,474	—	(3)	—	(3)
Brian K. Herington
Cash Severance	280,808	(1)	—	780,808	(6)	1,561,616	(8)
Value related to Accelerated Vesting of Equity	2,565,887	(2)	—	—	(5)	2,565,887	(9)
Mark M. Fisher
Cash Severance	410,975	(1)	—	925,975	(6)	1,851,950	(8)
Value related to Accelerated Vesting of Equity	1,271,570	(2)	—	116,570	(5)	1,271,570	(9)

(1)	Represents a lump sum cash payment equal to the target bonus given that the assumed termination occurred on 12/31/2019.
(2)

All unvested equity awards fully vest in the event of termination of employment or service by reason of death or disability; earned PRSU awards vest fully and unearned awards vest at target award levels. The value of the equity awards is based on the Company’s closing stock price on December 31, 2019 of $24.24.

(3)

Messrs. Jukes, Lukach and Newlin meet the retirement criteria, as defined in the UIP plan document and 2018 and 2019 award agreements. Upon retirement, NEOs continue to vest portions of unvested options, RSUs and unearned and unvested PRSUs. The value of the continued vesting is determined after retirement and is not shown in the table above. Mr. Newlin retired as an employee of the Company effective as of December 31, 2019. The amount set forth for Mr. Newlin in the table reflects the amount he actually received in connection with his retirement.

(4)	Represents the sum of (i) 100% of target annual bonus and (ii) 18 months of base salary.
(5)	The totals reflect the value of the earned unvested PRSU awards based on the Company’s closing stock price on December 31, 2019 of $24.24.

68

Executive Compensation

(6)	Represents the sum of (i) 100% of target annual bonus and (ii) 12 months of base salary.
(7)	Represents the sum of (i) two and a half times target annual bonus and (ii) 30 months of base salary.
(8)	Represents the sum of (i) two times target annual bonus and (ii) 24 months base salary.
(9)

Equity awards are subject to double-trigger vesting in the event of a change in control. All unvested equity awards fully vest upon a qualifying termination in connection with a change in control. The value of the equity awards is based on the Company’s closing stock price on December 31, 2019 of $24.24.

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Executive Compensation

Treatment of Equity Awards for Termination of Employment

2017 Equity Plan and 2015 Equity Plan

Awards granted under our 2017 Equity Plan and 2015 Equity Plan are subject to double-trigger vesting in the event of a change in control. Upon a future change in control, unvested awards would be assumed and/or replaced in a change in control having the same or better terms and conditions, and would continue their normal vesting schedules unless the NEOs’ employment were to be terminated without “cause” or for “good reason” within eighteen (18) months after the change in control or three months preceding the change in control, in which case each unvested award would immediately vest. If the Board determines that such awards will not be assumed and/or replaced with substitute awards, unvested awards will vest and be canceled for the same per share payment made to the stockholders in the change in control.

Additional information on the treatment of our outstanding equity awards in connection with a termination of employment is contained below for the NEOs.

Mr. Newlin

Mr. Newlin retired as an employee of the Company effective as of December 31, 2019. Upon termination by reason of retirement (as defined in the 2018 and 2019 award agreements), outstanding awards granted in 2018 and 2019 will continue to vest.

Any vested options held by Mr. Newlin on his termination of employment will remain exercisable until their expiration date, provided that Mr. Newlin either remains employed or he continues to serve as a Board member for three years following the date of grant.

All Other NEOs

Upon termination by reason of death or disability, any outstanding and unvested awards are fully vested. For PRSUs, any earned awards will fully vest and any unearned awards will vest at target.

Upon termination by reason of retirement (as defined in the 2018 and 2019 award agreements), outstanding awards granted in 2018 and 2019 will continue to vest, provided the NEO remains employed as of the first anniversary of the grant date. Otherwise, only the first tranche of the award will continue to vest.

Upon any other termination (other than associated with a change in control), the outstanding and unvested awards will be forfeited.

If employment is terminated without “cause” or for “good reason” within eighteen (18) months after the change in control or three (3) months preceding the change in control, unvested awards would immediately vest, as set forth above.

Any vested options held upon a termination of employment expire on the earliest of the normal expiration date or 180 days from the effective date of the termination.

Under our equity plans, “change in control” is generally defined as:

•

any transaction that would result in the beneficial ownership or voting power (or both) of more than 50% of the Company’s then outstanding voting securities by one or more persons, entities or groups that are not, immediately prior to such transaction, affiliates of the Company;

•	within any 12-month period, the persons who were members of the Board at the beginning of such period cease to constitute at least a majority of the Board; or
•

the sale, transfer or other disposition of all or substantially all of the assets of the Company to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, affiliates of the Company.

70

Executive Compensation

Treatment of 2011 Equity Plan Awards upon Change in Control.

Under the 2011 Equity Plan, unless provided otherwise in the individual award agreements (as is the case for the Stock Option grant to Mr. Lukach in 2014), if the Company undergoes a “change in control”, as defined below, (i) Stock Options will generally accelerate and be canceled in exchange for a cash payment equal to the change in control price per share minus the exercise price of the applicable option, unless the Compensation Committee elects to provide for alternative awards in lieu of cancellation and payment, and (ii) shares of restricted stock will vest and become non-forfeitable. Under the 2011 Equity Plan, a “change in control” is generally defined as the first to occur of the following events:

•

the acquisition by any person, entity or “group” (as defined in Section 13(d) of the Exchange Act, as amended) of 50% or more of the combined voting power of the Company’s then outstanding voting securities, other than any such acquisition by the Company, any of its subsidiaries, any associate benefit plan of the Company or any of its subsidiaries, or by CD&R Univar Holdings, L.P. or any of its affiliates, excluding an acquisition immediately following which CD&R Univar Holdings, L.P. owns at least 10% of the outstanding shares of Company stock;

•	within any 12-month period, the persons who were members of the Board at the beginning of such period cease to constitute at least a majority of the Board; or
•

the sale, transfer or other disposition of all or substantially all of the Company’s assets to one or more persons or entities that are not, immediately prior to such sale, transfer or other disposition, affiliates of the Company.

Treatment of Nonqualified Deferred Compensation on Termination

In the event that an NEO’s employment with the Company is terminated for any reason, the NEO will receive the balance of his deferred compensation account in accordance with the terms of the SVIP. The balance of each NEO’s deferred compensation account as of the end of fiscal year 2019 is set forth in the table above titled “Nonqualified Deferred Compensation for Fiscal Year 2019.”

Pay Ratio Disclosure

The SEC’s pay ratio disclosure rules permit the use of estimates, assumptions, and adjustments, and the SEC has acknowledged that pay ratio disclosures may involve a degree of imprecision. We believe that the below pay ratio is a reasonable estimate calculated in a manner consistent with the SEC’s pay ratio disclosure rules.

In determining the CEO pay ratio for 2019, the Company used the same median employee that was used for the 2017 and 2018 CEO pay ratios. In accordance with the SEC’s pay ratio disclosure rules, we omitted the 2,049 employees acquired in connection with the Nexeo Solutions acquisition in determining whether a significant change to our employee population or compensation arrangement had occurred and determined that there have been no changes to our employee population or employee compensation arrangements in 2019 that we believe would significantly affect our pay ratio disclosure. The median employee selected in 2017 remained in the same position in 2019 and did not experience a significant change in compensation. The Company determined the median employee’s annual total compensation (calculated in accordance with the Summary Compensation Table) was $64,418 in 2019. The CEO’s annual total compensation for 2019 was $6,479,497.

As a result, we estimate that the ratio of CEO annual total compensation to median annual total compensation of all employees was 101:1.

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Additional Information

What is “Householding” of proxy materials?

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be sending householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a request to Univar Solutions Inc., Investor Relations, 3075 Highland Parkway, Suite 200, Downers Grove, Illinois, 60515 or by calling 1-844-632-1060.

May I propose actions for consideration at next year’s Annual Meeting of stockholders?

Under the rules of the SEC, stockholders who intend to present proposals for consideration at the 2021 Annual Meeting, and who wish to have their proposals included in Univar Solutions’ proxy statement for that meeting, must be certain that their proposals are received at the Company’s principal executive offices in Downers Grove, Illinois on or before November 25, 2020, which date is 120 calendar days before the anniversary of the date on which this Proxy Statement was first distributed to our stockholders. However, if the date of the Annual Meeting is moved by more than 30 days prior to, or more than 30 days after, May 7, 2020, then the deadline for inclusion in the proxy for the 2021 Annual Meeting will instead be a reasonable time before the Company begins to print and mail its proxy materials.

Any stockholder who desires to submit a proposal of business to be considered by stockholders at the 2021 Annual Meeting that is not intended to be included in our proxy statement relating to the 2021 Annual Meeting must submit the proposal in writing to the Secretary, as provided in the Bylaws, not less than 90 and no more than 120 days prior to the first anniversary of the previous year’s Annual Meeting. For the 2021 Annual Meeting, the Secretary of the Company must receive this notice no later than February 6 , 2021, and no earlier than January 7, 2021, which dates are 90 days and 120 days, respectively, prior to May 7, 2021, the anniversary of the Annual Meeting; provided, that if the annual meeting is called for a date that is more than 30 days before or 70 days after such anniversary date, then notice by the stockholder to be timely must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

The Company recently adopted a proxy access provision in the Bylaws that permits eligible stockholders to nominate and include in our proxy statement director nominee(s), subject to the stockholder complying with the procedures set forth in the Bylaws. Notice must be provided in writing to the Secretary, as provided in the Bylaws, no earlier than 150 calendar days and no later than 120 calendar days before the anniversary of the date that the Company mailed its proxy statement for the previous year’s Annual Meeting. For the 2021 Annual Meeting, the Secretary of the Company must receive this notice no later than November 25 , 2020, and no earlier than October 26, 2020, which dates are 120 calendar days and 150 calendar days, respectively, prior to March 25, 2021, the anniversary of the date that the Company mailed its proxy statement for the Annual Meeting; provided, that if the annual meeting is not scheduled to be held on a date that is not within 30 days before or after such anniversary date, then notice by the stockholder to be timely must be delivered not later than the close of business on the date that is 180 days prior to such annual meeting or the tenth day following the day on which public announcement or disclosure of the date of such meeting is first made.

Proposals should be sent to: Secretary, Univar Solutions Inc., 3075 Highland Parkway, Suite 200, Downers Grove, Illinois 60515. You may contact the Secretary at the address mentioned above for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals.

All proposals must also comply with the applicable requirements of the federal securities laws and the Bylaws in order to be included in the proxy statement and proxy card for the 2021 Annual Meeting.

72

EXHIBIT A

Univar Solutions Inc. 2020 Omnibus Incentive Plan

Univar Solutions Inc.

2020 Omnibus Incentive Plan

| ANNUAL MEETING NOTICE AND PROXY STATEMENT 2020 |	1

Univar Solutions Inc.

2020 Omnibus Incentive Plan

Article 1. Establishment, Purpose and Duration

1.1Establishment. Univar Solutions Inc., a Delaware corporation, establishes an incentive compensation plan to be known as the Univar Solutions Inc. 2020 Omnibus Incentive Plan (the “Plan”), as set forth in this document. The Plan permits the grant of various forms of equity- and cash-based awards. The Plan shall become effective upon shareholder approval (the “Effective Date”) and shall remain in effect as provided in Section 1.4. The Plan and each Award granted hereunder are conditioned on and shall be of no force or effect until the Plan is approved by the shareholders of the Company.

1.2Replacement of Prior Plan. The Plan is intended to replace and succeed the Univar Solutions Inc. 2017 Omnibus Equity Incentive Plan, as amended (the “Prior Plan”), and, from and after the Effective Date, no further awards shall be made under the Prior Plan. For the avoidance of doubt, the adoption of this Plan will have no effect on the terms and conditions of outstanding awards under the Prior Plan.

1.3Purpose of the Plan. The purpose of the Plan is to foster and promote the long-term financial success of the Company by (a) motivating superior performance by means of performance-related incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Participants, and (c) enabling the Company to attract and retain qualified and competent persons as employees of the Company and to serve as members of the Board whose judgment, interest and performance are required for the successful operations of the Company.

1.4Duration of the Plan. Unless sooner terminated as provided herein, the Plan shall terminate ten (10) years from the Effective Date. After the Plan is terminated, no Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1“Affiliate” means any entity that, directly or indirectly, controls, is controlled by, or is under common control with, the Company, where control shall have the meaning given such term under Rule 405 of the Securities Act.

2.2“Award” means a grant under the Plan of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Share Units, Performance Units, Cash-Based Awards or Other Stock-Based Awards, in each case subject to the terms of the Plan.

2.3“Award Agreement” means a written or electronic agreement entered into by the Company and a Participant, or a written or electronic statement issued by the Company to a Participant, which in either case contains (either expressly or by reference to this Plan or any subplan created hereunder) the terms and provisions applicable to an Award granted under the Plan, including any amendment or modification thereof. The Committee may provide for the use of electronic, Internet or other non-paper Award Agreements, and the use of electronic, Internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.4“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act and the terms “Beneficial Ownership” and “Beneficially Own” shall have the corresponding meanings.

2.5“Board” means the Board of Directors of the Company.

2.6“Cash-Based Award” means an Award, denominated in cash, granted to a Participant as described in Article 12.

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2.7“Cause” shall mean, unless otherwise provided in an Award Agreement or in a Participant’s effective employment, severance, consulting or other services agreement with the Company or any Subsidiary that employs such Participant, any of the following:

(a)the Participant’s willful and continued failure to perform his or her material duties with respect to the Company or its Subsidiaries (except where due to a physical or mental incapacity), which continues beyond ten (10) business days after a written demand for substantial performance is delivered to the Participant by the Company or a Subsidiary;

(b)the Participant’s failure to comply with a policy or practice of the Company or its Subsidiaries; the Participant’s failure to comply with any laws, regulations or ordinances related to the Participant’s employment with or duties for the Company or its Subsidiaries;

(c)the Participant’s conviction of or plea of nolo contendere to (i) the commission of a felony, or (ii) any misdemeanor that is a crime of moral turpitude; (e) willful and gross misconduct by the Participant in connection with his duties as an employee of the Company or its Subsidiaries; or

(d)the Participant’s breach of any Award Agreement, employment agreement, or non-competition, non-solicitation or confidentiality obligations owed by the Participant to the Company or its Subsidiaries.

For purposes of this definition, no act or omission on the part of the Participant shall be deemed “willful” if done, or omitted to be done, by the Participant in good faith and in the reasonable belief that such action or omission was in the best interest of the Company or its Subsidiaries, and no failure of the Participant or the Company or its Subsidiaries to achieve performance goals, in and of itself, shall be treated as a basis for the termination of a Participant’s employment by the Company or its Subsidiaries for “Cause.” A termination for Cause shall be deemed to include a determination by the Committee following a Participant’s termination of employment that circumstances existing prior to such termination would have entitled the Company or a Subsidiary to have terminated such Participant’s employment for Cause.

2.8“Change in Control” means, except as may otherwise be provided in an Award Agreement, the occurrence of any one of the following events:

(a)An acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (1) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company or (4) any acquisition pursuant to a transaction which complies with clauses (1), (2) and (3) of subsection (c) of this Section 2.8; or

(b)A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board being hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this Section 2(b), that any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this provision) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board shall not be so considered as a member of the Incumbent Board; or

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(c)Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Corporate Transaction”); excluding, however, such a Corporate Transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding shares of common stock of the Company and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the outstanding shares of common stock of the Company and Outstanding Company Voting Securities, as the case may be, (2) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 40% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction, and (3) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction.

Notwithstanding any of the foregoing, however, in any circumstance or transaction in which compensation resulting from or in respect of an Award would result in the imposition of an additional tax under Code Section 409A if the foregoing definition of “Change in Control” were to apply, but would not result in the imposition of any additional tax if the term “Change in Control” were defined herein to mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), then “Change in Control” shall mean a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5), but only to the extent necessary to prevent such compensation from becoming subject to an additional tax under Code Section 409A.

2.9“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of the Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.

2.10“Commission” means the Securities and Exchange Commission.

2.11“Committee” means the Compensation Committee of the Board or a subcommittee thereof or any other committee designated by the Board to administer the Plan. The members of the Committee shall be appointed from time to time by and shall serve at the discretion of the Board. If the Committee does not exist or cannot function for any reason, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee. Each member of the Committee shall be (i) an independent director within the meaning of the rules and regulations of the Nasdaq (or such other national securities exchange which is the principal market on which the Shares are then traded) and (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3.

2.12“Company” means Univar Solutions Inc. and any successor thereto as provided in Section 21.20.

2.13“Competitive Activity” means a Participant’s material breach of restrictive covenants relating to non-competition, non-solicitation (of customers or employees) or preservation of confidential information, or other covenants having the same or similar scope, included in an Award Agreement or other agreement to which the Participant and the Company or any of its Subsidiaries is a party.

2.14“Director” means any individual who is a member of the Board.

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2.15“Disability” means (x) for Awards that are not subject to Section 409A of the Code, “disability” as such term is defined in the long-term disability insurance plan or program of the Company or any Subsidiary then covering the Participant or, in the absence of such a plan or program, as determined by the Committee and (y) for Awards that are subject to Section 409A of the Code, “disability” shall have the meaning set forth in Section 409A(a)(2)(c) of the Code; provided that with respect to Awards that are not subject to Section 409A, (A) in the case of any Participant who, as of the date of determination, is a party to an effective employment, severance, consulting or other services agreement with the Company or any Subsidiary that employs such Participant, “Disability” shall have the meaning, if any, specified in such agreement and (B) the Committee’s reasoned and good faith judgment of Disability shall be final and shall be based on such competent medical evidence as shall be  presented to it by the Participant or by any physician or group of physicians or other competent medical expert employed by the Participant or the Company to advise the Committee.

2.16“Dividend Equivalent” has the meaning set forth in Section 17.2.

2.17“Effective Date” has the meaning set forth in Section 1.1.

2.18“Employee” means any individual performing services for the Company, an Affiliate or a Subsidiary and designated as an employee of the Company, an Affiliate or the Subsidiary on its payroll records. An Employee shall not include any individual during any period he or she is classified or treated by the Company, Affiliate or Subsidiary as an independent contractor, a consultant or an employee of an employment, consulting or temporary agency or any other entity other than the Company, Affiliate or Subsidiary, without regard to whether such individual is subsequently determined to have been, or is subsequently retroactively reclassified, as a common-law employee of the Company, Affiliate or Subsidiary during such period. An individual shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or among the Company, or any Affiliate or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed 90 days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three months following the 91st day of such leave, any Incentive Stock Option held by a Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

2.19“Exchange Act” means the Securities Exchange Act of 1934.

2.20“Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.21“Fair Market Value” means, as applied to a specific date and unless otherwise specified in an Award Agreement, the closing price of a Share as reported on the primary national securities exchange on which the shares are listed on such specified date, or if no sales of Shares shall have occurred on such specified date, the closing price of the Shares on such exchange on the next preceding date on which there were such sales. Notwithstanding the foregoing, if Shares are not traded on any established stock securities exchange, the Fair Market Value means the price of a Share as established by the Committee acting in good faith based on a reasonable valuation method that is consistent with the requirements of Code Section 409A and the regulations thereunder.

2.22“Good Reason” shall, as to any Participant, have the meaning set forth in an effective employment, severance, consulting or other services agreement to which the Participant is a party with the Company or a Subsidiary that employs the Participant, or, in the absence of such an agreement, mean:

(a)a material reduction in the Participant’s base salary or a material reduction in the Participant’s target annual incentive compensation opportunity, in each case, other than (1) any isolated or inadvertent failure by the Company or the applicable Subsidiary that is not in bad faith and is cured within thirty (30) business days after the Participant gives the Company or the applicable Subsidiary notice of such event or (2) reduction which is applicable to all employees in the same salary grade as the Participant;

(b)a material diminution in the Participant’s title, duties and responsibilities, other than any isolated or inadvertent failure by the Company or the applicable Subsidiary that is not in bad faith and is cured within fifty (50) business days after the Participant gives the Company or the applicable Subsidiary notice of such event; or

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(c)a transfer of the Participant’s primary workplace by more than thirty-five (35) miles.

2.23 “Grant Date” means the date an Award to a Participant pursuant to the Plan is approved by the Committee (or such later date as specified in such approval by the Committee).

2.24“Grant Price” means the per Share price established at the time of grant of a SAR pursuant to Article 7.

2.25“Incentive Stock Option” or “ISO” means an Award granted pursuant to Article 6 that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422 or any successor provision.

2.26 “Non-employee Director” means a Director who is not an Employee.

2.27“Nonqualified Stock Option” means an Award that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.28“Option” means an Award granted pursuant to Article 6, which Award may be an Incentive Stock Option or a Nonqualified Stock Option.

2.29“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of the Plan that is granted pursuant to Article 12.

2.30“Normal Retirement Age” shall have the meaning set forth in the applicable Award Agreement or, if not defined in the Award Agreement, age 65 or older pursuant to the customary policies of the Company.

2.31“Participant” means any eligible individual as set forth in Article 5 to whom an Award is granted.

2.32“Performance Goals” means the goals established by the Committee that must be satisfied in order for a Participant to receive an Award for a Performance Period or for an Award of Performance Share Units or Performance Units to be earned or vested. At the discretion of the Committee, Performance Goals may be based upon one or more of the following measures: GAAP or adjusted GAAP accounting measures, operational metrics, strategic goals and objectives, environmental, social and governance metrics and individual goals.

2.33“Performance Period” means the period of time during which pre-established performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.34“Performance Share Unit” means an Award granted pursuant to Article 10.

2.35“Performance Unit” means an Award granted pursuant to Article 11.

2.36“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a vesting requirement (based on the continued service, the achievement of Performance Goals or upon the occurrence of other events as determined by the Committee, in its discretion) as provided in Articles 8 and 9.

2.37“Restricted Stock” means an Award granted pursuant to Article 8.

2.38“Restricted Stock Unit” means an award granted under Article 9.

2.39“Share” means a share of common stock, par value $0.01 per share, of the Company.

2.40“Stock Appreciation Right” or “SAR” means an Award granted under Article 7.

2.41“Subscription Agreement” means any written agreement, contract or other instrument or document, including through an electronic medium, required by the Company to be entered into between the Company and the Participant upon the issuance of Shares of Company common stock subject to an Award, which establishes the rights and obligations of each of them relating to the Shares so issued to the Participant; it being understood that the Committee may determine that no Subscription Agreement is required in all or individual cases.

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2.42“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, ownership of more than 50% of the total combined voting power of all classes of stock.

2.43“Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company, Subsidiary or any Affiliate or with which the Company, Subsidiary or any Affiliate combines.

2.44“Termination of Service” means the following:

(a)for an Employee, the date on which the Employee is no longer an Employee;

(b)for a Non-Employee Director, the date on which the Non-Employee Director is no longer a member of the Board; and

(c)for a Third-Party Service Provider, the date on which such individual no longer provides substantial services on a regular basis to the Company.

With respect to any payment of an Award subject to Code Section 409A, a Termination of Service shall mean a “separation from service” within the meaning of Code Section 409A.

2.45“Third-Party Service Provider” means any consultant, agent, advisor or independent contractor who renders bona fide services to the Company, Subsidiary or any Affiliate that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, (b) do not directly or indirectly promote or maintain a market for the Company’s securities, and (c) are provided by a natural person who has contracted directly with the Company, its Affiliates or its Subsidiaries to render such services

Article 3. Administration

3.1General. The Committee shall be responsible for administering the Plan subject to this Article 3 and the other provisions of the Plan. The Committee may employ attorneys, consultants, accountants, agents and other individuals, any of whom may be an Employee, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such individuals. All expenses and liabilities incurred by the Committee in connection with the administration of the Plan shall be borne by the Company. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Participants, the Company, Subsidiaries, Affiliates, and all other parties. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated. Any action of the Committee shall be valid and effective even if the members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for membership in clauses (i) and (ii) of Section 2.11.

3.2Authority of the Committee. Subject to any express limitations set forth in the Plan, the Committee shall have full and exclusive discretionary power and authority to take such actions as it deems necessary and advisable with respect to the administration of the Plan including, but not limited to, the following:

(a)To determine from time to time which of the persons eligible under the Plan shall be granted Awards, when and how each Award shall be granted, what type or combination of types of Awards shall be granted, the provisions of each Award granted (which need not be identical), including the time or times when a person shall be permitted to receive Shares pursuant to an Award and the number of Shares subject to an Award or the value of an Award;

(b)To construe and interpret the Plan and Awards granted under it, and to establish, amend, and revoke rules and regulations for its administration;

(c)To correct any defect, omission or inconsistency in the Plan or in an Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective;

(d)To approve forms of Award Agreements for use under the Plan;

(e)To determine Fair Market Value of a Share;

(f)To amend any Award Agreement as permitted under the Plan;

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(g)To adopt sub-plans and/or special provisions applicable to stock awards regulated by the laws of a jurisdiction other than and outside of the United States, to Cash-Based Awards, or to awards to Directors. Such sub-plans and/or special provisions shall be subject to and consistent with the terms of the Plan and in accordance with Section 5.4, except to the extent the Committee determines that different terms and conditions are necessary or desirable to comply with the laws of a jurisdiction other than and outside of the United States;

(h)To authorize any person to execute on behalf of the Company any instrument required to affect the grant of an Award;

(i)To determine whether Awards shall be settled in Shares, cash or in any combination thereof;

(j)To determine whether Awards shall provide for Dividend Equivalents;

(k)To establish a program whereby Participants designated by the Committee may reduce compensation otherwise payable in cash in exchange for Awards under the Plan;

(l)To authorize a program permitting eligible Participants to surrender outstanding Awards in exchange for newly granted Awards subject to any applicable shareholder approval requirements set forth in the Plan;

(m)To impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by a Participant or other subsequent transfers by a Participant of any Shares, including, without limitation, restrictions under an insider trading policy and restrictions as to the use of a specified brokerage firm for such resales or other transfers;

(n)To waive any restrictions, conditions or limitations imposed on an Award at the time the Award is granted or at any time thereafter;

(o)To permit Participants to elect to defer payments of Awards; provided that any such deferrals shall comply with applicable requirements of the Code, including Code Section 409A; and

(p)To extend the timing of the settlement or payment of an Award to the extent permitted under Code Section 409A and other applicable law and rules of the exchange that is the primary trading market of the Shares.

3.3Delegation. To the extent permitted by law, the Committee may delegate to one or more of its members or to one or more officers of the Company or any Subsidiary or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Committee or such individuals may have under the Plan. To the extent permitted by law, the Committee may delegate to one or more of its members or more officers of the Company the authority, subject to the terms and conditions as the Committee shall determine, to (a) designate employees to be recipients of Awards under the Plan and (b) determine the size of any Awards; provided that (x) the Committee shall not delegate such responsibilities for Awards granted to an employee who was an officer, Director, or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act; (y) the resolution providing for such authorization sets forth the total number of Shares such officer(s) may grant; and (z) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.

Article 4. Shares Subject to The Plan and Minimum Vesting Standards

4.1Number of Shares Authorized and Available for Awards. Subject to adjustment as provided under Section 4.3, the total number of Shares that may be the subject of Awards and issued under the Plan shall be 6,650,000. Such Shares may be authorized and unissued Shares or, to the extent permitted by applicable law, issued shares that have been reacquired by the Company. Any of the authorized Shares may be used for any type of Award under the Plan, and any or all of the Shares may be allocated to Incentive Stock Options. Solely for the purpose of determining the number of Shares available for Awards under this Section 4.1, the number of shares available for issuance under the Plan shall be reduced by one (1.00) Share for every one (1.00) Share granted in respect of an Award, provided however that in the case of an Award that provides for a range of potential Share payouts the number of shares available for issuance under the Plan shall be reduced by the maximum number of Shares that may be paid under such an Award.

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4.2Share Usage. In determining the number of Shares available for grant under the Plan at any time, the following rules shall apply:

(a)Any Shares subject to an Award granted under the Plan or Prior Plan that on or after the Effective Date terminates by expiration, forfeiture, cancellation or otherwise without the issuance of the Shares (or with the forfeiture of Shares in connection with a Restricted Stock Award), is settled in cash in lieu of Shares, or is exchanged with the Committee’s permission, prior to the issuance of Shares, for an Award not involving Shares shall become available again for grant under the Plan.

(b)Any Shares that are withheld by the Company or tendered by a Participant (by either actual delivery or attestation) on or after the Effective Date to satisfy tax withholding obligations associated with an Award (other than an Option or SAR) granted under the Plan or Prior Plan, shall become available again for grant under the Plan.

(c)Any Shares that are withheld by the Company or tendered by a Participant (by either actual delivery or attestation) on or after the Effective Date (i) to pay the Exercise Price of an Option granted under the Plan or Prior Plan or (ii) to satisfy tax withholding obligations associated with an Option or SAR granted under the Plan or Prior Plan, shall not become available again for grant under the Plan.

(d)Any Shares that were subject to a stock-settled SAR granted under the Plan or Prior Plan that were not issued upon the exercise of such SAR on or after the Effective Date shall not become available again for grant under the Plan.

(e)Any Shares that were purchased by the Company on the open market on or after the Effective Date with the proceeds from the exercise of an Option granted under the Plan or Prior Plan shall not become available for grant under the Plan.

(f)Shares subject to Substitute Awards shall not be counted against the share reserve specified in Section 4.1.

4.3Adjustments. All Awards shall be subject to the following provisions:

(a)In the event of any equity restructuring (within the meaning of FASB ASC Topic 718) that causes the per share value of Shares to change, such as a stock dividend, stock split, reverse stock split, split up, spin-off, rights offering or recapitalization through an extraordinary dividend, the Committee, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, as applicable, (i) the number and kind of Shares or other securities that may be issued under the Plan or under particular forms of Award Agreements, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the Exercise Price or Grant Price applicable to outstanding Awards, and (iv) other value determinations applicable to outstanding Awards. In the event of any other change in corporate capitalization (including, but not limited to, a merger, consolidation, any reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), or any partial or complete liquidation of the Company to the extent such events do not constitute equity restructurings or business combinations within the meaning of FASB ASC Topic 718, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number.

(b)In addition to the adjustments permitted under paragraph (a) above, the Committee, in its sole discretion, may make such other adjustments or modifications in the terms of any Awards that it deems appropriate to reflect any of the events described in Section 4.3(a), including, but not limited to, (i) modifications of performance goals and changes in the length of Performance Periods, or (ii) the substitution of other property of equivalent value (including, without limitation, cash, other securities and securities of entities other than the Company that agree to such substitution) for the Shares available under the Plan or the Shares covered by outstanding Awards, including arranging for the assumption, or replacement with new awards, of Awards held by Participants and (iii) in connection with any sale of a Subsidiary, arranging for the assumption, or replacement with new awards, of Awards held by Participants employed by the affected Subsidiary by the Subsidiary or an entity that controls the Subsidiary following the sale of such Subsidiary.

(c)The determination of the Committee as to the foregoing adjustments set forth in this Section 4.3, if any, shall be made in accordance with Code Sections 409A or 424, to the extent applicable, and shall conclusive and binding on Participants under the Plan.

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4.4Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or any Subsidiary or any Affiliate or with which the Company or any Subsidiary or any Affiliate combines has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan. Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Non-Employee Directors prior to such acquisition or combination.

4.5Minimum Vesting Standards. Any Award and all portions of an Award granted under this Plan shall be subject to a minimum vesting period of at least one year. Notwithstanding the immediately preceding sentence, (i) the Committee may permit and authorize acceleration of vesting of Awards to the extent permitted under the Plan, and (ii) the Committee may grant Awards covering up to five percent (5%) of the total number of Shares authorized under this Plan without respect to the minimum vesting standards set forth in this Section 4.5.

Article 5. Eligibility and Participation

5.1Eligibility to Receive Awards. Individuals eligible to participate in the Plan shall be limited to Employees, Non-employee Directors and Third-Party Service Providers of the Company and its Subsidiaries.

5.2Participation in the Plan. Subject to the provisions of the Plan, the Committee may, from time to time, select from all individuals eligible to participate in the Plan, those individuals to whom Awards shall be granted and shall determine, in its sole discretion, the nature of any and all terms permissible by law and the amount of each Award.

5.3Award Agreements. The Committee shall have the exclusive authority to determine the terms of an Award Agreement evidencing an Award granted under the Plan, subject to the provisions herein. The terms of an Award Agreement need not be uniform among all Participants or among similar types of Awards.

5.4Participants Based Outside the United States. To conform with the provisions of local laws and regulations, or with local compensation practices and policies in foreign countries in which the Company or any of its Subsidiaries or Affiliates operate, the Committee may (i) modify the terms and conditions of Awards granted to Participants employed outside the United States (“Non-U.S. Awards”), (ii) establish subplans with such modifications as may be necessary or advisable under the circumstances and (iii) take any action which it deems advisable to obtain, comply with or otherwise reflect any necessary governmental regulatory procedures, exemptions or approvals with respect to the Plan. The Committee’s decision to grant Non-U.S. Awards or to establish subplans is entirely voluntary, and at the complete discretion of the Committee. The Committee may amend, modify or terminate any subplans at any time, and such amendment, modification or termination may be made without prior notice to the Participants. The Company, its Subsidiaries and Affiliates and members of the Committee shall not incur any liability of any kind to any Participant as a result of any change, amendment or termination of any subplan at any time. The benefits and rights provided under any subplan or by any Non-U.S. Award (x) are wholly discretionary and, although provided by either the Company, a Subsidiary or Affiliate, do not constitute regular or periodic payments and (y) except as otherwise required under applicable laws, are not to be considered part of the Participant’s salary or compensation under the Participant’s employment with the Participant’s local employer for purposes of calculating any severance, resignation, redundancy or other end of service payments, vacation, bonuses, long-term service awards, indemnification, pension or retirement benefits, or any other payments, benefits or rights of any kind. If a subplan is terminated, the Committee may direct the payment of Non-U.S. Awards (or direct the deferral of payments whose amount shall be determined) prior to the dates on which payments would otherwise have been made, and, in the Committee’s discretion, such payments may be made in a lump sum or in installments.

Article 6. Stock Options

6.1Grant of Options. Options may be granted to Participants covering such number of Shares, and upon such terms, and at any time and from time to time as shall be determined by the Committee. Each grant of an Option shall be evidenced by an Award Agreement, which shall specify whether the Option is in the form of a Nonqualified Stock Option or an Incentive Stock Option.

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6.2Exercise Price. The Exercise Price for each Option shall be determined by the Committee and shall be specified in the Award Agreement evidencing such Option; provided, however, the Exercise Price must be at least equal to 100% of the Fair Market Value of a Share as of the Option’s Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A and, in the case of Incentive Stock Options, Code Section 424), and subject to adjustment as provided for under Section 4.3.

6.3Term of Option. The term of an Option granted to a Participant shall be determined by the Committee; provided, however, no Option shall be exercisable later than the tenth anniversary of its Grant Date.

6.4Exercise of Option. An Option shall be exercisable at such times and be subject to such restrictions and vesting conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.5Exercise of Option by the Committee. If Participant has not exercised an Option immediately prior to the expiration of such Option and the Fair Market Value on the date of expiration exceeds the Exercise Price of such Option, the Committee may, in its sole discretion, exercise the Option on behalf of the Participant by causing the exercise price to be paid through a broker-assisted cashless exercise program established by the Company. For the avoidance of doubt, the Committee will not be required to obtain the Participant’s consent prior to such exercise, and the Committee’s exercise of discretion under this Section 6.5 need not be uniform among Participants, whether or not such persons are similarly situated.

6.6Payment of Exercise Price. An Option shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. Any Shares issued upon exercise of an Option are subject to Section 14.3. A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Exercise Price and the payment of applicable withholding taxes. The Exercise Price of any exercised Option shall be payable to the Company in accordance with one of the following methods to the extent permitted under a Participant’s applicable Award Agreement as determined by the Committee in its discretion on the date of grant:

(a)In cash or its equivalent,

(b)By tendering (either by actual delivery or by attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price,

(c)By a cashless (broker-assisted) exercise,

(d)By authorizing the Company to withhold Shares otherwise issuable upon the exercise of the Option having an aggregate Fair Market Value at the time of exercise equal to the Exercise Price,

(e)By any combination of (a), (b), (c) or (d), or

(f)By any other method approved or accepted by the Committee.

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars or Shares, as applicable.

6.7Special Rules Regarding ISOs. Notwithstanding any provision of the Plan to the contrary, an Option granted in the form of an ISO to a Participant shall be subject to the following rules:

(a)An Option shall constitute an Incentive Stock Option only if the Participant receiving the Option is an Employee and only if the Employee is employed by the Company, or a parent corporation or Subsidiary corporation within the meaning of Code Section 424, and only to the extent that (i) it is so designated in the applicable Award Agreement and (ii) the aggregate Fair Market Value (determined as of the Option’s Grant Date) of the Shares with respect to which Incentive Stock Options held by the Participant first become exercisable in any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000. To the extent an Option granted to a Participant exceeds this limit, the Option shall be treated as a Nonqualified Stock Option.

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(b)No Participant may receive an Incentive Stock Option under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, unless (i) the exercise price for that Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to that Incentive Stock Option on the Grant Date and (ii) that Option shall expire no later than five years after its Grant Date.

(c)For purposes of continued service by a Participant who has been granted an Incentive Stock Option, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment is not so provided, then on the date six months following the first day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonqualified Stock Option.

(d)If an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, such Option shall thereafter be treated as a Nonqualified Stock Option.

(e)Each Participant awarded an Incentive Stock Option shall notify the Company in writing immediately after the date he or she makes a disqualifying disposition of any Shares acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including any sale) of such Shares before the later of (i) two years after the Grant Date of the Incentive Stock Option or (ii) one year after the date of exercise of the Incentive Stock Option.

Article 7. Stock Appreciation Rights

7.1Grant of SARs. SARs may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. Each grant of SARs shall be evidenced by an Award Agreement.

7.2Grant Price. The Grant Price for each grant of an SAR shall be determined by the Committee and shall be specified in the Award Agreement evidencing the SAR; provided, however, the Grant Price must be at least equal to 100% of the Fair Market Value of a Share as of the Grant Date, except in the case of Substitute Awards (to the extent consistent with Code Section 409A), and subject to adjustment as provided for under Section 4.3.

7.3Term of SAR. The term of an SAR granted to a Participant shall be determined by the Committee; provided, however, no SAR shall be exercisable later than the tenth anniversary of its Grant Date.

7.4Exercise of SAR. An SAR shall be exercisable at such times and be subject to such restrictions and vesting conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

7.5Notice of Exercise. An SAR shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures that may be authorized by the Committee, setting forth the number of Shares with respect to which the SAR is to be exercised.

7.6Settlement of SARs. Upon the exercise of an SAR, pursuant to a notice of exercise properly completed and submitted to the Company in accordance with Section 7.5, a Participant shall be entitled to receive payment from the Company in an amount equal to the product of (a) and (b) below:

(a)The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price.

(b)The number of Shares with respect to which the SAR is exercised.

Payment shall be made in cash, Shares or a combination thereof as provided for under the applicable Award Agreement.

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7.7Exercise of SAR by the Committee. If a Participant has not exercised an SAR immediately prior to the expiration of such SAR and the Fair Market Value on the date of expiration exceeds the Grant Price of such SAR, the Committee may, in its sole discretion, exercise the SAR on behalf of the Participant and upon such election the Participation shall be entitled to receive payment from the Company in an amount and form determined under Section 7.6. For the avoidance of doubt, the Committee will not be required to obtain the Participant’s consent prior to such exercise, and the Committee’s exercise of discretion under this Section 7.7 need not be uniform among Participants, whether or not such persons are similarly situated.

Article 8. Restricted Stock

8.1Grant of Restricted Stock. Restricted Stock Awards may be granted to Participants in such number of Shares, and upon such terms, and at any time and from time to time as shall be determined by the Committee. Each grant of Restricted Stock shall be evidenced by an Award Agreement.

8.2Nature of Restrictions. Each grant of Restricted Stock may be subject to a requirement that a Participant pay a stipulated purchase price for each Share of Restricted Stock, and shall be subject to a Period of Restriction that shall lapse upon the satisfaction of such vesting conditions as are determined by the Committee and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:

(a)that the Shares of Restricted Stock may not be transferred in any fashion prior to their applicable vesting date or

(b)that the Shares of Restricted Stock may vest only upon completion of a specified period of continuous employment or other service and/or to the degree that specific Performance Goals have been achieved.

8.3Delivery of Shares. Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or by one or more stock certificates issued in the name of the Participant. Any such stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry shall be subject to comparable restrictions and corresponding stop transfer instructions. Upon the vesting of Shares of Restricted Stock, and the Company’s determination that any necessary conditions precedent to the release of vested Shares (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, such vested Shares shall be made available to the Participant in such manner as may be prescribed or permitted by the Committee.

8.4Voting Rights. As set forth in a Participant’s applicable Award Agreement, the Committee shall determine the extent to which a Participant holding Shares of Restricted Stock shall be granted the right to exercise full voting rights with respect to those Shares.

8.5Section 83(b) Election. No election under Section 83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award document or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

Article 9. Restricted Stock Units

9.1Grant of Restricted Stock Units. Restricted Stock Units may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. A grant of Restricted Stock Units shall not represent the grant of Shares but shall represent a promise to deliver a corresponding number of Shares or the value of such number of Shares based upon the completion of service, performance conditions, or such other terms and conditions as specified in the applicable Award Agreement over the Period of Restriction. Each grant of Restricted Stock Units shall be evidenced by an Award Agreement.

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9.2Nature of Restrictions. Each grant of Restricted Stock Units may be subject to a requirement that a Participant pay a stipulated purchase price for each Share earned under such grant, and shall be subject to a Period of Restriction that shall lapse upon the satisfaction of such vesting conditions as are determined by the Committee and set forth in an applicable Award Agreement. Such conditions or restrictions may include, without limitation, one or more of the following:

(a)that the Restricted Stock Units may not be transferred in any fashion, or

(b)that the Restricted Stock Units may vest only upon completion of a specified period of continuous employment or other service and/or to the degree that specific Performance Goals have been achieved.

9.3Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder or the Shares subject to any Restricted Stock Units granted hereunder prior to the issuance of the Shares.

9.4Settlement and Payment of Restricted Stock Units. Unless otherwise elected by the Participant as permitted under the Award Agreement, or otherwise provided for in the Award Agreement, Restricted Stock Units shall be settled upon the date such Restricted Stock Units vest. Such settlement shall be made in Shares, cash or a combination thereof as provided for under the applicable Award Agreement.

Article 10. Performance Share Units

10.1Grant of Performance Share Units. Performance Share Units may be granted to Participants in such number, and upon such terms and at any time and from time to time as shall be determined by the Committee. Each grant of Performance Share Units shall be evidenced by an Award Agreement.

10.2Value of Performance Share Units. Each Performance Share Unit shall have a value equal to the Fair Market Value of a Share on the Grant Date. The Committee shall set Performance Goals that, depending on the extent to which they are met over the specified Performance Period and the satisfaction of applicable service-based vesting conditions, shall determine the number of Performance Share Units that shall vest, which may be greater than the target number of Performance Share Units granted, and be paid to a Participant.

10.3Earning of Performance Share Units. After the applicable Performance Period has ended, the number of Performance Share Units earned by the Participant over the Performance Period shall be determined as a function of the extent to which the applicable corresponding Performance Goals have been achieved. This determination shall be made by the Committee.

10.4Form and Timing of Payment of Performance Share Units. The Company shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Share Units in the form of Shares, cash or a combination thereof as provided for under the applicable Award Agreement.

Article 11. Performance Units

11.1Grant of Performance Units. Subject to the terms and provisions of the Plan, Performance Units may be granted to a Participant in such number, and upon such terms and at any time and from time to time as shall be determined by the Committee. Each grant of Performance Units shall be evidenced by an Award Agreement.

11.2Value of Performance Units. Each Performance Unit shall have an initial notional value equal to a dollar amount determined by the Committee. The Committee shall set Performance Goals in its discretion that, depending on the extent to which they are met over the specified Performance Period and the satisfaction of applicable service-based vesting conditions, shall determine the number of Performance Units that shall vest, the settlement value of each Performance Unit (if variable), and the settlement amount to be paid to the Participant.

11.3Earning of Performance Units. After the applicable Performance Period has ended, the number of Performance Units earned by the Participant over the Performance Period shall be determined as a function of the extent to which the applicable corresponding performance goals have been achieved. This determination shall be made by the Committee.

11.4Form and Timing of Payment of Performance Units. The Company shall pay at the close of the applicable Performance Period, or as soon as practicable thereafter, any earned Performance Units in the form of cash, Shares or a combination thereof, as provided for under the applicable Award Agreement.

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Article 12. Other Stock-Based Awards, Cash-Based Awards and Sale of Shares

12.1Grant of Other Stock-Based Awards and Cash-Based Awards.

(a)The Committee may grant Other Stock-Based Awards not otherwise described by the terms of the Plan to a Participant in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares.

(b)The Committee may grant Cash-Based Awards not otherwise described by the terms of the Plan to a Participant in such amounts and upon such terms as the Committee shall determine.

(c)Each grant of Other Stock-Based Awards and Cash-Based Awards shall be evidenced by an Award Agreement and/or subject to a subplan or special provisions approved by the Committee.

12.2Value of Other Stock-Based Awards and Cash-Based Awards.

(a)Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee.

(b)Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. If the Committee exercises its discretion to establish performance goals, the value of Cash-Based Awards that shall be paid to the Participant will depend on the extent to which such performance goals are met and any service-based payment conditions are satisfied.

12.3Payment of Other Stock-Based Awards and Cash-Based Awards. Payment, if any, with respect to Cash-Based Awards and Other Stock-Based Awards shall be made in accordance with the terms of the applicable Award Agreement in the form of cash, Shares or other forms of Awards under the Plan or a combination of cash, Shares and other forms of Awards. The determination of the form in which Awards subject to this Article 12 will be paid shall be made by the Committee, unless the Committee chooses to provide in an applicable Award Agreement that a Participant may elect, in accordance with such procedures and limitations as the Committee may specify, the form in which such an Award will be paid. To the extent any Award subject to this Article 12 is to be paid in other forms of Awards under the Plan, such Awards issued in payment shall be valued for purposes of such payment at their grant date fair value. If the Committee permits a Participant to elect to receive some or all of an amount that would otherwise be payable in cash under an Award subject to this Article 12 in Shares or other forms of Awards, the Committee may also provide in the applicable Award Agreement that the Fair Market Value of the Shares or the grant date fair value of the other forms of Awards may exceed the amount of cash that otherwise would have been payable.

12.4Sale of Shares to Service Providers. The Committee, acting in its sole discretion, may from time to time designate one or more Participants to whom an offer to sell Shares shall be made and the terms and conditions thereof, provided, however, that the price per Share shall not be less than the Fair Market Value of such Shares on the date any such offer is accepted. Each Share sold to a Participant under this Section 12.4 shall be evidenced by a Subscription Agreement in a form approved by the Committee, which shall contain terms consistent with the terms hereof. Any Shares sold under this Section 12.4 shall be subject to the same limitations, restrictions and administration hereunder as would apply to any Shares issued pursuant to the exercise of an Option under this Plan including, without limitation, conditions and restrictions set forth in Section 14.2. Unless otherwise determined by the Committee, Shares acquired pursuant to this Section 12.4 shall also be subject to the terms and conditions of a Subscription Agreement, which shall be accepted and acknowledged by the Participant, including by electronic means.

Article 13. Forfeiture and Recoupment of Awards

13.1General Rule on Forfeitures. Unless otherwise provided in a then-effective written agreement (including an Award Agreement) between a Participant and the Company, any Subsidiary or any Affiliate, Sections 13.2, 13.3, 13.4 and 13.5 below set forth the effect of a Participant’s Termination of Service on any Award then held by a Participant.

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13.2Termination for Cause. If a Participant Termination of Service is due to Cause, then the Participant shall forfeit, as of the date immediately preceding such Termination of Service, the Participant’s (i) outstanding and unexercised vested and nonvested Options and SARs, (ii) outstanding and nonvested Restricted Stock and (iii) outstanding and not yet settled vested and unvested RSUs, Performance Share Units, Performance Units, Cash-Based Awards and Other Stock-Based Awards granted to the Participant.

13.3Options and SARs. Subject to Section 13.1, upon a Participant’s Termination of Service, any then held Options and/or SARs shall be subject to the following rules:

(a)Termination of Service due to death or Disability. If a Participant incurs a Termination of Service by reason of death or Disability, any nonvested Option and/or SAR held by the Participant shall become vested on a pro rata basis, in an amount (taken together with other Options/SARs that were granted on the same date) equal to the product of (x) the number of unvested Options/SARs then held by the Participant that would have vested if the Participant’s Termination of Service occurred on the next following anniversary of such Options’/SARs’ grant date and (y) a fraction, the numerator of which is the number of days that have elapsed from the later of the grant date of such Award or the most recent anniversary of such grant date and the denominator of which is 365.

(b)Other Terminations of Service. If a Participant incurs a Termination of Service for any reason other than death or Disability, any nonvested Option and/or SAR then held by the Participant shall be forfeited.

13.4Time-based Restricted Stock and Restricted Stock Units. Subject to Section 13.1, upon a Participant’s Termination of Service, any then held nonvested Restricted Stock and/or Restricted Stock Units, the vesting of which is solely conditioned upon the completion of a service period, shall be subject to the following rules:

(a)Termination of Service due to death or Disability. If a Participant incurs a Termination of Service by reason of death or Disability, any nonvested Restricted Stock and/or Restricted Stock Units then held by the Participant shall become vested on a pro rata basis, in an amount (taken together with other restricted stock/RSUs that were granted on the same date) equal to the product of (x) the number of unvested Restricted Stock/RSUs then held by the Participant that would have vested if the Participant’s Termination of Service occurred on the next following anniversary of such Restricted Stock/RSUs grant date and (y) a fraction, the numerator of which is the number of days that have elapsed from the later of the grant date of such Award or the most recent anniversary of such grant date and the denominator of which is 365.

(b)Other Termination of Service. If a Participant incurs a Termination of Service for any reason other than death or Disability, any nonvested Restricted Stock and/or Restricted Stock Units then held by the Participant shall be forfeited.

13.5Performance-Based Awards. Subject to Section 13.1, upon a Participant’s Termination of Service prior to the end of the applicable Performance Period, any then held Award, the vesting of which is subject to the satisfaction of one or more performance conditions (“Performance-Based Awards”), shall be subject to the following rules:

(a)Termination of Service due to death or Disability. If a Participant incurs a Termination of Service by reason of death or Disability, any nonvested Performance-Based Awards then held by the Participant shall become vested on a pro rata basis in an amount (taken together with other Performance-Based Awards that were granted on the same date) equal to the product of (x) the number of such Awards that would have vested based on actual achievement of Performance Goals applicable to such Awards through the end of the applicable Performance Period and (y) a fraction, the numerator of which is the number of days that have elapsed from the first day of the applicable performance period through the date of the Participant’s Termination of Service the denominator of which is the number of days in the applicable performance period.

(b)Other Terminations of Service. If a Participant incurs a Termination of Service for any reason other than death or Disability, any Performance-Based Award then held by the Participant shall be forfeited.

13.6Post-Termination Exercise Period for Option/SARs. Except as otherwise provided in a Participant’s Award Agreement, if on the date of a Participant’s Termination of Service the Participant holds any vested and unexercised Options/SARs, the exercise period of such vested Option’s/SAR’s shall end on the earliest of (i) the last day of the full term of the Options/SARs specified in the Participant’s applicable Award Agreement or (ii) the following to occur:

(a)If the Participant incurs a Termination of Service on or after attaining Retirement Age (and such termination is not on account of Cause), then exercise period shall end twenty-four (24) months after the date of such Termination of Service at which

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time the Options/SARs shall be terminated and forfeited, unless subject to exercise by the Committee under Section 6.5 or 7.7, applicable;

(b)if the Participant incurs a Termination of Service by reason of the Participant’s involuntary termination without Cause or voluntary termination for Good Reason, then the exercise period shall end one-hundred eighty (180) days after the date of such Termination of Service at which time the Options/SARs shall be terminated and forfeited, unless subject to exercise by the Committee under Section 6.5 or 7.7, applicable;

(c)if the Participant incurs a Termination of Service by reason of the Participant’s death or Disability, then the exercise period shall end twelve (12) months after the date of such Termination of Service at which time the Options/SARs shall be terminated and forfeited, unless subject to exercise by the Committee under Section 6.5 or 7.7, as applicable;

(d)if the Participant incurs a Termination of Service for any reason other than as described in paragraphs (a) through (c) above, then the exercise period shall end ninety (90) days after such Termination of Service at which time the Options/SARs shall be terminated and forfeited, unless subject to exercise by the Committee under Section 6.5 or 7.7, as applicable.

13.7Recoupment Events.

(a)In addition to the forfeiture events specified in Section 13.2, the Committee may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable treatment of an Award.

(b)Awards and any compensation directly attributable to Awards may be made subject to forfeiture, recovery by the Company or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, including in response to the requirements of Section 10D of the Exchange Act and any implementing rules and regulations thereunder, or as otherwise required by law and any Award Agreement may be unilaterally amended by the Committee to comply with any such compensation recovery policy.

Article 14. Transferability of Awards and Shares

14.1Transferability of Awards. Unless otherwise agreed to in writing by the Committee, Awards shall not be transferable other than by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a domestic relations order entered into by a court of competent jurisdiction. In no event shall any transfer of an Award be for consideration or value. Notwithstanding the foregoing, ISOs may only be transferred by will or the laws of descent and during the lifetime of the Participant may only be exercised by the Participant in accordance with Code Section 422 and the applicable regulations thereunder. No Awards shall be subject, in whole or in part, to attachment, execution or levy of any kind; and any purported transfer in violation of this Section 14.1 shall be null and void. The Committee may establish such procedures as it deems appropriate for a Participant to designate a beneficiary to whom any amounts payable or Shares deliverable in the event of, or following, the Participant’s death may be provided.

14.2Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired by a Participant under the Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed or traded or under any blue sky or state securities laws applicable to such Shares, provided no such restriction shall cause the Shares not to be “service recipient stock” within the meaning of Code Section 409A to the extent applicable for Options and SARs.

Article 15. Non-employee Director Awards

15.1Awards to Non-employee Directors. The Committee shall approve all Awards to Non-employee Directors. The terms and conditions of any grant of any Award to a Non-employee Director shall be set forth in an Award Agreement.

15.2Annual Award Limit. The maximum aggregate value of equity and cash based Awards granted to any Non-employee Director during any calendar year shall not exceed $750,000 (“Annual Limit”), except in the case of a Non-employee Director who is serving as Chairman of the Board the Annual Limit shall be increased by 200%. The value of an equity-based Award shall be based on the Award’s grant date fair value as determined under applicable accounting standards.

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Article 16. Effect of a Change in Control

16.1Default Provisions.

(a)Subject to Section 4.3, upon a Change in Control all then-outstanding Awards shall immediately vest and be settled in accordance with Sections 16.2(a) and (b) below, except as may otherwise be provided in a then-effective written agreement (including an Award Agreement) between a Participant and the Company. The immediately preceding sentence shall not apply the extent that another award meeting the requirements of Section 16.3 (“Replacement Award”) is provided to the Participant pursuant to Section 4.3 to replace an Award (“Replaced Award”) subject to Sections 16.3(a) and (b).

(b)If a Participant incurs an involuntary Termination of Service, other than for Cause or a voluntary Termination of Service for Good Reason within three (3) months prior to the occurrence of a Change in Control, the Participant shall be treated, solely for the purposes of this Plan (including, without limitation, this Article 16) as continuing in the employment or service of the Company or the applicable Subsidiary until the occurrence of such Change in Control, and to have been terminated immediately thereafter.

16.2Treatment of Outstanding Awards Not Replaced.

(a)Outstanding Awards Subject Solely to a Service Condition.

(i)Upon a Change in Control, a Participant’s then-outstanding Awards, other than Options and Stock Appreciation Rights, that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company or any Affiliate shall become fully vested and shall be settled in cash, Shares or a combination thereof, as determined by the Committee, within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A).

(ii)Upon a Change in Control, a Participant’s then-outstanding Options and Stock Appreciation Rights that are not vested and as to which vesting depends solely on the satisfaction of a service obligation by the Participant to the Company or any Affiliate shall immediately become fully vested and exercisable over the exercise period set forth in the applicable Award Agreement. Notwithstanding the immediately preceding the sentence, the Committee may elect to cancel such outstanding Options or Stock Appreciation Rights and pay the Participant an amount of cash (less normal withholding taxes), within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A), equal to the excess of (i) the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Share as a result of the Change in Control (or if the Company shareholders do not receive any consideration as a result of the Change in Control, the Fair Market Value of a Share on the day immediately prior to the Change in Control) over (ii) the exercise price of such Options or the grant price of such Stock Appreciation Rights, multiplied by the number of Shares subject to each such Award in accordance with Code Section 409A to the extent applicable. No payment shall be made to a Participant for any Option or Stock Appreciation Right if the exercise price or grant price for such Option or Stock Appreciation Right, respectively, exceeds the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Share as a result of Change in Control.

(b)Outstanding Awards Subject to a Performance Condition.

(i)Upon a Change in Control, a Participant’s then-outstanding Awards, other than Options and Stock Appreciation Rights, that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied as if target performance was achieved, and shall be settled in cash, Shares or a combination thereof, as determined by the Committee, within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A), notwithstanding that the applicable performance period, retention period or other restrictions and conditions have not been completed or satisfied.

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(ii)Upon a Change in Control, a Participant’s then-outstanding Options and Stock Appreciation Rights that are not vested and as to which vesting depends upon the satisfaction of one or more performance conditions shall immediately vest and all performance conditions shall be deemed satisfied as if target performance was achieved and shall be exercisable over the exercise period set forth in the applicable Award Agreement. Notwithstanding the immediately preceding sentence, the Committee may elect to cancel such outstanding Options or Stock Appreciation Rights and pay the Participant an amount of cash (less normal withholding taxes) within thirty (30) days following such Change in Control (except to the extent that settlement of the Award must be made pursuant to its original schedule in order to comply with Code Section 409A) in an amount equal to the excess of (i) the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Share as a result of the Change in Control (or if the Company shareholders do not receive any consideration as a result of the Change in Control, the Fair Market Value of a Share on the day immediately prior to the Change in Control) over (ii) the exercise price of such Options or the grant price of such Stock Appreciation Rights, multiplied by the number of Shares subject to each such Award in accordance with Code Section 409A to the extent applicable. No payment shall be made to a Participant for any Option or Stock Appreciation Right if the exercise price or grant price for such Option or Stock Appreciation Right, respectively, exceeds the value, as determined by the Committee, of the consideration (including cash) received by the holder of a Share as a result of Change in Control.

16.3Definition of Replacement Award.

(a)An Award shall meet the conditions of this Section 16.3(a) (and hence qualify as a Replacement Award) if: (i) it is of the same type as the Replaced Award (or, if it is of a different type as the Replaced Award (such as a deferred cash equivalent award), the Committee, as constituted immediately prior to the Change in Control, finds such type acceptable); (ii) it has a value at least equal to the value of the Replaced Award; (iii) it relates to publicly traded equity securities listed on a U.S. national securities exchange of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control, except in the case of a Replacement Award granted in the form of a deferred cash equivalent award; (iv) its terms and conditions comply with Section 16.3(b); and (v) its other terms and conditions are not less favorable to the Grantee than the terms and conditions of the Replaced Award (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Award may take the form of a continuation of the Replaced Award if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 16.3(a) are satisfied shall be made by the Committee, as constituted immediately before the Change in Control, in its sole discretion. Without limiting the generality of the foregoing, the Committee may determine the value of Awards and Replacement Awards that are stock options or stock appreciation rights by reference to either their intrinsic value or their fair value.

(b)If at any time following a Change in Control, a Participant incurs an involuntary Termination of Service without Cause or a voluntary Termination of Service for Good Reason, then all Replacement Awards held by the Participant shall become fully vested and free of restrictions and, in the case of Replacement Awards in the form of (i) service-based stock options or stock appreciation rights shall be fully exercisable for the remainder of term of the stock options or stock appreciation rights, as applicable, (ii) performance-based stock option or performance-based stock appreciation right shall be deemed to be satisfied at target performance and shall be fully exercisable for the remainder of term of the stock option or stock appreciation right, as applicable, (iii) performance-based Awards (other than stock options and stock appreciation rights) shall be deemed to be satisfied at target performance and paid upon or within thirty (30) days of such Termination of Service, (iv) service-based Awards (other than stock options or stock appreciation rights) shall be paid upon or within thirty (30) days of such Termination of Service. Notwithstanding the foregoing, with respect to any Award that is considered deferred compensation subject to Code Section 409A, settlement of such Award shall be made pursuant to its original schedule if necessary to comply with Code Section 409A.

Article 17. Dividends and Dividend Equivalents

17.1Payment of Dividends on Restricted Stock. With respect to an Award of Restricted Stock, the Committee may grant or limit the right of a Participant to receive dividends declared on Shares that are subject to such Award to the extent the Award is not yet vested. The terms of any right to dividends shall be as set forth in the applicable Award Agreement, including the time and form of payment and whether such dividends shall be credited with interest or deemed to be reinvested in additional shares of Restricted Stock. If the Committee grants the right of a Participant to receive dividends declared on Shares subject to an unvested Award of Restricted Stock, then such dividends shall be subject to the same performance conditions and/or service conditions, as applicable, as the underlying Award.

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17.2Payment of Dividend Equivalents on Awards Other than Options, SARs and Restricted Stock. Except for Options, SARs and Restricted Stock, the Committee may grant Dividend Equivalents on the units or other Share equivalents subject to an Award based on the dividends actually declared and paid on outstanding Shares. The terms of any dividend equivalents shall be as set forth in the applicable Award Agreement, including the time and form of payment and whether such dividend equivalents shall be credited with interest or deemed to be reinvested in additional units or Share equivalents. Dividend Equivalents shall be subject to the same performance conditions and service conditions, as applicable, as the underlying Award.

Article 18. Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and shall be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such beneficiary designation, benefits remaining unpaid or rights remaining unexercised at the Participant’s death shall be paid to or exercised by the Participant’s executor, administrator or legal representative.

Article 19. Rights of Participants

19.1Employment. Nothing in the Plan or an Award Agreement shall (a) interfere with or limit in any way the right of the Company or any Subsidiary or any Affiliate to terminate any Participant’s employment with the Company or any Subsidiary or any Affiliate at any time or for any reason not prohibited by law or (b) confer upon any Participant any right to continue his employment or service as a Director for any specified period of time. Neither an Award nor any benefits arising under the Plan shall constitute an employment contract with the Company or any Subsidiary or any Affiliate.

19.2Participation. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

19.3Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 20. Amendment and Termination

20.1Amendment and Termination of the Plan and Awards.

(a)Subject to subparagraphs (b) and (c) of this Section 20.1 and Section 20.4 of the Plan, the Board may at any time amend, suspend or terminate the Plan, and the Board or Committee may at any time amend, suspend or terminate any outstanding Award Agreement.

(b)Without the prior approval of the Company’s shareholders and except as provided for in Section 4.3, no Option or SAR Award may be (i) amended to reduce the Exercise Price or the Grant Price thereof, as applicable; (ii) cancelled in exchange for the grant of any new Option or SAR with a lower Exercise Price or Grant Price, as applicable; or (iii) cancelled in exchange for cash, other property or the grant of any new Award at a time when the Exercise Price of the Option or the Grant Price of the SAR is greater than the current Fair Market Value of a Share.

(c)Notwithstanding the foregoing, no amendment of the Plan shall be made without shareholder approval if shareholder approval is required pursuant to rules promulgated by any stock exchange or quotation system on which Shares are listed or quoted or by applicable U.S. state corporate laws or regulations, or U.S. federal laws or regulations.

20.2Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.

(a)The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

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(b)The Committee shall retain the discretion to decrease the amount payable pursuant to a Cash-Based Award below the amount that would otherwise be payable upon attainment of the applicable performance goal(s) over a Performance Period that does not exceed a term of one (1) year, either on a formula or discretionary basis or any combination, as the Committee or its authorized delegate determines is appropriate.

(c)Any subplan may provide that the Committee shall retain the discretion to decrease the amount payable pursuant to a Cash-Based Award granted under such subplan below the amount that would otherwise be payable upon attainment of the applicable performance goal(s) over a Performance Period that does not exceed a term of one (1) year, either on a formula or discretionary basis or any combination, as the Committee or its authorized delegate determines is appropriate.

(d)The determination of the Committee as to any adjustments made pursuant to subparagraphs (a), (b) and (c) above shall be conclusive and binding on Participants under the Plan. By accepting an Award under the Plan, a Participant agrees to any adjustment to the Award made pursuant to this Section 20.2 without further consideration or action.

20.3Amendment to Conform to Law. Notwithstanding any other provision of the Plan to the contrary, the Board may amend the Plan and the Board or the Committee may amend an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or an Award Agreement to (i) any law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder, (ii) any applicable exchange requirements and (iii) any compensation recoupment policy adopted by the Company. By accepting an Award under the Plan, a Participant agrees to any amendment made pursuant to this Section 20.3 without further consideration or action.

20.4Awards Previously Granted. Notwithstanding any other provision of the Plan to the contrary, other than Sections 4.3, 20.2 and 20.3, no termination or amendment of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

20.5Deferred Compensation. Unless otherwise indicated in the applicable Award Agreement, it is not intended that any Award under the Plan, in form and/or operation, shall constitute “deferred compensation” within the meaning of Code Section 409A and therefore, it is intended that each Award shall not be subject to the requirements applicable to deferred compensation under section 409A of the Code and the regulations thereunder. If a Participant is a “specified employee” as defined under Code Section 409A and the Participant’s Award is to be settled on account of the Participant’s separation from service (for reasons other than death) and such Award constitutes “deferred compensation” as defined under Code Section 409A, then any portion of the Participant’s Award that would otherwise be settled during the six-month period commencing on the Participant’s separation from service shall be settled as soon as practicable following the conclusion of the six-month period (or following the Participant’s death if it occurs during such six-month period). To the extent that any Award constitutes deferred compensation subject to Code Section 409A, such Award shall be interpreted and construed to comply with Code Section 409A including, without limitation, a termination of employment shall mean a “separation of service” within the meaning of Code Section 409A.

Article 21. General Provisions

21.1Tax Withholding.

(a)Tax Withholding Generally. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy applicable federal, state and local tax withholding requirements, domestic or foreign, with respect to any taxable event arising as a result of the grant, vesting, exercise or settlement of an Award to the Participant under the Plan.

(b)Share Withholding. Unless otherwise required by the Committee, the Company shall have the power and the right to withhold from a Share Payment the number of Shares having a Fair Market Value equal to the minimum statutory withholding requirements. Notwithstanding the immediately preceding sentence, the Company, in its discretion, may withhold Shares from a Share Payment, the number of Shares having a Fair Market Value up to, but not in excess of, the maximum statutory withholding requirements. The term “Share Payment” shall mean the issuance or delivery of Shares upon the grant, vesting, exercise or settlement of an Award, as the case may be.

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21.2Right of Setoff. The Company or any Subsidiary or Affiliate may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or a Subsidiary or Affiliate may owe to the Participant from time to time (including amounts payable in connection with any Award), such amounts owed by the Participant to the Company or any Subsidiary or Affiliate; provided, however, that no such setoff shall be permitted if it would constitute a prohibited “acceleration” or “deferral” of a payment hereunder within the meaning of Code Section 409A. Participant shall remain liable for any part of Participant’s payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, Participant agrees to any deduction or setoff under this Section 21.2.

21.3Legend. The certificates for Shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

21.4Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

21.5Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

21.6Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

21.7Delivery of Shares. The Company shall have no obligation to issue or deliver Shares under the Plan prior to:

(a)Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

21.8Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or deliver such Shares as to which such requisite authority shall not have been obtained.

21.9Investment Representations. The Committee may require any individual receiving Shares pursuant to an Award under the Plan to represent and warrant in writing that the individual is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

21.10Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

21.11Unfunded Plan. Participants shall have no right, title or interest whatsoever in or to any investments that the Company or any Subsidiaries may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other individual. To the extent that any individual acquires a right to receive payments from the Company or any Subsidiary or any Affiliate under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or the Subsidiary or the Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, or the Subsidiary or the Affiliate, as the case may be, and no special or separate fund shall be established, and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan.

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21.12No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

21.13Non-Exclusivity of the Plan. The adoption of the Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

21.14No Constraint on Corporate Action. Nothing in the Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or a Affiliate’s right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action that such entity deems to be necessary or appropriate.

21.15Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

21.16Delivery and Execution of Electronic Documents. To the extent permitted by applicable law, the Company may (i) deliver by email or other electronic means (including posting on a website maintained by the Company or by a third party under contract with the Company) all documents relating to the Plan or any Award thereunder (including without limitation, prospectuses required by the Commission) and all other documents that the Company is required to deliver to its security holders (including without limitation, annual reports and proxy statements) and (ii) permit Participants to electronically execute applicable Plan documents (including, but not limited to, Award Agreements) in a manner prescribed to the Committee.

21.17No Representations or Warranties Regarding Tax Effect. Notwithstanding any provision of the Plan to the contrary, neither the Company, any Subsidiary, any Affiliate nor any of their employees, the Board, the Committee, any shareholder or any of their agents represent nor warrant the tax treatment under any federal, state, local or foreign laws and regulations thereunder (individually and collectively referred to as the “Tax Laws”) of any Award granted or any amounts paid to any Participant under the Plan including, but not limited to, when and to what extent such Awards or amounts may be subject to tax, penalties and interest under the Tax Laws.

21.18Indemnification. Subject to requirements of the laws of the State of Delaware, each individual who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company or other person to whom authority was delegated in accordance with Article 3, shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his/her own behalf, unless such loss, cost, liability or expense is a result of his/her own willful misconduct or except as expressly provided by statute. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

21.19Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

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Annual Meeting of UNIVAR solutions INC. Date: May 7, 2020 Time: 8:30 a.m. CDT Place: 3075 Highland Parkway First Floor Conference Room, Downers Grove, IL 60515 Please make your marks like this: Use dark black pencil or pen only Board of Directors Recommends a Vote FOR Proposals 1, 2, 3 and 4: 1: Election of seven directors 01 Joan Braca 02 Mark J. Byrne 03 Daniel P. Doheny 04 David C. Jukes 05 Stephen D. Newlin 06 Kerry J. Preete 07 Robert L. Wood For Withhold Directors Recommend For For For For For ForFor 2: Non-binding advisory vote regarding the compensation of the Company’s named executive officers 3: Ratification of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2020 4: Approval of the Univar Solutions Inc. 2020 Omnibus Incentive Plan For Against Abstain For For For Authorized Signatures - This section must be completed for your Instructions to be executed. Please Sign Here Please Sign Here Please Date Above Please Date Above Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy Please separate carefully at the perforation and return just this portion in the envelope provided. Annual Meeting of univar Solutions inc. to be held on Thursday, May 7, 2020 for Holders as of March 10, 2020 This proxy is being solicited on behalf of the Board of Directors internet vote by: telephone go to www.proxypush.com/unvr Cast your vote online. View Meeting Documents. or mail telephone Call 866-895-6933 Use any touch-tone telephone. Have your Proxy Card/Voting Instruction Form ready. Follow the simple recorded instructions. or Mark, sign and date your Proxy Card/Voting Instruction Form. Detach your Proxy Card/Voting Instruction Form. Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided. the undersigned hereby appoints noelle j. perkins and nicholas w. alexos, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of univar solutions inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. the shares represented by this proxy will be voted as directed or, if no direction is given, shares will be voted for the election of the directors in item 1 and for the proposals in items 2, 3 and 4. Proxy tabulator for univar solutions inc. P.o. Box 8016 Cary, nc 27512-9903

Proxy — univar solutions inc. Annual meeting of stockholders may 7, 2020, 8:30 a.m. (central daylight time) the undersigned appoints noelle j. Perkins, and nicholas w. Alexos (the “named proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of univar solutions inc., a delaware corporation (“the company”), the undersigned is entitled to vote at the annual meeting of stockholders of the company to be held at 3075 highland parkway, first floor conference room, downers grove, illinois, 60515, on thursday, may 7, 2020, at 8:30 a.m. Cdt and all adjournments thereof. The purpose of the annual meeting is to take action on the following: 1. Election of seven directors; 2. Non-binding advisory vote regarding the compensation of the company’s named executive officers; 3. Ratification of ernst & young llp as the company’s independent registered public accounting firm for 2020; 4. Approval of the univar solutions inc. 2020 omnibus incentive plan; and 5. Such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting. The 7 directors up for re-election are: 01 ms. Joan braca 02 mr. Mark j. Byrne 03 mr. Daniel p. Doheny 04 mr. David c. Jukes 05 mr. Stephen d. Newlin 06 mr. Kerry j. Preete 07 mr. Robert l. Wood the board of directors of the company recommends a vote “for” all nominees for director and “for” each proposal. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “for” all nominees for director and “for” each proposal. In their discretion, the named proxies are authorized to vote upon such other matters that may properly come before the annual meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (see reverse side) but you need not mark any box if you wish to vote in accordance with the board of directors’ recommendation. The named proxies cannot vote your shares unless you sign and return this card. To attend the meeting and vote your shares in person, please mark this box. Please separate carefully at the perforation and return just this portion in the envelope provided.